UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __ )

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GENERAL MILLS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Global Growth and Returns

GENERAL MILLS

NOTICE OF 2017 ANNUAL MEETING
AND PROXY STATEMENT

A LETTER FROM OUR CHAIRMAN

Dear Fellow Shareholder:

Fiscal 2017 was a year of significant change for General Mills and the consumer environment in which we do business. As we continue to pursue our Consumer First strategy, we pride ourselves on knowing our consumers and changing with them as their lives and interests change. And we have seen a lot of change in our consumers in recent years, including a continued increase in the snacking trend, a balanced approach to consumption that includes organic foods, foods with fewer and simpler ingredients, convenient and ready to prepare foods, and indulgent food offerings and a rapid acceleration of the use of e-commerce as a global channel for food. We responded to these consumer changes by implementing a new global organizational structure to enhance our agility and ability to react quickly to consumer trends. We have many examples of how our Consumer First strategy has driven growth across our product portfolio, and we see more opportunities for future growth.

This year we also pursued a business plan that aggressively shifted resources to our best growth opportunities and eliminated low-return investments and volume. We are making strategic choices about our level of investments and expectations for growth across our businesses. We continue to manage three quarters of our company as a Growth portfolio, where we are focusing the majority of our investments for long-term growth. Our Foundation portfolio represents the remaining quarter of our company and provides strong, consistent profit and cash generation that helps fund topline growth initiatives. We are making selective investments in our Foundation brands, focusing on strong returns.

With our Consumer First strategy and our Growth and Foundation designations firmly in place, we are focused on the following key priorities for fiscal 2018:

•	Grow cereal globally, including our joint venture Cereal Partners Worldwide;
•	Innovate to improve our yogurt performance;
•	Invest in high-performing worldwide brands, like Häagen-Dazs, Old El Paso and Nature Valley;
•	Drive continued growth on our Natural & Organic portfolio;
•	Manage Foundation businesses, including Progresso soup and Pillsbury dough, with the appropriate investment; and
•	Build an agile organization and new capabilities to support our company in the future.

In fiscal 2018, our newly appointed Chief Executive Officer, Jeffrey L. Harmening, will focus on delivering improved performance and building on our track record of strong value creation for our shareholders over the long term. The skill sets of our recently refreshed board of directors ensure the board is well-positioned to provide direction and oversight of our strategies. Additionally, our compensation program is designed around financial metrics tied to achieving our strategic goals and strongly links executive pay to business performance.

We are committed to delivering on our performance goals on your behalf and appreciate your investment in our company and confidence in our plans for future growth.

August 14, 2017

Sincerely,

Kendall J. Powell

Chairman of the Board

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NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of General Mills, Inc. will be held on Tuesday, September 26, 2017, at 8:30 a.m., Central Daylight Time, at the Radisson Blu Hotel in downtown Minneapolis at 35 South Seventh Street, Minneapolis, Minnesota. Shareholders will be asked to:

1.	Elect as directors the 13 nominees named in the attached Proxy Statement;
2.	Approve the 2017 Stock Compensation Plan;
3.	Cast an advisory vote on executive compensation;
4.	Cast an advisory vote on the frequency of holding the advisory vote on executive compensation;
5.	Ratify the appointment of KPMG LLP as General Mills’ independent registered public accounting firm for our fiscal year ending May 27, 2018; and
6.	Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is July 28, 2017. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting.

To attend the 2017 Annual Meeting, you will need to bring an admission ticket and may be required to provide valid photo identification. You can print an admission ticket by following the instructions at www.proxyvote.com.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

August 14, 2017

Voting Methods
By Internet using your computer	On the internet at www.proxyvote.com and then follow the instructions.

By Internet using your tablet or smartphone	On your mobile device by scanning the QR Barcode on your proxy card, Notice of Internet Availability of Proxy Materials, or voting instruction form.

By telephone	Calling toll-free (U.S. and Canada) 800-690-6903.

By mailing your proxy card	Mailing in your signed proxy card or voting instruction form (if you received one).

By casting your vote in person	In person at the 2017 Annual Meeting.

Sincerely,

Richard C. Allendorf

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 26, 2017

Our Notice of 2017 Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders are available on the General Mills website at www.generalmills.com in the Investors section.

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Agenda and Voting Recommendations

1

Proposal Number 1: Election of Directors

 The board of directors unanimously recommends a vote FOR each director nominee.

The 13 director nominees presented in this proposal are recommended for election to the board of directors. Additional information about each director and his or her qualifications may be found beginning on page 11.

					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	CGC	FC	PRC
Bradbury H. Anderson	68	2007	Retired Chief Executive Officer and Vice Chairman of Best Buy Co., Inc.
Alicia Boler Davis	48	2016	Executive Vice President of Global Manufacturing at General Motors
R. Kerry Clark	65	2009	Retired Chairman and Chief Executive Officer of Cardinal Health, Inc.
David M. Cordani	51	2014	President and Chief Executive Officer of Cigna Corporation
Roger W. Ferguson Jr.	65	2015	President and Chief Executive Officer of TIAA
Henrietta H. Fore	68	2014	Chairman and Chief Executive Officer of Holsman International
Jeffrey L. Harmening	50	2017	Chief Executive Officer of General Mills, Inc.
Maria G. Henry	51	2016	Senior Vice President and Chief Financial Officer of Kimberly-Clark Corporation
Heidi G. Miller	64	1999	Retired President of JPMorgan International, J.P. Morgan Chase & Co.
Steve Odland	58	2004	President and Chief Executive Officer of the Committee for Economic Development
Kendall J. Powell	63	2006	Chairman of General Mills, Inc.
Eric D. Sprunk	53	2015	Chief Operating Officer of NIKE, Inc.
Jorge A. Uribe	60	2016	Retired Global Productivity and Organization Transformation Officer at The Procter & Gamble Company

 Independent Lead Director   AC: Audit Committee   CC: Compensation Committee

CGC: Corporate Governance Committee   FC: Finance Committee   PRC: Public Responsibility Committee

Committee Chairperson    Committee Member    Financial Expert

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2	Proposal Number 2: Approval of the 2017 Stock Compensation Plan The board of directors unanimously recommends a vote FOR approval of the plan.
Additional information about the 2017 Stock Compensation Plan may be found beginning on page 31.

3	Proposal Number 3: Advisory Vote on Executive Compensation The board of directors unanimously recommends a vote FOR the resolution.
Additional information about executive compensation may be found beginning on page 37.

4

Proposal Number 4:
Advisory Vote on the Frequency of Holding the Advisory Vote on Executive Compensation

 The board of directors unanimously recommends a vote FOR holding the advisory vote to approve executive compensation EVERY YEAR.

Additional information about the frequency of holding the advisory vote on executive compensation may be found beginning on page 62.

5	Proposal Number 5: Ratify Appointment of the Independent Registered Public Accounting Firm The board of directors unanimously recommends a vote FOR the resolution.
Additional information about the independent registered public accounting firm may be found beginning on page 63.

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PROXY STATEMENT SUMMARY

This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the company’s fiscal 2017 performance, please review the company’s Annual Report on Form 10-K for the year ended May 28, 2017.

Business and Strategic Overview

General Mills is a global consumer foods company. We develop distinctive, value-added food products and market them under unique brand names. We work continuously to improve our core products and to create new products that meet consumers’ evolving needs and preferences. In addition, we build the equity of our brands over time with strong consumer-directed marketing, innovative new products, and effective merchandising. We are committed to our Consumer First strategy and are focused on five global product platforms – cereal, snacks, yogurt, convenient meals and super-premium ice cream – to drive growth. We believe that a balance between topline growth and margin expansion, while maintaining discipline on cash management, is the best way to deliver on our goal of top-tier returns to shareholders over the long term.

GENERAL MILLS STRATEGIC FRAMEWORK

OUR PURPOSE

We serve the world by making food people love

OUR GOAL

Create market-leading growth to deliver top-tier shareholder returns

OUR STRATEGY

Consumer First = Deeply understand the needs and lives of our consumers and respond quickly to give them what they want

Long-Term Growth Model

Our long-term growth model is designed to achieve our goal of market-leading performance. We believe our businesses can generate low single-digit organic net sales growth, mid single-digit total segment operating profit growth on a constant-currency basis and high single-digit growth in adjusted diluted earnings per share on a constant-currency basis. Combined with a dividend yield between 2 and 3 percent, this performance should deliver double-digit returns to shareholders over the long term. We are strategically managing our topline growth with our focus on our Consumer First strategy while also working to expand our operating margin. We believe the combination of consumer-led sales growth and margin-enhanced earnings per share growth will drive top-tier performance for our shareholders.

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LONG-TERM GROWTH MODEL

Growth Factor	Compound Growth Rate
Organic Net Sales	Low single-digit
Total Segment Operating Profit (on a constant-currency basis)	Mid single-digit
Adjusted Diluted Earnings per Share (on a constant-currency basis)	High single-digit
Dividend Yield	2 to 3 percent
Total Shareholder Return	Double-digit

Performance Highlights for Fiscal 2017

In fiscal 2017, we continued to take strategic actions to adapt to the changing marketplace and improve our profitability. While execution against our priorities in fiscal 2017 was challenging and our results fell short of our plan, we took important steps to increase our efficiency and position ourselves for long-term growth. We also reorganized our reporting segments to align with our new global organization structure, and made significant changes to our leadership team.

•	Diluted earnings per share of $2.77 matched fiscal 2016 levels. Adjusted diluted earnings per share, which excludes certain items affecting comparability of results, rose 5 percent to $3.08. Excluding the impact of foreign exchange, adjusted diluted earnings per share increased 6 percent.*
•	In fiscal 2017, we returned $2.7 billion to shareholders through net share repurchases and dividends. We repurchased approximately 25 million shares of common stock, reducing our average number of diluted shares outstanding by 2 percent, which is in line with our longer-term goal. In June 2017, we increased our quarterly dividend rate by 2 percent to an annualized rate of $1.96 per share.
•	In the third quarter of fiscal 2017, we reorganized our reporting segments to align with our new global organization structure. We combined our U.S. Retail operating units and Canada region into a North America Retail segment, due to their similar product portfolio and go-to-market structure. We divided our International segment into two segments: Europe & Australia and Asia & Latin America. Our fourth reporting segment, Convenience Stores & Foodservice, remained unchanged from our previous structure.
•	The new structure we implemented in fiscal 2017 has increased our organizational agility to operate as a truly global food company. We accelerated the global restructuring of our supply chain, organized under new operating segments and streamlined our support functions, allowing for more efficient use of resources and enhanced idea sharing around the world.

*Adjusted diluted earnings per share is a non-GAAP measure. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measurers to the most directly comparable GAAP measures, see Appendix A.

Board Composition and Leadership

Leadership Transition

In May 2017, the board appointed Jeffrey L. Harmening to succeed Kendall J. Powell as Chief Executive Officer and become a member of the board effective June 1, 2017. Mr. Powell will continue as Chairman and R. Kerry Clark will continue to serve as our Independent Lead Director. As part of the CEO transition, the board determined that it would be in the best interest of the company and its shareholders for Mr. Powell to retain the role of Chairman to provide for continuity of board leadership and strategic oversight. During this time of transition, Mr. Powell will serve as a resource to Mr. Harmening, continue to be fully engaged on board matters and represent the company as appropriate with external groups and stakeholders.

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Board Composition

Our board is focused on building and maintaining a board with skills and experiences that are aligned with our strategic priorities (see page 9 for additional detail on director skills) and takes an active and thoughtful approach to board refreshment (more information about our board refreshment process can be found on page 8). Since 2014, we have appointed seven new independent directors. Most recently, Alicia Boler Davis was appointed to the board in December 2016. Ms. Boler Davis brings significant operating, marketing, brand building and innovation experience to the board from her background as Executive Vice President of Global Manufacturing at General Motors and other previous roles.

As set forth below, our director nominees exhibit a balanced mix of tenure, age, independence, diversity and skills:

Skills and Experiences Support Long-term Strategy
Senior Executive Leadership	Industry Focus	Accounting & Financial Expertise
Government / Public Policy	Global Experience	Governance
Innovation	Marketing / E-Commerce	Health & Wellness

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Executive Compensation Highlights

Our compensation program is designed to incent our Named Executive Officers (“NEOs”) to pursue strategies and execute priorities that promote growth and deliver strong returns to shareholders. The core elements of our NEOs’ Total Direct Compensation (“TDC”) consist of base salary, annual incentive and long-term incentive. Target TDC for each NEO is benchmarked to the median of our peers. Each element of annual and long-term incentive compensation is tied to performance and closely linked to our strategy, long-term growth model, financial objectives, and ultimately to Total Shareholder Return (“TSR”) and continued value creation for our shareholders.

Total Direct Compensation Element	Pay Element	Performance Measure	Strategy & Performance Alignment
Base Salary	Cash	Individual performance and competency reflected in position of salary within range and in relation to external market	Reflects base salaries positioned within a reasonable range of market median based on individual performance and contributions
Annual Incentive	Cash-based award	Corporate Performance (80%) Organic net sales growth Total segment operating profit growth Adjusted diluted EPS growth Adjusted return on average total capital improvement Individual Performance (20%)

  Rewards and recognizes annual accomplishment of key financial objectives

  Corporate performance measures aligned with Long-Term Growth Model

  Corporate Performance Modifier (+/- 20%) may be used by the board to adjust for performance relative to peers

Long-Term Incentive	Performance Share Units (1/3)	Three-year measurement period Average organic net sales growth Cumulative free cash flow	Performance metrics align with key elements for delivering growth and strong TSR

4-year cliff-vesting for RSUs and Stock
Options	Stock Options (1/3)		Ultimate value tied to stock price appreciation
3-year cliff-vesting for PSUs
(4-year cliff-vesting for PSUs awarded to CEO)	Restricted Stock Units (1/3)		Ultimate value tied to TSR

A significant portion of NEO pay is at risk and dependent on future company performance. Achievement of “target” compensation from these awards requires sustained competitive performance on rigorous annual and three-year corporate performance measures established in the annual corporate operating plan and approved by the board at the beginning of each fiscal year.

CEO PAY MIX AT TARGET	OTHER NAMED EXECUTIVE OFFICER PAY MIX AT TARGET

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2017 Compensation Decisions and Alignment of Pay and Performance

Fiscal 2017 was a challenging year for General Mills. We did not execute up to our standards in certain areas and our results fell short of our plan. Our performance is reflected in our executive management team’s TDC with cash incentives paid below target and a reduction in the value of outstanding long-term incentive awards.

•	Annual Incentive Award Payout: The annual incentive award for our CEO was 41% of his annual incentive award target. The other NEOs received annual incentive awards ranging from 41% to 56% of their annual incentive award targets.
•	Performance Share Unit Three-Year Performance Achievement: The performance period for fiscal 2015 – fiscal 2017 PSUs was completed this year. The award achievement percentage for this tranche of PSUs was 27% of the PSU award target.

ANNUAL INCENTIVE ALIGNMENT WITH PERFORMANCE	LONG-TERM INCENTIVE ALIGNMENT WITH PERFORMANCE

Corporate Governance and Compensation Practices

At General Mills, we are committed to following corporate governance and compensation practices that promote the long-term interest of our shareholders, facilitate strong oversight of our corporate strategy and performance, and reinforce board and management accountability to our shareholders.

We engage in ongoing, open dialogue with our shareholders, and the board considers investor feedback as it reviews our governance and compensation practices. In fiscal 2017, our management team reached out to holders of more than 47% of our outstanding shares, and members of our management and the board met with holders of approximately 35% of our outstanding shares to discuss various matters, including company strategy, compensation, governance practices, sustainability and board refreshment and diversity.

We are proud of our long-standing history of shareholder engagement and commitment to maintaining strong corporate governance and compensation practices.

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Corporate Governance Practices	Compensation Practices

  Independent and diverse board of directors

  CEO and management succession planning

  Active shareholder engagement program with regular board updates

  Comprehensive director nomination process and substantive annual board evaluations

  Proxy access By-law

  Strong Independent Lead Director with authority to approve board meeting agendas

  Executive sessions for independent directors after each board meeting

  Board and committee agendas developed annually to address core responsibilities

  Enterprise risk management processes at board and committee levels

  Standing public responsibility committee to oversee public policy issues impacting our business

  Significant alignment between pay and performance

  PSUs granted to all NEOs and other company officers

  Quantitative company performance measures

  Clawback policy

  Rigorous stock ownership requirements

  Tally sheets reviewed in connection with compensation decisions

  Annual risk assessment of pay programs

  Annual say-on-pay vote

  Direct engagement with shareholders

  Double-trigger change in control vesting provisions

  Fully independent compensation consultant

  Executive session after each compensation committee meeting

  No employment contracts for NEOs

  No officer hedging or pledging of company stock

  No excise tax gross-ups

  No payment of dividend equivalents on unvested shares or options

The board of directors of General Mills, Inc. (referred to as “General Mills,” “we,” “our,” “us” or the “company”) is soliciting proxies for use at the Annual Meeting of Shareholders to be held on September 26, 2017. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. We first mailed or made available the proxy materials on or about August 14, 2017. Certain sections of this Proxy Statement reference or refer you to materials posted on our website, www.generalmills.com. These materials and our website are not incorporated by reference in, and are not part of, this Proxy Statement.

PROPOSAL NUMBER 1	ELECTION OF DIRECTORS

Director Nomination Process

Our board follows an annual director nomination process that promotes thoughtful and in-depth review of overall board composition and director nominees throughout the year. At the beginning of the process, the corporate governance committee reviews current board composition and any search priorities for new director candidates. The board’s skills and experience are reviewed annually to confirm that the traits, attributes and qualifications of our directors are well-aligned with the long-term strategy of the company and continue to promote effective board performance. The corporate governance committee reviews incumbent director candidates, evaluates any changes in circumstances that may impact their candidacy, and considers information from the board evaluation process. Upon a recommendation from the corporate governance committee, the board of directors approves the nomination of director candidates for election at the annual shareholders’ meeting. The corporate governance committee also identifies potential new director candidates using a search firm that is paid a fee for its services, together with referrals and suggestions from board members and shareholders. The committee interviews potential director candidates to confirm their qualifications, interest and availability for board service.

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ANNUAL DIRECTOR NOMINATION PROCESS

Annual Board Evaluation Process

The board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the board are designed to assess board and committee effectiveness as well as individual director performance and contribution levels. The corporate governance committee considers the results of the annual evaluations in connection with its review of director nominees to ensure the board continues to operate effectively.

Our evaluation process consists of the following components:

BOARD EVALUATIONS
Performed By	All Directors	Senior Management	Independent Lead Director	Independent Consultant
Frequency	Annual	Annual	Annual (except if independent consultant is used)	Every 3-4 years
Process	Board members complete written board self-evaluations which: (a) provide for quantitative ratings of key board priorities and the operation of the board and (b) seek subjective feedback on areas for improvement.	Members of senior management who regularly interact with the board and/or its committees complete a written evaluation to solicit their input and perspective on the operation of the board.	The Independent Lead Director interviews each board member to elicit additional in-depth feedback on board and individual director performance that is not always available through the written evaluations.	A third-party governance expert conducts in-depth interviews with each board member. The use of a third-party facilitator provides an outside perspective on board culture and individual director performance.
The Chairman, Independent Lead Director and Corporate Governance Committee Chair review and discuss the results.
The Independent Lead Director reviews a summary of the results with the full board, and changes are implemented as appropriate.
Results

  For third-party reviews, the Chairman, Independent Lead Director and Corporate Governance Committee chair review and discuss the results with the third-party reviewer to identify feedback to the board on how it can enhance its effectiveness.

The Corporate Governance Committee reviews any concerns or issues regarding individual director performance and takes appropriate action if necessary.

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COMMITTEE EVALUATIONS
Performed By	All Members of the respective Committees
Frequency	Annual
Process	Committee members complete committee self-evaluations which: (a) provide for quantitative ratings of each board committee and (b) seek subjective feedback on areas for Committee improvement.
Results	The Chairman, Independent Lead Director and Corporate Governance Committee chair review and discuss the results and take appropriate action if necessary.
Each Committee discusses the survey results and the Committee chairs present the results to the full board for its consideration and discussion.

Board Refreshment and Director Succession Planning

We plan thoughtfully for director succession and board refreshment. By developing and following a long-range succession plan, the board has an ongoing opportunity to:

•	Evaluate the depth and diversity of experience of our board;
•	Expand and replace key skills and experience that support our strategies;
•	Build on our record of board diversity; and
•	Maintain a balanced mix of tenures.

Over the course of the last three years, we have added seven new independent directors who reflect these priorities.

The corporate governance committee also plans for the orderly succession of the Independent Lead Director and of chairs for the board’s five committees, providing for their identification, development and transition of responsibilities.

Board Composition and Diversity

Bringing together informed directors with different perspectives, in a well-managed and constructive environment, fosters thoughtful and innovative decision making. We have a policy of encouraging diversity of gender, ethnicity, age and background, as well as a range of tenures on the board to ensure both continuity and fresh perspectives among our director nominees. Our director nominee slate exhibits a balanced mix of tenures and age, and independent and diverse leadership:

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Board Skills, Qualifications, and Experience

We consider the depth and diversity of experience on our board a key strength. We cultivate a balanced board with the appropriate skill sets to discharge its responsibilities effectively. While each director comes from a unique background, the composition of the board encompasses skills and experience in a number of important areas, including:

Senior Executive Leadership	We believe that directors who have served as CEOs or senior executives are in a position to challenge management and contribute practical insight into business strategy and operations. Our directors provide sources of market intelligence, analysis and relationships that benefit the company.
Industry Focus	As a company that relies on the strengths of our branded products, we seek directors who are familiar with the consumer packaged goods and retail industries. These directors help guide the company in assessing trends and external forces in these industries.
Accounting and Financial Expertise	A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance. Our directors have significant accounting experience, corporate finance expertise and financial reporting backgrounds.
Global Experience	A significant portion of the company’s growth depends on its success in markets outside the U.S. Directors with a global perspective help us make decisions on our strategic expansion into international markets.
Governance Expertise	A deep understanding of the board’s duties and responsibilities enhances board effectiveness and ensures independent oversight that is aligned with shareholder interests.
Marketing/E-Commerce Experience	Organic sales growth is one of our key financial metrics and directors with marketing expertise provide important perspectives on developing new markets and growing current markets. Sales and marketing expertise in e-commerce and mobile platforms is also vital to our growth and success in these channels.
Innovation	Innovation is a core focus for the company and is critical in helping us continue to develop and deploy successful products to meet the demands and preferences of our consumers.
Health and Wellness	A thorough understanding of the health and wellness trends among our consumers provides management and the board with insights into potential product enhancements and offerings.
Government/Public Policy Expertise	Directors with governmental and policymaking experience play an increasingly important role on our board as our business becomes more heavily regulated and as our engagement with stakeholders continues to expand.

Each non-employee director is required to demonstrate independence; integrity; experience and sound judgment in areas relevant to our businesses; a proven record of accomplishment; willingness to speak one’s mind; ability to commit sufficient time to the board; appreciation for the long-term interests of shareholders; the ability to challenge and stimulate management; and the ability to work well with fellow directors.

2017 Director Nominees

Our By-Laws provide that the number of directors shall be determined by the board, which has set the number of directors at 13. Upon the recommendation of the Corporate Governance Committee, the board has nominated all of the current directors to stand for re-election, except for Robert L. Ryan and Dorothy A. Terrell who will retire from the board at the end of their terms. All of the nominees are independent under New York Stock Exchange (“NYSE”) corporate governance rules, except Chairman Kendall J. Powell and CEO Jeffrey L. Harmening. See Board Independence and Related Person Transactions beginning on page 23.

Our directors are elected annually by a majority of votes cast, to enhance their accountability to shareholders. If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results. If ever there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast.

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Each of the Director nominees currently serves on the board and was elected by the shareholders at the 2016 Annual Meeting of Shareholders, except for Alicia Boler Davis who was recommended to the corporate governance committee as a director candidate by its search firm, and Jeffrey L. Harmening, who was named Chief Executive Officer and appointed to the board on June 1, 2017. If elected, each director will hold office until the 2018 Annual Meeting of Shareholders and until his or her successor is elected and qualified. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the board, or the board may reduce the number of directors.

Included in each director nominee’s biography below is a description of select key qualifications and experiences of such nominee based on the skills and qualifications described above. The board and the corporate governance committee believe that the combination of the various qualifications and experiences of the director nominees will contribute to an effective and well-functioning board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and counsel to the company’s management.

The board of directors unanimously recommends a vote FOR the election of each of the director nominees.

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Bradbury H. Anderson

Age: 68	Committees: Compensation (Chair); Public Responsibility
Independent Director Since: 2007	Other Public Directorships:	Waste Management, Inc.
Best Buy Co., Inc.
(June 2013 – June 2016)

Senior Executive Leadership Industry Focus Accounting and Financial Expertise

Marketing/E-Commerce Experience Innovation

Bradbury H. Anderson served as Chief Executive Officer and Vice Chairman of Best Buy Co., Inc., an electronics retailer, from 2002 until his retirement as Chief Executive Officer in 2009, and as Vice Chairman in 2010. Mr. Anderson joined Best Buy in 1973. Prior to becoming Chief Executive Officer, he served as Executive Vice President from 1986 to 1991 and President and Chief Operating Officer from 1991 to 2002.

Contributions to the Board:

•	Mr. Anderson brings to the board over 30 years of valuable retail expertise, unique consumer insights and brand-building experience.

•	During his tenure at Best Buy, Mr. Anderson played a key role in the innovative transformation and expansion of Best Buy from a small electronics retailer into a Fortune 100 company with a very strong branded identity. He continues to use these experiences and skills to help the company’s long-term strategies.

•	He also adds strong leadership capabilities, strategic planning experience, and financial expertise from his years as a senior executive officer and public company director.

Alicia Boler Davis

Age: 48	Committees: Finance; Public Responsibility
Independent Director Since: December 2016

Senior Executive Leadership Industry Focus Global Experience

Marketing/E-Commerce Experience Innovation

Alicia Boler Davis is Executive Vice President of Global Manufacturing at General Motors Company, a global automotive company. Ms. Boler Davis joined General Motors in 1994 as a manufacturing engineer and has held a variety of positions of increasing responsibility during her career including Vice President, Customer Experience and Senior Vice President, Global Quality and Customer Experience. Prior to joining General Motors, Ms. Boler Davis held engineering positions at The Upjohn Company and PepsiCo, Inc.

Contributions to the Board:

•	As the current Executive Vice President of Global Manufacturing and the former Senior Vice President of Global Quality and Customer Experience at a global, consumer-facing automotive company, Ms. Boler Davis brings significant operating, marketing, and brand-building experience to the board.

•	Her global and regional management experiences overseeing major manufacturing facilities and improving customer experiences are a source of valuable insight for enhancing consumer-focused innovation and enhancing supply chain operations.

•	As the head of Global Manufacturing, Ms. Boler Davis also provides real time global perspectives on manufacturing and operational advances and innovations that enhance the board’s perspective on these issues.

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R. Kerry Clark, Independent Lead Director

Age: 65	Committees: Corporate Governance; Finance
Independent Director Since: 2009	Other Public Directorships:	Avnet, Inc.;
Anthem, Inc.
(formerly Wellpoint, Inc.); Textron, Inc.

Senior Executive Leadership Industry Focus Global Experience

Governance Expertise Health and Wellness

R. Kerry Clark served as Chairman and Chief Executive Officer of Cardinal Health, Inc., a provider of health care products and services, until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to that, Mr. Clark had been with The Procter & Gamble Company, a consumer products company, since 1974. There, he held various positions including President of P&G Asia; President, Global Market Development and Business Operations; and from 2004 to 2006, Vice Chairman of the Board.

Contributions to the Board:

•	As our Independent Lead Director, Mr. Clark draws on his business leadership, corporate strategy and governance expertise to provide strong, independent board leadership and to ensure board effectiveness by fostering active discussion and collaboration among the non-employee directors and serving as an effective liaison with management.

•	With a strong background in consumer packaged goods and health care products, he brings to the board extensive experience in launching new products, brand-building, marketing, and partnering with customers across sales channels.

•	Mr. Clark also lends a global business perspective, developed through his leadership of global business operations at Procter & Gamble.

David M. Cordani

Age: 51	Committees: Audit; Compensation
Independent Director Since: 2014	Other Public Directorships:	Cigna Corporation

Senior Executive Leadership Accounting and Financial Expertise Governance Expertise

Health and Wellness Government/Public Policy Expertise

David M. Cordani is President and Chief Executive Officer of Cigna Corporation, a global health insurance and health services company. Mr. Cordani joined Cigna in 1991 and has held a variety of finance and operating positions, including Chief Financial Officer for Cigna HealthCare and President and Chief Operating Officer for Cigna Corporation. He was named Chief Executive Officer of Cigna Corporation in 2009. Prior to joining Cigna, he held several senior staff positions at Coopers & Lybrand, an accounting firm.

Contributions to the Board:

•	From his tenure as Chief Executive Officer of Cigna Corporation, Mr. Cordani is attuned to the challenges of operating and growing a consumer-facing, S&P 500 company in a highly regulated industry. Mr. Cordani brings current insights on business leadership, strategic planning and corporate governance.

•	His career-long experience in the health services industry enables him to contribute insights on emerging health and wellness trends and their potential impact on businesses and consumers.

•	Mr. Cordani’s background as a certified public accountant and chief financial officer provides significant risk management and financial expertise to the audit committee. He is one of our audit committee financial experts.

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Roger W. Ferguson Jr.

Age: 65	Committees: Corporate Governance; Finance
Independent Director Since: 2015	Other Public Directorships:	Alphabet Inc.;
International Flavors &
Fragrances, Inc.

Senior Executive Leadership Industry Focus Accounting and Financial Expertise

Governance Expertise Government/Public Policy Expertise

Roger W. Ferguson Jr., has served as President and Chief Executive Officer of TIAA (formerly TIAA-CREF), a financial services firm, since 2008. Prior to joining TIAA, Mr. Ferguson served as the Chairman of Swiss Re America Holding Corporation, a global reinsurance company, from 2006 to 2008. Mr. Ferguson has also served in various policy-making positions, including as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System from 1999 to 2006. From 1984 to 1997, Mr. Ferguson was an associate and partner at the consulting firm McKinsey & Company.

Contributions to the Board:

•	As the Chief Executive Officer of TIAA, a major financial services company and institutional investor, Mr. Ferguson provides valuable insights and investor perspective on matters of company strategy, performance and corporate governance.

•	Mr. Ferguson also brings significant financial and capital markets expertise to the board and finance committee.

•	With a career that includes management consulting, significant public policy roles, executive leadership and board service, he is well-positioned to enhance the board’s strategic discussions and strong governance.

Henrietta H. Fore

Age: 68	Committees: Corporate Governance; Public Responsibility (Chair)
Independent Director Since: 2014	Other Public Directorships:	ExxonMobil Corporation;
Theravance Biopharma, Inc.;
Theravance, Inc. (2010 - 2014)

Senior Executive Leadership Global Experience Governance Expertise

Health and Wellness Government/Public Policy Expertise

Henrietta H. Fore has been the Chairman and Chief Executive Officer of Holsman International, a manufacturing and investment company operating in the U.S. and international markets, since 2009. Ms. Fore also has held leadership positions in a number of U.S. government agencies, including Administrator of the United States Agency for International Development (“USAID”) and Director of U.S. Foreign Assistance at the Department of State from 2007 to 2009, the Under Secretary of State for Management from 2005 to 2007, and the 37th Director of the U.S. Mint from 2001 to 2005. She was President of Stockton Products, a manufacturer and distributor of steel and wire products, from 1986 to 1989, and again from 1993 to 2001, and she currently serves as Chairman. Ms. Fore also serves as Global Co-Chair of the Asia Society and the Middle East Investment Initiative.

Contributions to the Board:

•	Ms. Fore contributes a valuable perspective on public policy and public-private collaboration, based on her tenure at USAID, where she oversaw partnerships and alliances with over 3,500 companies and 200 U.S.-based private volunteer organizations, and at the Department of State, where she was the Secretary’s principal advisor on both foreign assistance and management issues. These experiences, along with her service at the Asia Society, inform her global perspective on markets around the world.

•	As an active chairman and chief executive officer who manages domestic and international operations, Ms. Fore offers current insights on leadership, finance and investment, strategic planning and governance.

•	Through her leadership experiences at the USAID and service on other company boards, Ms. Fore is well-positioned to provide insight and perspective on consumer-related health and wellness trends and issues of global nutrition.

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Jeffrey L. Harmening

Age: 50
Director Since: June 2017

Senior Executive Leadership Industry Focus Global Experience

Marketing/E-Commerce Experience Health and Wellness

Jeffrey L. Harmening has been Chief Executive Officer of General Mills, Inc. since June 1, 2017. Mr. Harmening joined General Mills in 1994 and has served in a variety of positions before becoming Vice President of Marketing for Cereal Partners Worldwide (“CPW”), the company’s joint venture with Nestlé based in Switzerland, in 2003. He served as Vice President and Senior Vice President of the Big G cereal division from 2007 to 2012, and Senior Vice President, Chief Executive Officer of CPW from 2012 to 2014. From 2014 to 2016, Mr. Harmening served as Executive Vice President, Chief Operating Officer, U.S. Retail. From July 1, 2016 to May 31, 2017, he served as the company’s President and Chief Operating Officer.

Contributions to the Board:

•	With over 20 years of service at General Mills in a variety of senior leadership roles across several business categories, Mr. Harmening’s deep knowledge of the company’s business and the markets in which we operate position him well to serve on the board.

•	During Mr. Harmening’s service in a number of key management and operational roles in the company’s North America Retail division, he led an expansion of the company’s position in the natural and organic segment. This experience has enhanced Mr. Harmening’s understanding of how health and wellness issues impact our consumers.

•	He also spent six years abroad focusing on our international operations, including two years as Chief Executive Officer of CPW.

Maria G. Henry

Age: 51	Committees: Audit, Compensation
Independent Director Since: 2016

Senior Executive Leadership Industry Focus Accounting and Financial Expertise

Global Experience Governance Expertise

Maria G. Henry has been Senior Vice President and Chief Financial Officer of Kimberly-Clark Corporation since April 2015. Prior to that, she was Executive Vice President and Chief Financial Officer of Hillshire Brands, formerly known as Sara Lee Corporation, from 2012 to 2014. Ms. Henry was the Chief Financial Officer of Sara Lee’s North American Retail and Foodservice business from 2011 to 2012. Prior to Sara Lee, she held various senior leadership positions in finance and strategy in three portfolio companies of Clayton, Dubilier, and Rice, most recently as Executive Vice President and Chief Financial Officer of Culligan International from 2005 to 2011. Ms. Henry also held senior finance roles in several technology companies, and she began her career at General Electric.

Contributions to the Board:

•	Ms. Henry brings significant accounting, auditing and financial reporting expertise to the board and audit committee. She is one of our audit committee financial experts.

•	As an active Chief Financial Officer of a global company who is directly responsible for finance, accounting, real estate and investor relations, Ms. Henry offers capital markets expertise and current insights on public company financial, governance and leadership matters.

•	Ms. Henry’s consumer products background and experience make her well-positioned to critically and thoughtfully review and guide company strategy.

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Heidi G. Miller

Age: 64	Committees: Audit (Chair); Finance
Independent Director Since: 1999	Other Public Directorships:	First Data Corporation;
HSBC Holdings plc;
The Progressive Corporation (2011 - 2014)

Senior Executive Leadership Accounting and Financial Expertise Global Experience

Governance Expertise Government/Public Policy Expertise

Heidi G. Miller served as President of JPMorgan International, a division of global financial services firm J.P. Morgan Chase & Co., from 2010 until her retirement in 2012. She served as Executive Vice President, chief executive officer — Treasury & Security Services, of J.P. Morgan Chase & Co. from 2004 to 2010. From 2002 to 2004, Ms. Miller served as Executive Vice President and Chief Financial Officer of Bank One Corporation. Previously, she had been Chief Financial Officer of Citigroup Inc.

Contributions to the Board:

•	Ms. Miller’s extensive senior executive experience in the banking and financial industry, together with her public company board service, provide strong, independent leadership, experience leading complex organizations and critical evaluation of strategic priorities and investments.

•	Ms. Miller possesses significant experience in banking and finance in emerging markets. She spent 13 years with the Latin America Division of Chemical Bank, serving most recently as managing director and head of the emerging markets structured finance group. As head of Treasury & Security Services at JPMorgan Chase, she led the successful launch of a variety of new products and the group’s global expansion, particularly in Asia. As President of JPMorgan International, she focused on growth in emerging markets and expanding the bank’s global corporate bank.

•	Ms. Miller’s financial expertise and risk management skills are valuable assets to the board, the audit committee and the finance committee. She is one of our audit committee financial experts and serves as the chair of our audit committee.

Steve Odland

Age: 58	Committees: Compensation; Corporate Governance (Chair)
Independent Director Since: 2004	Other Public Directorships:	Analogic Corporation

Senior Executive Leadership Industry Focus Global Experience

Governance Expertise Marketing/E-Commerce Experience

Steve Odland has been President and Chief Executive Officer of the Committee for Economic Development of the Conference Board, a non-profit, public policy organization, since 2013. From 2011 to 2012, he was an Adjunct Professor in the graduate school of business at Lynn University and at Florida Atlantic University. Mr. Odland served as Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, from 2005 until 2010. From 2001 to 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer. Prior to that, he served as President and Chief Executive Officer of Tops Markets, Inc., a U.S. food retailer, from 1998 to 2000, and as President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996.

Contributions to the Board:

•	As the former Chairman and Chief Executive Officer at Office Depot and AutoZone and past President and Chief Executive Officer of Tops Markets, Mr. Odland brings business leadership and strategic planning skills, retail expertise and an operating background to the board.

•	He provides valuable insights into consumer products marketing, brand-building, Internet marketing and sales, food service and international management from his executive roles in the food industry at Tops Markets, Quaker Oats and Sara Lee.

•	Mr. Odland also lends expertise on public policy and corporate governance from his experience as Chief Executive Officer of the Committee for Economic Development of the Conference Board.

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Kendall J. Powell

Age: 63	Other Public Directorships: Medtronic PLC
Director Since: 2006

Senior Executive Leadership Industry Focus Global Experience

Governance Expertise Marketing/E-Commerce Experience

Kendall J. Powell is Chairman of General Mills, Inc. Mr. Powell joined General Mills in 1979 and served in a variety of positions before becoming a Vice President in 1990. He became President of the Yoplait division in 1996, President of the Big G cereal division in 1997, and Senior Vice President of General Mills in 1998. From 1999 to 2004, he served as Chief Executive Officer of CPW, our joint venture with Nestlé. He returned from CPW in 2004 and was appointed Executive Vice President. Mr. Powell was appointed President and Chief Operating Officer of General Mills with overall global operating responsibility for the company in 2006, Chief Executive Officer in 2007 and Chairman in 2008. In June of 2017, Mr. Powell retired from his position as Chief Executive Officer, but remains our Chairman. Mr. Powell also serves as a director of the Federal Reserve Bank of Minneapolis and a regent of the University of Minnesota’s Board of Regents.

Contributions to the Board:

•	Mr. Powell’s career-long dedication to the company, wide-ranging familiarity with the business, experience with the strategies that drive growth, both in the U.S. and internationally, and his collaborative working style have positioned him well to serve as our Chairman.

•	Prior to his current role, Mr. Powell served as Chief Executive Officer of the company and in a number of key marketing and operational roles in the U.S. Retail divisions.

•	Mr. Powell’s experience as our Chairman, and as a board member at Medtronic, including service as lead independent director and chair of the compensation committee, provide the board with significant corporate governance expertise.

Eric D. Sprunk

Age: 53	Committees: Audit; Public Responsibility
Independent Director Since: 2015

Senior Executive Leadership Accounting and Financial Expertise Global Experience

Marketing/E-Commerce Experience Innovation

Eric D. Sprunk has served as the Chief Operating Officer of NIKE, Inc., an athletic footwear and apparel business, since 2013. Mr. Sprunk joined NIKE in 1993, and has held a variety of positions, including Regional General Manager of NIKE Europe Footwear from 1998 to 2000, Vice President & General Manager of the Americas from 2000 to 2001, Vice President of Global Footwear from 2001 to 2009, and Vice President of Merchandising and Product from 2009 to 2013. Prior to joining NIKE, Mr. Sprunk was a certified public accountant with the accounting firm Price-Waterhouse from 1987 to 1993.

Contributions to the Board:

•	As the current Chief Operating Officer at a global, brand-based consumer products company, Mr. Sprunk brings relevant marketing experience to the board, as well as operating expertise in key functions including manufacturing, sourcing, sales and procurement. His experience as Vice President of Merchandising and Product also provides the board with valuable perspectives on product innovation and development.

•	His global and regional international management experiences at NIKE provide the board with a unique perspective on developing and marketing innovative products in consumer markets around the world.

•	Mr. Sprunk is a certified public accountant who has worked in senior financial roles at NIKE and Price-Waterhouse, which provides valuable financial and accounting expertise. Mr. Sprunk is one of the audit committee’s financial experts.

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Jorge A. Uribe

Age: 60	Committees: Compensation; Public Responsibility
Independent Director Since: June 2016	Other Public Directorships:	Ingredion Incorporated

Senior Executive Leadership Industry Focus Global Experience

Marketing/E-Commerce Experience Innovation

Jorge A. Uribe served as Global Productivity and Organization Transformation Officer at The Procter & Gamble Company, a consumer products company, from 2012 until his retirement in 2015. Prior to 2012, Mr. Uribe served as Group President of Latin America at Procter & Gamble from 2004 to 2012, as Vice President, Marketing and Customer Business Development, Latin America from 2001 to 2004 and as Vice President, Venezuela and Andean Region from 1999 to 2001.

Contributions to the Board:

•	Mr. Uribe’s international management background, including multi-regional and multi-country responsibility for operations throughout Latin America, together with his personal experience living and working outside the U.S., provides valuable perspective on the company’s international markets and operations.

•	As the former Global Productivity and Organization Transformation Officer of Procter & Gamble, Mr. Uribe brings first-hand experience in leading innovative organizational changes through efficiency improvement and cost management.

•	The experiences developed throughout his career at Procter & Gamble deepen the board’s overall consumer products, innovation and marketing expertise.

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CORPORATE GOVERNANCE

Independent and diverse board of directors possessing skill sets critical to our company’s success
Thoughtful management development and succession plans for the CEO and his direct reports
Active shareholder engagement program with regular updates to the board
Corporate	Comprehensive director nomination process and substantive annual board evaluations
Governance	Proxy access By-law
Highlights	Strong Independent Lead Director with authority to approve board meeting agendas
Executive sessions for independent directors after each board meeting
Board and committee agendas developed annually to address core responsibilities
Enterprise risk management processes at board and committee levels
Standing public responsibility committee to oversee public policy issues impacting our business

Our Board’s Key Responsibilities

Our board is elected by the shareholders to oversee their interests in the long-term health and overall success of the company’s business. In exercising their fiduciary duties, the board represents and acts on behalf of our shareholders and is committed to strong corporate governance, as reflected in our corporate governance principles (available on our website at www.generalmills.com in the Investors section). The board is deeply involved in the company’s strategic planning process, leadership development, succession planning, and oversight of risk management.

Overseeing Business Strategy

Our directors are an important resource for seasoned, candid and ongoing insights into strategic issues facing the company, including product portfolio development and innovation, strategic investments, margin improvement and global expansion.

•	Each year, the board formally reviews our annual and longer-term strategic business plans, financial targets and plans for achieving those targets.
•	Focused discussions of individual businesses and key issues are held throughout the year, and extended off-site sessions are held periodically for in-depth reviews of key strategic matters.
•	The board is focused on monitoring performance against the company’s strategic objectives and financial targets. At each meeting throughout the year, the board reviews and discusses with management a set of detailed operating reports, including current financial performance versus plan.
•	The board also regularly reviews our performance compared to our competitive peer companies.
•	The board reviews and approves merger and acquisition activity, significant capital investments and cash returns to shareholders through share repurchase plans and dividend payments.

Leadership Development and Management Succession Planning

Leadership development and management succession planning are two of the most critical functions of the board. Annually, the board formally reviews and discusses management development and succession plans for the CEO and his direct reports. The board also discusses individual executive transitions as the need arises over the course of the year. This review includes an assessment of senior executives and their potential as successor to the CEO. The board has also adopted procedures to elect a successor in the event of the CEO’s sudden departure.

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Overseeing Risk Management

Inherent in the board’s responsibilities is an understanding and oversight of the various risks facing the company. Effective risk management is an integral part of board and committee deliberations throughout the year. Set forth below are some of the procedures and processes utilized by the Board and its committees to oversee risk management.

•	The board discusses risks related to the company’s annual financial plan at the beginning of each fiscal year, and risks related to business strategy at the annual strategic planning meeting. It continues to address these risks in follow-up discussions as the year progresses.
•	The audit committee annually reviews the company’s enterprise risk management process and the comprehensive assessment of key financial, operational and regulatory risks identified by management, as well as risk mitigating practices. The audit committee then discusses the process and results with the full board.
•	The public responsibility committee oversees public policy issues impacting our business and reviews and monitors risks related to the company’s sustainability programs. The public responsibility committee discusses any risks with the full board.
•	Each committee conducts its own risk assessment and risk management activities throughout the year, some of which are highlighted under Board Committees and Their Functions beginning on page 21, and reports its conclusions and recommendations to the board.
•	The board also encourages management to promote a corporate culture that integrates risk management into the company’s corporate strategy and day-to-day business operations in a way that is consistent with the company’s targeted risk profile.

While the board and its committees oversee risk management, company management is charged with managing risk. The company has robust internal processes and an effective internal control environment that facilitate the identification and management of risks and regular communication with the board. These include an enterprise risk management program, regular internal risk management meetings, codes of conduct, a strong legal department and ethics and compliance office, and a comprehensive internal and external audit process.

We also conduct an annual risk assessment of the company’s employee compensation policies and practices, including those that apply to our executive officers, to ensure that the policies and practices do not encourage excessive risk-taking in order to maximize compensation. The compensation committee oversees the process, and Frederic W. Cook & Co., Inc., the independent compensation consultant, participates in identifying and assessing risk.

Representing Shareholders

The board makes it a priority to remain attuned to shareholder sentiment. To that end, the board has worked with management to develop a thoughtful shareholder engagement process.

•	Directors are available to meet directly with shareholders as appropriate. In most circumstances, our Independent Lead Director will serve as the board’s representative for any meeting or engagement with investors.
•	Our investor relations team, together with senior management, meets regularly with shareholders and responds to their requests throughout the year.
•	The corporate secretary team reaches out to shareholders to discuss proxy season trends and issues, as well as a variety of governance, social and environmental issues.

The board receives regular reports on engagement efforts and investor feedback and sentiment. The reports are also separately reviewed by the corporate governance and compensation committees. In fiscal 2017, our management team reached out to holders of more than 47% of our outstanding shares, and members of our management and the board met with holders of approximately 35% of our outstanding shares to discuss various matters including company strategy, compensation, governance practices, sustainability and board refreshment and diversity.

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Inspiring Corporate Citizenship

As a global food company, General Mills is positioned not only to create economic value in the countries where we operate, but to create social and environmental value as well, and the board plays an important role in fulfilling that mission. It has a standing public responsibility committee composed entirely of independent directors, many of whom possess extensive public policy experience. The committee works with management to guide the company’s corporate citizenship and sustainability programs, and it analyzes public policy issues that are important to internal and external stakeholders, including but not limited to, policy issues concerning food safety, nutrition and advertising. An overview of the company’s initiatives may be found in our Global Responsibility Report (available on our website at www.generalmills.com under the Responsibility section).

Our sustainability goal is to protect the resources upon which our business depends. Our company’s size, scale and global scope enable us to have a material impact on environmental issues, and we have taken bold actions to advance sustainability, a few of which are set forth below.

•	Climate Change: We have set a goal to reduce absolute greenhouse gas emissions across our full value chain by 28 percent by 2025 from 2010 levels and to achieve sustainable emission levels in-line with scientific consensus by 2050;
•	Water Stewardship: We will develop water stewardship plans for the most material and at-risk watersheds in our global value chain by 2025;
•	Pollinators and Biodiversity: We are partners with the U.S. Department of Agriculture and The Xerces Society on a project to establish and protect more than 100,000 acres of pollinator habitat in the U.S. by the end of 2021; and
•	Sustainable Sourcing: We remain committed to sustainably sourcing 100 percent of our 10 priority ingredients by 2020, which represents more than 40 percent of our annual raw material purchases globally.

Board Leadership Structure

Our independent directors appoint the board’s leadership based on their evaluation and judgment as to the structure that best serves the interests of the company and its shareholders and contributes to the effective operation of the board. Having the flexibility to select the appropriate board leadership structure based on the specific needs of the board and the business is critical.

Independent Lead Director

At any time when the board determines that the same individual should hold the positions of CEO and Chairman, or at any time when the Chairman is not independent, the independent directors elect an Independent Lead Director. The board recognizes the importance of appointing an Independent Lead Director to maintain a strong independent board leadership structure that functions collaboratively with management, while maintaining independent oversight. The primary responsibilities of the Independent Lead Director are set forth below:

•	Presides at all board meetings at which the Chairman is not present, including executive sessions of the non-employee directors, which are held after each board meeting;
•	Serves as a liaison between the Chairman and the non-employee directors;
•	Approves board meeting agendas and consults with the Chairman on information provided to the board;
•	Approves meeting schedules to assure that there is sufficient time for discussions;
•	Calls meetings of the non-employee directors and sets agendas for executive sessions; and
•	Serves as a board representative for consultation and direct communication with major shareholders.

Our Independent Lead Director is elected to serve for a three-year term, with the appointment ratified annually. R. Kerry Clark has served as the Independent Lead Director since December 2015. He draws on his leadership, strategic planning and governance expertise to foster active discussion and collaboration among the non-employee directors on the board and to serve as an effective liaison with management.

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Current Leadership Structure

The board appointed Jeffrey L. Harmening to succeed Kendall J. Powell as CEO and to become a member of the board effective June 1, 2017. Mr. Powell will continue as Chairman and R. Kerry Clark will continue to serve as our Independent Lead Director. As part of the CEO transition, the board determined that it would be in the best interest of the company and its shareholders for Mr. Powell to retain the role of Chairman to provide for continuity of board leadership and strategic oversight. During this time of transition, Mr. Powell will serve as a resource to Mr. Harmening, continue to be fully engaged on board matters and represent the company as appropriate with external groups and stakeholders. The board will continue to actively consider and discuss the appropriate longer-term board leadership structure for the company.

BOARD LEADERSHIP ROLES AND RESPONSIBILITIES DURING TRANSITION

Chief Executive Officer	Chairman	Independent Lead Director

• Serve as the visible leader of the company, and represent the company to external groups

• In consultation with the Chairman, develop the Board agenda and meeting materials

• Report to the board on the company’s business

• Serve as principal liaison between the board and management

• Develop and recommend to the board an effective management team below the level of CEO and develop an orderly management team succession plan

• Serve as the leader of the board and represent the company as appropriate with external groups and stakeholders

• Organize and lead the work of the board, including working with the CEO to develop the board agendas

• Convene and chair all regular and special sessions of the board and shareholders

• Serve as resource to the incoming CEO

• Serve as the lead representative of independent directors and principal liaison between the board and CEO

• Represent the board with major shareholders where appropriate

• Act as principle board contact and lead in a crisis or significant event

• Approve board meeting agendas and approve meeting schedules

• Preside at all board meetings at which the Chairman is not present, including convening and chairing all executive sessions

• Call meetings of the non-employee directors

Board Committees and Their Functions

The board has five standing committees that are each composed entirely of independent directors. A copy of each committee’s charter may be found on our website at www.generalmills.com in the Investors section under “Corporate Governance.” Assignments are rotated periodically to ensure that each committee has an appropriate mix of tenure and experience.

	Audit Committee	Compensation Committee	Corporate Governance Committee	Finance Committee	Public Responsibility Committee
Bradbury H. Anderson
Alicia Boler Davis
R. Kerry Clark
David M. Cordani
Roger W. Ferguson Jr.
Henrietta H. Fore
Maria G. Henry
Heidi G. Miller
Steve Odland
Robert L. Ryan
Eric D. Sprunk
Dorothy A. Terrell
Jorge A. Uribe

Independent Lead Director	Chairperson	Member	Financial Expert	Retiring as of the Annual Meeting

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Audit Committee

Number of meetings in fiscal 2017: Seven

Functions:

•	Oversees integrity, adequacy and effectiveness of internal control, audit and financial reporting processes;
•	Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees;
•	Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit;
•	Oversees the company’s ethics and compliance program to ensure compliance with applicable laws, corporate policies and the company’s Employee Code of Conduct;
•	Reviews and discusses with management the company’s annual risk assessment and the enterprise risk management processes, policies and guidelines for identifying, assessing and managing key financial and operational risks;
•	Reviews and approves our annual audited financial statements before issuance, subject to the board of directors’ approval; and
•	Reviews the performance of the internal audit function.

Financial Experts:

The board of directors has unanimously determined that (i) all audit committee members are financially literate under the NYSE listing standards and (ii) all audit committee members qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by the NYSE listing standards. Each member also met the independence standards for audit committee membership under the rules of the SEC during fiscal 2017.

Compensation Committee

Number of meetings in fiscal 2017: Eight

Functions:

•	Reviews compensation policies for executive officers and employees to ensure they align with our compensation philosophy and provide appropriate motivation for company performance and increased shareholder value;
•	Conducts performance reviews of the CEO;
•	Recommends compensation and equity awards for the CEO and approves them for other senior executives;
•	Recommends the compensation and equity awards for the non-employee directors;
•	Reviews and discusses with management an annual risk assessment of the compensation policies for executive officers and employees; and
•	Reviews and discusses with management the Compensation Discussion and Analysis and recommends its inclusion in the proxy statement.

Each member met the independence standards for compensation committee membership under the listing standards of the NYSE during fiscal 2017.

Corporate Governance Committee

Number of meetings in fiscal 2017: Six

Functions:

•	Monitors and recommends changes in the organization and procedures of the board, including committee appointments and corporate governance policies;
•	Develops policy on composition, participation and size of the board as well as tenure and retirement of directors;
•	Recommends candidates for election to the board and evaluates continuing service of incumbent directors;
•	Oversees the annual board self-evaluation process; and
•	Reviews and approves transactions between General Mills and related persons.

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Finance Committee

Number of meetings in fiscal 2017: Four

Functions:

•	Reviews financial policies and objectives, including capital allocation and dividend policy;
•	Reviews changes in our capital structure, including debt issuances, common stock sales, share repurchases and stock splits;
•	Reviews significant capital investments, acquisitions and divestitures;
•	Reviews the annual business plan and related financing implications; and
•	Reviews financial risk management strategies, including the use of derivatives.

Public Responsibility Committee

Number of meetings in fiscal 2017: Three

Functions:

•	Reviews public policy issues and social trends affecting General Mills;
•	Monitors our corporate citizenship activities, including sustainability programs;
•	Evaluates our policies in the context of emerging corporate social responsibility issues; and
•	Reviews our policies governing political contributions and our record of contributions.

Director Attendance

Directors are expected to attend all board and committee meetings, as well as the annual meetings of shareholders, absent exigent circumstances. All of our directors in office at the time attended the 2016 Annual Meeting of Shareholders. During fiscal 2017, the board of directors met 10 times and various committees of the board met a total of 27 times. All directors attended at least 75 percent of the aggregate total meetings of the board and board committees on which they served during fiscal 2017.

Board Independence and Related Person Transactions

Director Independence Determination

The cornerstone of our corporate governance program is an independent and qualified board of directors. The board has established guidelines consistent with the current listing standards of the NYSE for determining director independence. You can find these guidelines in our corporate governance principles, which are posted on our website at www.generalmills.com in the Investors section.

Director affiliations are regularly reviewed to ensure there are no relationships that might impair a director’s independence. Transactions reviewed but deemed not to impair independence include: premiums for health insurance products and services paid by the company to Cigna Corporation and company debt securities and commercial paper held by Cigna Corporation, where Mr. Cordani serves as President and CEO; and company debt securities held by TIAA, where Mr. Ferguson serves as President and CEO. The board determined that these transactions were conducted in the ordinary course of our business, were not required to be disclosed under NYSE listing standards, and given the nature and amount of payments involved, did not create a material relationship that would impair either director’s independence.

Based on this review, the board has affirmatively determined that all non-employee directors are independent under our guidelines and as defined by NYSE listing standards. In addition, prior to their retirements in September 2016, former directors Paul Danos and Michael D. Rose were each independent under our guidelines and as defined by NYSE listing standards.

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Related Person Transaction Policy and Process

•	Our board of directors has adopted a written policy for reviewing and approving transactions between the company and its related persons, including directors, director nominees, executive officers, 5 percent shareholders and their immediate family members or affiliates. The policy applies to:
–	All financial transactions, arrangements or relationships involving more than $100,000;
–	Transactions in which the company, or one of its affiliates, is a participant; and
–	Transactions in which a related person could have a direct or indirect interest.
•	The policy does not apply to certain compensation payments that have been approved by the compensation committee or disclosed in the Proxy Statement, transactions that are available to all other shareholders or employees on the same terms, or transactions with an entity where the related person’s interest is only as a director or a less than 10 percent owner.
•	The board has delegated to our corporate governance committee the authority to review potential or existing related person transactions. The corporate governance committee will only approve or ratify those transactions that are determined to be consistent with the best interests of the company and its shareholders, and that comply with applicable policies, codes of conduct and legal restrictions.

Codes of Conduct for Directors and Employees

We have adopted a code of conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a code of conduct applicable to our directors. The codes of conduct promote a company culture based on ethical behavior, integrity and responsibility. They are available on our website at www.generalmills.com in the Responsibility section under “Ethics and Integrity” and the Investor section under “Corporate Governance.”

The audit committee of the board of directors has established procedures for employees, shareholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the audit committee, which has responsibility for these matters.

Shareholder Director Nominations

The corporate governance committee is responsible for recommending candidates for election to our board of directors. For more information on overall board composition guidelines and selection criteria for individual directors, see Proposal Number 1 — Election of Directors beginning on page 6.

Shareholder Recommendations

The corporate governance committee will consider and evaluate shareholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the corporate governance committee decides the candidate is suitable for board membership, the corporate governance committee will make a recommendation to the board of directors for its approval to include the candidate in the slate of directors nominated for election by shareholders in the Proxy Statement. During fiscal 2017, we received no director recommendations from our shareholders.

Shareholders who wish to suggest a candidate for our board of directors may submit a written recommendation to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along

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with the shareholder’s name, address and the number of General Mills shares beneficially owned; the name of the candidate being recommended and the number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the shareholder and candidate being recommended; and the candidate’s consent to serve as a director, if elected. The corporate governance committee may request that the shareholder provide certain additional information. For the board to consider a candidate for nomination at the 2018 Annual Meeting, shareholders should submit the required information to the Corporate Secretary by the close of business on April 16, 2018.

Shareholder Nominations – Advance Notice

Under our By-laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Our annual meeting typically will be held on the fourth Tuesday in September. Shareholders who intend to present a nomination at our 2018 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described in our By-laws no earlier than the close of business on May 29, 2018, and no later than the close of business on June 28, 2018. Director nominees submitted through this process will be eligible for election at the 2018 Annual Meeting, but will not be included in proxy materials sent to shareholders prior to the meeting.

Shareholder Nominations – Proxy Access

Under our By-laws, a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least three percent of our outstanding common stock, generally may nominate and include in our proxy materials up to the greater of two directors or 20 percent of the number of directors in office as of the deadline for proxy access nominations. Shareholder(s) and nominee(s) must satisfy the requirements specified in the By-laws. For eligible shareholders to include in our proxy materials nominees for the 2018 Annual Meeting, proxy access nomination notices must be received by the Corporate Secretary no earlier than the close of business on March 16, 2018 and no later than the close of business on April 16, 2018. The notice must contain the information required by the By-laws. Our By-laws may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Communications with the Board

The board of directors welcomes comments and questions. Interested parties may directly contact any of our directors, any committee of the board, the board’s non-employee directors as a group, the Independent Lead Director or the board generally, by writing to them at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The board of directors has instructed the Corporate Secretary to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the board. The board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products; job applications or resumes; product inquiries or complaints; new product suggestions; or any material that is threatening, illegal or that does not relate to the responsibilities of the board.

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DIRECTOR COMPENSATION

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of shareholders. The compensation committee annually reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The committee makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards. Each component of director compensation is described in this section.

Annual Retainers

•	Non-employee directors each receive an annual retainer of $75,000.
•	The Independent Lead Director receives an additional $30,000. The Independent Lead Director does not receive any additional fees for chairing a committee in addition to serving as the Independent Lead Director.
•	The chair of the audit committee and the chair of the compensation committee receive an additional $20,000, chairs of the other committees receive an additional $15,000 and other audit committee members receive an additional $5,000.
•	We do not pay any additional fees for attending or chairing a meeting.
•	We pay annual retainers in quarterly installments. Directors can elect to have their retainers paid in cash or common stock.

Restricted Stock Units

•	Each non-employee director receives approximately $180,000 in restricted stock units (“RSUs”) upon attending his or her first board meeting and upon each re-election.
•	The number of RSUs is determined based on the closing price of our common stock on the NYSE on the date of the grant.
•	The RSUs generally vest at the next annual meeting of shareholders. Directors who leave the board prior to vesting forfeit their RSUs. In the event an active director dies, his or her RSUs fully vest.
•	RSUs earn amounts equivalent to the regular dividend payments on our common stock. Dividend equivalents will be paid only to the extent the underlying RSUs vest.

Stock Ownership Policy

A substantial portion of non-employee director compensation is linked to our stock performance, and directors can elect to receive their entire board remuneration in stock and stock-related compensation. Our policy requires that non-employee directors keep all of the shares that they receive as compensation until they own shares equal in market value to at least five times their annual retainer, excluding any fees for serving as Independent Lead Director, chairing a committee, or serving on the audit committee. As of July 28, 2017, all non-employee directors had met or exceeded these stock ownership requirements, except for Alicia Boler Davis, Roger Ferguson Jr., Maria G. Henry, Eric D. Sprunk and Jorge A. Uribe, who all have served less than two years on our board.

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Deferred Compensation

•	Non-employee directors may defer their retainers and restricted stock units.
•	Their deferred cash accounts earn a monthly rate of return that tracks the investment return achieved under their selected investment funds, most of which are offered to participants in our 401(k) Plan. One of these funds tracks the return on our common stock, which further aligns directors’ interests with those of our shareholders. The value of deferred retainers paid in shares of our common stock and deferred restricted stock units also tracks our common stock performance.
•	Earnings credited are not above-market or preferential.

Other Benefits

The fiscal 2017 compensation of our non-employee directors is shown in the following table. Pro rata compensation is shown for Paul Danos and Michael D. Rose who retired during fiscal 2017 and for Alicia Boler Davis who was elected to the board mid-fiscal year.

Director Compensation for Fiscal 2017

Name	Fees Earned or Paid in Cash(3) ($)	Stock Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
Bradbury H. Anderson	95,000	179,999	—	274,999
Alicia Boler Davis(1)	37,500	179,986	—	217,486
R. Kerry Clark	105,000	179,999	7,500	292,499
David M. Cordani	80,000	179,999	10,000	269,999
Paul Danos(2)	18,750	—	8,433	27,183
Roger W. Ferguson Jr.	75,000	179,999	—	254,999
Henrietta H. Fore	90,000	179,999	—	269,999
Maria G. Henry	80,000	359,983	—	439,983
Heidi G. Miller	95,000	179,999	4,072	279,071
Steve Odland	90,000	179,999	13,644	283,643
Michael D. Rose(2)	18,750	—	15,933	34,683
Robert L. Ryan	95,000	179,999	15,778	290,777
Eric D. Sprunk	80,000	179,999	10,000	269,999
Dorothy A. Terrell	75,000	179,999	8,213	263,212
Jorge A. Uribe	75,000	359,983	—	434,983

(1)	Ms. Boler Davis attended her first board meeting on December 13, 2016.
(2)	Mr. Danos and Mr. Rose retired from the board effective September 27, 2016.
(3)	Includes the annual retainer and additional fees for directors who serve as the Independent Lead Director, chair a committee or who serve on the audit committee. Retainers were paid in cash, except Mr. Cordani and Ms. Henry each received their entire retainer in common stock (1,281 shares valued at the closing sales price of our common stock on the NYSE on the quarterly retainer payment dates).

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(4)	Includes the grant date fair value for 2,816 RSUs granted to each director, other than Ms. Boler Davis, upon re-election in fiscal 2017, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). The grant date fair value is based on $63.92 per share, the closing price of our common stock on the NYSE on the grant date, September 27, 2016.
For Ms. Boler Davis, includes the grant date fair value for 2,818 RSUs granted to her upon attendance at her first board meeting on December 12, 2016. The grant date fair value is based on $63.87 per share, the closing price of our common stock on the NYSE on that date.
At fiscal year-end, each non-employee director had 2,816 unvested RSUs, except for Ms. Boler Davis who had 2,818 RSUs.
The non-employee directors’ equity awards are now delivered entirely in RSUs, though they continue to hold previously awarded stock options.
At fiscal year end, the total number of stock options held by each non-employee director was as follows: Mr. Anderson 71,686; Mr. Clark 55,642; Mr. Danos 71,686; Ms. Miller 51,686; Mr. Odland 51,686; Mr. Rose 51,686; Mr. Ryan 51,686; and Ms. Terrell 16,452.
(5)	All Other Compensation includes:

ALL OTHER COMPENSATION

Name	Planned Gift Program(6) ($)	Charitable Matching Gifts(7) ($)	Total ($)
B. H. Anderson	—	—	—
A. Boler Davis	—	—	—
R. K. Clark	—	7,500	7,500
D. M. Cordani	—	10,000	10,000
P. Danos	5,933	2,500	8,433
R. W. Ferguson Jr.	—	—	—
H. H. Fore	—	—	—
M. G. Henry	—	—	—
H. G. Miller	4,072	—	4,072
S. Odland	3,660	9,984	13,644
M. D. Rose	5,933	10,000	15,933
R. L. Ryan	5,778	10,000	15,778
E. D. Sprunk	—	10,000	10,000
D. A. Terrell	5,213	3,000	8,213
J. A. Uribe	—	—	—

(6)	The Planned Gift Program was discontinued for all directors elected after fiscal 2006 and was terminated for all participating directors in fiscal 2017. Includes expense recognized in fiscal 2017 in connection with the Planned Gift Program for partial year accrual of benefits. Liability calculations assume a 3.81 percent liability discount rate on the date of termination; benefit payment immediately upon death; and mortality rates based on the RP-2014 Mortality Table, projected with the MP-2015 improvement scale. In addition, the fiscal expense calculation assumes a 3.04 percent interest cost rate.
(7)	Includes matches made by the General Mills Foundation on eligible charitable contributions made by active, non-employee directors. The matching program was terminated on December 31, 2016.

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OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each named executive officer listed in the Summary Compensation Table, (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than 5 percent of our outstanding shares. Unless otherwise noted, all amounts are as of July 28, 2017, and the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares(1)		Exercisable Options(2)	Percent of Class
R. C. Allendorf	33,965		53,066	*
B. H. Anderson	37,958	(3)	71,686	*
A. Boler Davis	2,818		—	*
J. R. Church	43,603	(4)	143,683	*
R. K. Clark	30,434		55,642	*
D. M. Cordani	13,233		—	*
R. W. Ferguson Jr.	5,935		—	*
H. H. Fore	12,979		—	*
J. L. Harmening	74,272	(5)	291,299	*
M. G. Henry	6,829		—	*
H. G. Miller	64,195	(6)	51,686	*
D. L. Mulligan	167,613	(7)	624,601	*
S. Odland	86,690		51,686	*
C. D. O’Leary	264,198		662,855	*
K. J. Powell	527,595		2,450,440	*
R. L. Ryan	34,676		51,686	*
E. D. Sprunk	5,891		—	*
D. A. Terrell	67,168		16,452	*
J. A. Uribe	4,907		—	*
All directors, nominees and executive officers as a group (28 persons)	1,981,739	(8)	6,109,976	1.4
The Vanguard Group, Inc.	44,307,674	(9)	—	7.7
BlackRock, Inc.	41,125,659	(10)	—	7.2
State Street Corporation	36,629,931	(11)	—	6.4
*	Indicates ownership of less than 1 percent of the total outstanding shares.
(1)	Includes:
	•	Shares of our common stock directly owned;
	•	Shares of our common stock allocated to participant accounts under our 401(k) Plan;
	•	Restricted stock units that vest within 60 days of July 28, 2017, as to which the beneficial owner currently has no voting or investment power: 2,818 RSUs for Ms. Boler Davis, and 2,816 RSUs for each remaining non-employee director; and 36,610 RSUs for all directors, nominees and executive officers as a group; and
	•	Stock units that have vested and been deferred, as to which the beneficial owner currently has no voting or investment power: 26,110 units for Mr. Anderson; 20,266 units for Mr. Clark; 3,119 units for Mr. Ferguson Jr.; 10,163 units for Ms. Fore; 48,449 units for Mr. Harmening; 34,997 units for Ms. Miller; 40,709 units for Mr. Odland; 91,246 units for Mr. O’Leary; 30,810 units for Mr. Ryan; 3,075 units for Mr. Sprunk; 57,872 units for Ms. Terrell; and 609,559 units for all directors, nominees and executive officers as a group.
(2)	Includes options that were exercisable on July 28, 2017 and options that become exercisable within 60 days of July 28, 2017.

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(3)	Includes 9,032 shares held in individual trusts by either Mr. Anderson or his spouse, for which they serve as trustees.
(4)	Includes 40,160 shares held in individual trusts by either Mr. Church or his spouse, for which they serve as trustees, and 3,443 shares owned by Mr. Church’s spouse.
(5)	Includes 25,823 shares held in individual trusts by Mr. Harmening or his spouse, for which they serve as trustees.
(6)	Includes 26,382 shares owned jointly by Ms. Miller and her spouse.
(7)	Includes 163,333 shares owned jointly by Mr. Mulligan and his spouse.
(8)	Includes 295,977 shares held solely by, jointly by, or in trust for the benefit of family members.
(9)	Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2017 by The Vanguard Group and its subsidiaries (“Vanguard”), at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The filing indicated that as of December 31, 2016, Vanguard had sole investment power over 43,227,254 of these shares and shared investment power over 1,080,420 of these shares. The filing also indicated that as of December 31, 2016, Vanguard had sole voting power over 926,262 of these shares.
(10)	Based on information contained in a Schedule 13G/A filed with the SEC on January 24, 2017 by BlackRock, Inc. and its subsidiaries (“BlackRock”), at 55 East 52nd Street, New York, New York 10055. The filing indicated that as of December 31, 2016, BlackRock had sole investment power over all of these shares, and sole voting power over 35,215,815 of these shares.
(11)	Based on information contained in a Schedule 13G filed with the SEC on February 6, 2017 by State Street Corporation and its subsidiaries (“State Street”), at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. The filing indicated that as of December 31, 2016, State Street had shared investment power and shared voting power over all of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed with the SEC by our directors and executive officers regarding their ownership and transactions in our common stock and written representations from those directors and officers, we believe that each director and executive officer has filed timely reports under Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2017 except that Form 3 filings for Olivier Faujour, Christina Law and Bethany Quam were filed after the required filing date due to unanticipated delays in obtaining filing codes, and a Form 4 filing for Kimberly Nelson was filed after the required filing date due to delayed receipt of information.

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PROPOSAL NUMBER 2	APPROVAL OF THE 2017 STOCK COMPENSATION PLAN

The Board of Directors unanimously recommends a vote FOR approval of the General Mills, Inc. 2017 Stock Compensation Plan.

Overview

Shareholders are asked to vote to approve the General Mills, Inc. 2017 Stock Compensation Plan (the “2017 Plan”).

The purpose of the 2017 Plan is to provide a compensation program that:

•	Attracts and retains (a) management talent capable of achieving superior business results, and (b) qualified individuals to serve on the company’s board; and
•	Aligns the interests of company managers and non-employee directors with those of shareholders by linking a portion of their compensation directly to increases in shareholder value.

This year, the board is recommending consolidating the company’s stock plans under an omnibus plan that incorporates best equity compensation and corporate governance practices. As a result, the 2017 Plan would replace both the General Mills, Inc. 2011 Stock Compensation Plan (the “2011 Plan”), which was approved by shareholders at the annual meeting held on September 26, 2011, and the General Mills, Inc. 2016 Compensation Plan for Non-Employee Directors (the “2016 Plan”), which was approved by shareholders at the annual meeting held on September 27, 2016. If shareholders approve the 2017 Plan, we will issue no additional shares under the 2011 Plan or the 2016 Plan. Except as specifically set forth in the 2017 Plan, shares which are forfeited, cancelled or terminated under the 2011 Plan and the 2016 Plan will not be available for future grant.

The 2017 Plan requests 35 million shares of company common stock (“Common Stock”) (or approximately 6% of our outstanding shares as of July 28, 2017). If the 2017 Plan is approved by shareholders, 15,358,708 shares of Common Stock available for issuance under the 2011 Plan and 461,390 shares of Common Stock available for issuance under the 2016 Plan will be forfeited.

The 2017 Plan is intended to enable us to grant awards that satisfy the requirements of a performance-based compensation program under Section 162(m) of the Internal Revenue Code, including the requirement that the compensation must be paid solely on account of the attainment of pre-established, objective performance goals. In order for compensation granted pursuant to the 2017 Plan to qualify for the performance-based exemption from the applicability of Section 162(m) of the Internal Revenue Code, the material terms under which the compensation is to be paid must be disclosed to and approved by shareholders in a separate vote prior to payment. Accordingly, we are asking our shareholders to approve the 2017 Plan.

The company has long had an ownership culture in which its officers and non-employee directors are required to build and hold significant amounts of General Mills stock over the course of their careers, thereby aligning their interests with shareholders. We require senior vice presidents and above to own more than five-times their base salary in company stock, and the stock ownership target for the Chief Executive Officer is double this amount (ten-times base salary); actual stock ownership by senior executives on average is double these ownership expectations. Additionally, we require that non-employee directors keep all of the shares they receive as compensation until they own shares equal in market value to at least five-times their annual retainer, excluding any fees for serving as Independent Lead Director, chairing a committee, or serving on the audit committee.

General Mills currently has the longest vesting period for stock options and restricted stock units granted to managers in the consumer packaged goods industry (four-year cliff vesting versus the three-year ratable vesting which is the most common industry practice). On average, our stock options are held for eight years out of the ten-year term, and we have an unusually high percentage of stock options not exercised until well into the final year.

Our equity compensation program aligns the interests of our management-level employees, officers and directors with those of our shareholders. In furtherance of this objective, our Compensation Committee considers two key metrics when approving equity grants: “historical run rate” and “overhang.”

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•	Historical Run Rate. Our historical run rate is equal to the number of shares subject to equity awards granted during a period, assuming the target payout for performance shares, in proportion to our outstanding shares. Our run rate for fiscal year 2017 was 0.7%, for fiscal 2016 it was 0.5%, for fiscal 2015 it was 0.7% and our three-year average run rate for fiscal years 2015 through 2017 was 0.6%.
•	Fully Diluted Overhang. Our fully diluted overhang is the number of shares subject to equity awards outstanding at fiscal year-end plus the number of shares available for future grants in proportion to shares subject to equity awards outstanding at fiscal year-end plus the number of shares available for future grants plus our shares outstanding at fiscal year-end. Our fully diluted overhang for fiscal year 2017 was 8.5%, for fiscal 2016 it was 9.4%, for fiscal 2015 it was 10.8% and our three-year average fully diluted overhang for fiscal years 2015 through 2017 was 9.6%.

The company provides its stock compensation program to approximately 2,150 employees worldwide who are at a senior manager, director or officer level, which is approximately 5% of all employees.

Best Practices

The 2017 Plan reflects best practices in equity compensation and corporate governance. Highlights from the 2017 Plan are as follows:

•	The 2017 Plan will maintain our prudent annual share usage over an extended term. The 2017 Plan requests the authorization of 35 million shares (or approximately 6% of outstanding shares as of July 28, 2017). Based on the approximately 15.8 million shares currently available under the 2011 and 2016 Plans, the 2017 Plan reflects only a moderate increase to our current shares available for issuance to employees and non-employee directors. The company expects the shares requested under the 2017 Plan to fund stock grants for at least the next 5 years. The number of shares requested reflects the company’s intent to maintain its judicious use of equity compensation share usage throughout the term of the 2017 Plan.
•	The 2017 Plan limits the issuance of full value awards (Performance Share Units, Performance Units, Restricted Stock, Restricted Stock Units and Unrestricted Stock settled in shares of Common Stock) to 33% of the requested pool of shares. Any full value award settled in stock above this limit decreases the number of authorized shares by 6 shares for each share granted.
•	The 2017 Plan provides for performance awards. The compensation committee may issue performance awards that vest upon the accomplishment of performance goals over one year or multiple years. Applicable performance goals and performance periods will be established by the compensation committee. Performance awards may be denominated in shares of Common Stock or notionally represented by a monetary value.
•	Except under limited circumstances, the 2017 Plan does not allow for the reusing of shares that are cancelled, forfeited or terminated under prior plans.
•	The 2017 Plan has a double-trigger requirement for change of control vesting. The change of control must have been consummated, and the employee participant must have been involuntarily terminated other than for cause, death or disability, or must have voluntarily terminated with good reason within two years of the change of control. For non-employee director participants, a change of control must have been consummated, and the non-employee director participant must have resigned at the company or shareholders’ request or otherwise been replaced, removed, or dismissed from the board.
•	Awards issued to officers of the company under the 2017 Plan are subject to the company’s clawback policy. If the company must restate its financial results, and an officer’s actions or omissions are a significant contributing factor to the cause of the restatement, then the compensation committee may use its discretion to adjust the officer’s future compensation, cancel outstanding awards or require repayment of gains realized during a period when inaccurate financial results were publicly reported without correction.
•	The 2017 Plan incorporates a broad range of other compensation and governance practices to protect shareholders’ interests, such as no discounted options or stock appreciation rights; prohibition on repricing; no cash buyouts of stock options or stock appreciation rights with exercise prices below fair market value; no reload options or loans to pay for awards; dividends on restricted stock and restricted stock units payable only at vesting; no dividend rights on options or stock appreciation rights; no transfer of awards for consideration to third parties; and restrictive share counting provisions that prohibit counting of shares on a net basis for issuance of stock options and stock appreciation rights.

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Summary of Material Features of the 2017 Plan

The summary of the material features of the 2017 Plan that follows is subject to the full text of the 2017 Plan that is contained in Appendix B to this Proxy Statement.

Plan Term:	September 26, 2017 through September 30, 2027, or such earlier date as determined by the board or the compensation committee (the “Committee”), whichever occurs first.
Eligible Participants:	Only employees of General Mills and its subsidiaries and affiliates (“Employee Participants”) and non-employee directors of General Mills (“Non-Employee Director Participants”) are eligible to receive awards under the 2017 Plan. The Committee determines which employees are eligible to participate. The primary recipients of awards under the 2017 Plan will be our non-employee directors, officers, other key employees and managers. As of May 28, 2017, there were approximately 38,000 full and part-time employees of General Mills and its subsidiaries, of which approximately 2,150 were officers, other key employees, and managers.
Shares Authorized:	35,000,000 shares of Common Stock
Shares Authorized as a Percentage of Outstanding Common Stock:	Approximately 6% of shares outstanding at July 28, 2017
Recent Market Value per Share:	$55.33 closing sales price on the New York Stock Exchange at July 28, 2017
Award Types:	Stock Options. The Committee may award Employee Participants stock options (“Stock Options”) to purchase a fixed number of shares of Common Stock. The grant of a Stock Option entitles the Employee Participant to purchase shares of Common Stock at an “Exercise Price” established by the Committee which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and may exceed the Fair Market Value on the grant date, at the Committee’s discretion. “Fair Market Value” shall equal the closing price on the New York Stock Exchange of the Common Stock on the applicable date.

Stock Appreciation Rights. The Committee may award Employee Participants Stock Appreciation Rights (“Stock Appreciation Rights”). A Stock Appreciation Right is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Common Stock, or a combination thereof in the complete discretion of the Committee, equal to or less than the difference between the Fair Market Value of one share of Common Stock as of the date of exercise and the Fair Market Value of one share of Common Stock on the date of grant.

Restricted Stock and Restricted Stock Units. The Committee may grant Employee Participants and Non-Employee Director Participants, subject to certain restrictions, shares of Common Stock (“Restricted Stock”) or the right to receive shares of Common Stock or a monetary amount, which could be settled in such shares or in cash or a combination thereof (“Restricted Stock Units”).

Performance Share Units and Performance Units. The Committee may grant to Employee Participants a right to receive either a number of shares of Common Stock (“Performance Share Units”) or a monetary amount, which could be settled in such shares or in cash or a combination thereof (“Performance Units”), determined based on the extent to which applicable performance goals are achieved.

Common Stock. Non-Employee Director Participants may affirmatively elect to receive all or a specified percentage of any cash retainer or fees received in shares of Common Stock (“Unrestricted Stock”). Awards granted to Employee Participants under the 2017 Plan will be either performance-based and designed to comply with Section 162(m) of the Code or discretionary. Subject to the 2017 Plan limits, the Committee has the discretionary authority to determine the size of an award, if it will be tied to meeting performance-based requirements and if any performance awards, stock appreciation rights or restricted stock units will be settled in common stock or cash. In order for any participant to be awarded performance awards, restricted stock or restricted stock units based on performance in a fiscal year, the company’s net earnings from continuing operations, excluding items identified and disclosed by the company as non-recurring or special costs for that fiscal year, must be greater than zero.
Award Limits:	Performance Share Units, Performance Units, Restricted Stock and Restricted Stock Units settled in shares of common stock are limited to 33% of the total number of shares available, subject to the share counting provisions below.

Awards in excess of 2 million shares or units in the aggregate may not be issued to any single Employee Participant per fiscal year.

The total value of performance awards payable in cash to any single Employee Participant for a fiscal year may not exceed $20 million.

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In no event will the total value of a performance award granted to any Employee Participant for any one performance period exceed the lesser of 0.5% of the company’s net earnings for that period or the limits stated above.

The fair market value of all compensation granted to any Non-Employee Director Participant during any year of service may not exceed $800,000. This limit does not apply to any non-employee director who is designated as chair of the board who is subject to a higher limit.
Share Counting:	Shares subject to Stock Options and Stock Appreciation Rights will reduce the shares available for awards by one share for every one share granted.

Performance Share Units, Performance Units, Restricted Stock, Restricted Stock Units and Unrestricted Stock settled in shares of Common Stock reduce the shares available for awards by one share for every one share awarded, up to 33% of the total number of shares available; beyond that, they reduce the number of shares available for awards by 6 shares for every one share awarded.

Awards settled in cash do not count against the pool of available shares.

Shares tendered or withheld to pay taxes for any award or tendered to satisfy the exercise price of an option or SAR are not available for re-issuance and count against the pool of available shares.

Forfeited awards are not counted against the maximum number of shares issuable under the 2017 Plan.

Except as specifically provided for in the 2017 Plan, cancelled, terminated, forfeited or expired shares under prior plans cannot be reissued under the 2017 Plan.
Exercise of Stock Options and Stock Appreciation Rights:	The exercise price of Stock Options and Stock Appreciation Rights granted under the 2017 Plan may not be less than the Fair Market Value of our Common Stock on the date of grant, and the term may not be longer than 10 years and one month.
Vesting:	As determined by the Board for the CEO and Committee for officers, but generally for Employee Participants not less than three years for Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units to fully vest.

Determined by the board for Non-Employee Directors, but subject to a minimum vesting period of at least one year.

Up to 5% of authorized shares may be granted with vesting periods shorter than three years for Employee Participants, and one year for Non-Employee Director Participants.

Performance awards vest upon the accomplishment of performance goals over one year or multiple years. Applicable performance goals and performance periods will be established by the Committee. The Committee may adjust the value of awards based on performance criteria or as it otherwise determines in its discretion to be appropriate. It may also require forfeiture of all or part of the performance award in the event that additional conditions are not met, for example, if the employee award is terminated prior to the expiration of any service conditions.
Dividends and Dividend Equivalents:	Dividends may not be paid on any awards before they vest. Restricted Stock Units and Performance Share Units may earn dividend equivalents equal to regular dividends paid on our Common Stock, which are distributed only to the extent the underlying units vest.
Adjustments:	In the event of certain corporate transactions, including a special dividend, recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, spin-off, repurchase or exchange of our common stock or similar event affecting our Common Stock, the number and kind of shares granted under the 2017 Plan will be adjusted appropriately.
Transferability:	Stock Options and Stock Appreciation Rights granted under the 2017 Plan are transferable only by the Employee Participant’s last will and testament, or by the applicable laws of descent and distribution. Restricted Stock, Restricted Stock Units and performance awards may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse. Any permitted transfer will be without consideration.
Change of Control:	Vesting of Employee Participant outstanding awards accelerates upon the consummation of a change of control and one of the following double-trigger vesting requirements: (1) involuntary termination other than for cause within 24 months of the change of control, (2) voluntary termination for good reason within 24 months of the change of control for certain senior executives, or (3) there is no adequate replacement award and/or the awards are not assumed. In addition, Committee may cancel and settle Stock Options and Stock Appreciation Rights for cash.

Vesting of Non-Employee Director Participant outstanding awards accelerates upon the consummation of a change of control and one of the following double-trigger vesting requirements: (1) the Non-Employee Director Participant, at the request of the company or its shareholders following a change of control, resigns or is otherwise replaced, removed or dismissed from the board, or (2) there is no adequate replacement award and/or the awards are not assumed.

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Administration:	The 2017 Plan will be administered by the Committee. The Committee may interpret the 2017 Plan and establish, amend and rescind any rules relating to the 2017 Plan. The Committee may delegate all or part of its responsibilities.
Amendments:	Subject to approval of the board, where required, the Committee may terminate, amend or suspend the 2017 Plan, provided that no action may be taken by the Committee or the board (except those described earlier in the Adjustments section) without the approval of the shareholders to: (1) increase the number of shares that may be issued; (2) permit granting of Stock Options or Stock Appreciation Rights having an exercise price less than Fair Market Value; (3) permit the repricing of outstanding Stock Options or Stock Appreciation Rights; or (4) amend individual limits on awards.

U.S. Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences arising from and relating to participation in the 2017 Plan. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential tax consequences that may apply with respect to participation in the 2017 Plan.

Stock Options and Stock Appreciation Rights. Generally, no federal income tax is payable by a participant upon the grant of a Stock Option or Stock Appreciation Right and we are not entitled to claim a tax deduction upon the grant. Under current tax laws, if a participant exercises a Stock Option or Stock Appreciation Right he or she will be taxed at ordinary income rates on the difference between the fair market value of the Common Stock on the exercise date and the option price or, in the case of a Stock Appreciation Right, the fair market value of the stock on the date of grant. The company will be entitled to a corresponding deduction at the time the participant recognizes ordinary income, to the extent that the amount of income satisfies the general rules regarding deductibility of compensation, including those in Section 162(m) of the Internal Revenue Code.

Performance Awards, Restricted Stock and Restricted Stock Units. Performance awards and awards of Restricted Stock and Restricted Stock Units under the 2017 Plan generally are not subject to federal income tax when awarded and the company is not entitled to claim a tax deduction at the time of the award. Restricted Stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the participant properly files an election with the Internal Revenue Service to accelerate tax recognition to the date of the award. Performance awards and Restricted Stock Units are generally subject to ordinary income tax at the time of payment. Any dividends or dividend equivalents received with respect to Restricted Stock, Restricted Stock Units, or performance awards will be taxable as ordinary income at the time of payment. In these cases, the company is entitled to a corresponding deduction at the time the participant recognizes ordinary income, to the extent that the amount of income satisfies the general rules regarding deductibility of compensation, including those in Section 162(m) of the Internal Revenue Code.

Application of Section 16. Special rules may apply in the case of participants subject to Section 16(b) of the Securities Exchange Act of 1934. Unless a special election with the Internal Revenue Service to accelerate tax recognition to the time of exercise is made under the tax laws, shares of stock acquired pursuant to an award may be treated as restricted for a period of up to six months after the date of exercise. Accordingly, the amount of ordinary income recognized, and the amount of the company’s deduction, may be determined based on the fair market value of the stock as of the end of that period.

Taxable ordinary income recognized by a participant upon exercise of a Stock Option or Stock Appreciation Right; lapse of restrictions on Restricted Stock or Restricted Stock Units; and payment of a performance award, dividend or dividend equivalent will be treated as wages subject to income and employment tax withholding. With respect to stock awards other than Stock Options or Stock Appreciation Rights, employment taxes (e.g., FICA) are generally payable upon lapse of applicable forfeiture restrictions, even if payment of underlying shares occurs at a later date.

The 2017 Plan is intended to comply with Section 409A of the Internal Revenue Code.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2017 Plan. In addition, the Committee will determine the number and types of awards that will be granted under the 2017 Plan. Therefore, it is not possible to determine the benefits that will be received by the eligible participants if the 2017 Plan is approved by our shareholders.

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Equity Compensation Plan Information

The following table provides certain information as of May 28, 2017 with respect to our equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)(a)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (1)) (3)
Equity compensation plans approved by security holders	36,988,530	(b)	$40.47	20,257,017	(d)(e)
Equity compensation plans not approved by security holders	139,141	(c)	$–	–
Total	37,127,671		$40.47	20,257,017
(a)	Only includes the weighted-average exercise price of outstanding options, whose weighted-average term is 4.22 years.
(b)	Includes 29,834,351 stock options, 4,329,043 restricted stock units, 285,628 performance share units (assuming pay out for target performance) and 2,539,508 restricted stock units that have vested and been deferred.
(c)	Includes 139,141 restricted stock units that have vested and been deferred. These awards were made in lieu of salary increases and certain other compensation and benefits. We granted these awards under our 1998 Employee Stock Plan, which provided for the issuance of stock options, restricted stock and restricted stock units to attract and retain employees and to align their interests with those of shareholders. We discontinued the 1998 Employee Stock Plan in September 2003, and no future awards may be granted under that plan.
(d)	Includes stock options, restricted stock, restricted stock units, shares of unrestricted stock, stock appreciation rights and performance awards that we may award under our 2011 Stock Compensation Plan, which had 19,795,627 shares available for grant at May 28, 2017. Also includes stock options and restricted stock units that we may award under our 2016 Compensation Plan for Non-Employee Directors, which had 461,390 shares available for grant at May 28, 2017. These shares would be cancelled if shareholders approve the 2017 Plan.
(e)	The table above shows our outstanding equity awards as of fiscal year end. After fiscal year end, the company issued equity awards to its employees based on fiscal 2017 performance. A total of 2,816,747 options and 1,160,224 restricted stock units were issued under the 2011 Stock Compensation Plan to approximately 2,150 employees. Both the options and the restricted stock units had a four-year cliff vesting schedule. The awards reduced the number of shares currently available under the 2011 Stock Compensation Plan. Additionally, since our fiscal year end, we have had a number of option exercises and there have been prior year grants of restricted stock and restricted stock units vest. As of July 25, 2017, our outstanding equity awards and shares currently available were as follows:
• 15,358,708 shares remain available for issuance under the 2011 Stock Compensation Plan, and 461,390 shares remain available for issuance under the 2016 Compensation Plan for Non-Employee Directors;
• There are 31,089,796 options outstanding with a weighted average price of $42.35 and a remaining term of 4.8 years; and
• There are 4,920,732 full value shares (restricted stock, restricted stock units, and performance shares) which are unvested and outstanding.

No additional shares will be issued under the 2011 Stock Compensation Plan or the 2016 Compensation Plan for Non-Employee Directors after the 2017 Annual Meeting if the 2017 Plan is approved.

Our common shares outstanding as of July 28, 2017, the record date for the 2017 Annual Meeting, was approximately 573,314,712 shares. The number of common shares outstanding as of the record date reflects reductions as a result of share repurchases from May through July.

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PROPOSAL NUMBER 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The board of directors unanimously recommends a vote FOR the resolution approving, on an advisory basis, the compensation of our named executive officers.

We provide our shareholders with an annual advisory vote on the compensation of our named executive officers. At the 2016 Annual Meeting, approximately 96 percent of the votes cast supported our executive compensation program.

Our compensation committee reviewed the results of the advisory vote and also considered feedback from some of our largest shareholders on our executive compensation program. The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

Consistent with our shareholders’ preference and prevailing demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking shareholders to approve the following resolution:

RESOLVED, that the shareholders approve the compensation paid to the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, and the compensation tables and related narrative in the Executive Compensation section, of the Proxy Statement for the 2017 Annual Meeting of Shareholders.

The advisory vote will not be binding on the compensation committee or the board. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides an overview of our compensation philosophy, the key elements of our executive compensation program, and the compensation actions for our named executive officers (“NEOs”) in the context of our company strategy and our fiscal 2017 performance.

On May 2, 2017, the board elected Jeffrey L. Harmening Chief Executive Officer of the company to succeed Kendall J. Powell effective June 1, 2017. The board also elected Mr. Harmening to the company’s Board of Directors effective June 1, 2017. Mr. Powell will continue to serve as the company’s Chairman for a transition period until his retirement, expected within the next year. Additionally, on October 12, 2016, the company announced the departure of Christopher D. O’Leary, Executive Vice President and Chief Operating Officer, International. Mr. O’Leary remained in his role until December 31, 2016.

Fiscal 2017 Named Executive Officers

Kendall J. Powell, Chairman

Jeffrey L. Harmening, Chief Executive Officer (as of June 1, 2017)

Donal L. Mulligan, Executive Vice President, Chief Financial Officer

John R. Church, Executive Vice President, Chief Supply Chain Officer and Global Business Solutions

Richard C. Allendorf, Senior Vice President, General Counsel and Secretary

Christopher D. O’Leary, Former Executive Vice President, Chief Operating Officer, International

Existing Policies and Practices

What we do:

    Significant alignment between pay and performance

    PSUs granted to all NEOs and other company officers

    Quantitative company performance measures

    Clawback policy

    Rigorous stock ownership requirements

    Tally sheets reviewed in connection with compensation decision making

    Annual risk assessment of pay programs

    Annual say-on-pay vote

    Direct engagement with shareholders

    Double-trigger change in control vesting provisions

    Fully independent compensation consultant

    Executive session after each compensation committee meeting

What we don’t do:

     No employment contracts for NEOs

     No officer hedging or pledging of company stock

     No corporate aircraft

     No first-class air travel for flights less than 5 hours

     No excise tax gross up

     No payment of dividend equivalents on unvested shares or options

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Executive Summary

Our Business Strategies and Priorities

At General Mills, we develop distinctive, value-added food products and market them under unique brand names. We work continuously to improve our core products and to create new products that meet consumers’ evolving needs and preferences. In addition, we build the equity of our brands over time with strong consumer-directed marketing, innovative new products, and effective merchandising. We are committed to our Consumer First strategy and are focused on five global product platforms – cereal, snacks, yogurt, convenient meals and super-premium ice cream – to drive growth. We believe that a balance between topline growth and margin expansion, while maintaining discipline on cash management, is the best way to deliver on our goal of top-tier returns to shareholders over the long term.

Our long-term growth model is designed to achieve our goal of market-leading performance. We believe our businesses can generate low single-digit organic net sales growth, mid single-digit total segment operating profit growth on a constant-currency basis and high single-digit growth in adjusted diluted earnings per share on a constant-currency basis. Combined with a dividend yield between 2 and 3 percent, this performance should deliver double-digit returns to shareholders over the long term. We are strategically managing our topline growth with our focus on our Consumer First strategy while also expanding our operating margin. We believe the combination of consumer-led sales growth and margin-enhanced earnings per share growth will drive top-tier performance for our shareholders.

Performance Highlights for Fiscal 2017

Fiscal 2017 was a year of significant change for General Mills. We implemented a new global organizational structure to enhance our agility in a rapidly changing consumer environment. We also implemented a business plan that aggressively shifted resources to our best growth opportunities and eliminated low-return investments and volume.

Our consolidated net sales for the fiscal year ended May 28, 2017, declined 6 percent to $15.6 billion. Organic net sales declined 4 percent. Total segment operating profit decreased 2 percent to $2.95 billion. On a constant-currency basis, total segment operating profit declined 1 percent. Diluted earnings per share were comparable to last year at $2.77. Adjusted diluted earnings per share, which excludes certain items affecting comparability of results, rose 5 percent to $3.08. Excluding the impact of foreign exchange, adjusted diluted earnings per share increased 6 percent. Our total shareholder return, which is a combination of stock price appreciation and dividends, declined 6 percent, reflecting our challenging topline performance during the year. (Organic net sales, total segment operating profit, and adjusted diluted earnings per share are non-GAAP measures. For more information on the use of these and other non-GAAP measures in this Proxy Statement, and a reconciliation of non-GAAP measurers to the most directly comparable GAAP measures, see Appendix A.)

While execution against our key priorities in fiscal 2017 was challenging and our results fell short of our plan, we took important steps to increase our efficiency and position ourselves for long-term growth. In addition to our annual financial results, we took strategic actions to adapt to the changing marketplace and improve our profitability. In fiscal 2017, we also introduced a new global organizational structure to support our strategy and leverage our skills and capabilities around the world. In the third quarter of fiscal 2017, we reorganized our reporting segments to align with our new global organization structure. We combined our U.S. Retail operating units and Canada region into a North America Retail segment, due to their similar product portfolio and go-to-market structure. We divided our International segment into two segments: Europe & Australia and Asia & Latin America. Our fourth segment, Convenience Stores & Foodservice, remained unchanged from our previous structure. The new structure we implemented in fiscal 2017 has increased our organizational agility to operate as a truly global food company. We also accelerated the global restructuring of our supply chain and streamlined our support functions, allowing for more efficient use of resources and enhanced idea sharing around the world.

In fiscal 2017, we returned $2.7 billion to shareholders through net share repurchases and dividends. We repurchased approximately 25 million shares of common

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stock, reducing our average number of diluted shares outstanding by 2 percent, which is in line with our longer-term goal. In June 2017, we increased our quarterly dividend by 2 percent to an annualized rate of $1.96 per share. We also converted more than 97 percent of adjusted after-tax earnings into free cash flow in the most recent three-year period. Free cash flow conversion is a non-GAAP measure. For more information on the use of this and other non-GAAP measures in this Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

Fiscal 2017 CEO Compensation Actions

Total direct compensation for our CEO includes base salary, annual incentive and long-term incentives in the form of equity awards, including stock options, performance share units (“PSUs”) and restricted stock units (“RSUs”). For fiscal 2017, Mr. Powell’s target opportunity for total direct compensation essentially matched his prior year’s target opportunity and remained at approximately the median value for CEOs at our peer group companies. Actual fiscal 2017 total direct compensation consisted of the base salary, long-term incentive awards granted at the beginning of the fiscal year, and the annual incentive award for fiscal 2017 performance, paid after the end of fiscal 2017.

•	Base Salary: At the beginning of the fiscal year, the board increased Mr. Powell’s base salary by 3%; he did not receive a base salary increase in fiscal 2016.
•	Annual Incentive: Mr. Powell’s annual incentive target of 160% of base salary remained the same as the prior year. Mr. Powell’s annual incentive payout is based 80% on company performance and 20% on individual performance. At the end of fiscal 2017, Mr. Powell received an annual incentive award of $811,253, which was equal to 41% of his annual incentive award target, in line with fiscal 2017 company performance.
•	Long-Term Incentive: At the beginning of the fiscal year, Mr. Powell’s target long-term incentive award value was modestly increased based on a competitive analysis of CEO compensation versus our peer group companies. The grant date fair value of the fiscal 2017 long-term incentive was $6,789,680.
•	Performance Share Unit Three- Year Performance Achievement: The performance period for Mr. Powell’s fiscal 2015 – fiscal 2017 PSUs was completed this year. The award achievement percentage for this tranche of PSUs was 27% of his PSU award target.

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Compensation Philosophy

Our compensation program is designed to attract, motivate, reward and retain superior leaders who consistently pursue initiatives and execute strategies that contribute to strong company performance and total return to shareholders that are in the top tier of our industry. The compensation committee bases its compensation decisions on the following core principles:

•	Compensation design supports our strategy: Our compensation program is closely aligned with our long-term growth model and strategic priorities. Incentive performance measures closely track our externally communicated financial objectives, and long-term incentives create significant alignment between the interests of our executives and those of our shareholders.
•	Pay is performance-based: Approximately eighty to ninety percent of our NEOs’ compensation is at risk and variable based on the annual and long-term performance of the company.
•	Compensation opportunities are competitive: Given that the competition for talent in the consumer packaged goods industry is intense, the compensation opportunities for each NEO have been designed to ensure that they are competitive with our industry peer group.

Significant Percentage of Executive Pay Is At Risk

Since executive compensation is paid principally in the form of annual and long-term incentive awards, a significant portion of executive pay is at risk and dependent on future company performance. The majority of the long-term incentive awards derive value directly from the company’s common stock price appreciation, which is, in most respects, a reflection of company performance and directly linked to shareholder returns. Stock option awards have no value if the company’s common stock price does not appreciate prior to expiration of the stock options. PSUs can be rendered worthless if performance for any three-year period is below threshold. The value of RSUs can decline significantly from the grant date if the company performs poorly and its common stock price falls. For the NEOs to earn the intended “target” compensation from these awards, the company must show sustained competitive performance on annual and three-year company performance measures.

CEO PAY MIX AT TARGET	OTHER NAMED EXECUTIVE OFFICER PAY MIX AT TARGET

The pay mix represented above assumes total direct compensation equal to target pay opportunity.

Elements of Total Direct Compensation and Alignment With Performance Measures

The core elements of our NEOs’ compensation package consist of base salary, annual incentive and long-term incentive, which we refer to as Total Direct Compensation (“TDC”). The target pay opportunity for our NEOs is set so that performance targets and TDC are aligned with the median of our industry peer group. Incentive awards are composed of a mix of cash, PSUs, stock options and RSUs. Each element of annual and long-term incentive compensation is tied to performance and closely linked to the goals from our long-term growth model, financial objectives and TSR.

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Total Direct
Compensation
Element	Pay Element	Performance Measure	Strategy & Performance Alignment
Base Salary	Cash	Individual performance and competency reflected in position of salary within range and in relation to external market	Reflects base salaries positioned within a reasonable range of market median based on individual performance and contributions
Annual Incentive	Cash-based award	Corporate Performance (80%) Organic net sales growth Total segment operating profit growth Adjusted diluted EPS growth Adjusted return on average total capital improvement Individual Performance (20%)

    Rewards and recognizes annual accomplishment of key financial objectives

    Corporate performance measures aligned with Long-Term Growth Model

    Corporate Performance Modifier (+/- 20%) may be used by the board to adjust for performance relative to peers

Long-Term Incentive	Performance Share Units (1/3)	Three-year measurement period Average organic net sales growth Cumulative free cash flow	Performance metrics align with key elements for delivering growth and strong TSR
4-year cliff-vesting for RSUs and Stock Options 3-year cliff-vesting for PSUs (4-year cliff-vesting for PSUs awarded to CEO)
	Stock Options (1/3)		Ultimate value tied to stock price appreciation
	Restricted Stock Units (1/3)		Ultimate value tied to TSR

Base Salary

Base salaries provide fixed income based on the duration, size, scope and complexity of each individual’s role. Base salary is the only fixed element of total direct compensation, and accordingly, is set within a reasonable range of median levels for similarly situated officers within the industry peer group and based on current and historical performance. With the guidance of the independent consultant, the board for the CEO, and the compensation committee for officers, annually reviews potential adjustments to base salary for merit increases to align with the market and for changes in responsibilities.

CEO Base Salary

Mr. Powell received a 3% increase in base salary in fiscal 2017 to keep his base salary competitive at a median level versus other CEOs within the industry peer group. He did not receive an increase in base salary in fiscal 2016.

Annual Incentive Award

The annual incentive plan rewards the achievement of annual company and individual performance objectives. Each NEO’s target opportunity for an annual incentive award is a percentage of base salary, which is expressed as a Target Incentive Percentage. Annual incentive awards can vary greatly from year to year based on achievement of the Annual Company Performance Measures, the NEO’s Individual Performance Rating, and company performance relative to peer companies. Annual incentive awards range from 0 percent to 200 percent of target, with a 100 percent award for on target performance.

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Individual Target Incentive Percentage

In establishing the Target Incentive Percentage opportunities for the NEOs, our compensation committee and the board consider a number of factors, including the NEO’s level of responsibility, duration with the company and in a specific role, and other factors related to the scope of the NEO’s responsibilities.

Annual Company Performance Measures

For the Annual Company Performance Measures, the assessment of company performance for each year is based on goals set forth in the annual corporate operating plan that is approved by the board. The annual corporate operating plan aligns with our corporate strategy, long-term commitment to shareholders and expected performance in the industry. As a result, the goals established for our Annual Company Performance Measures are closely aligned with our operating plans and the financial objectives we communicate to investors. Annual Company Performance Measures for fiscal 2017 consisted of four equally-weighted measures: organic net sales growth; total segment operating profit growth (on a constant-currency basis); adjusted diluted earnings per share growth (on a constant-currency basis); and adjusted return on average total capital improvement (on a constant-currency basis).

Our fiscal 2017 business plans called for an increased focus on cost reduction and margin expansion to drive higher profit growth. To achieve these plans, we undertook further efforts to prioritize growth investments, reduce complexity and streamline our operations to drive profitable sales growth. We directed growth investments to the brands and platforms with the strongest profitable growth potential, while in our “foundation” businesses, we focused on reducing SKU complexity, optimizing commercial investments and prioritizing profitable volume while making selective growth investments.

The compensation committee approved incentive targets based on the annual operating plan and then established performance goals around the targets for threshold and maximum annual incentive payout. In line with our annual operating plan and growth priorities, the company’s fiscal 2017 Annual Performance Measures included higher targets for total segment operating profit growth, adjusted earnings per share growth, and adjusted return on average total capital improvement versus our fiscal 2016 targets. However, our focus on profitable growth investments resulted in a corresponding reduction in our target for organic net sales growth. The company’s performance against the annual company performance targets was lower than expected, resulting in an annual incentive company performance achievement percentage for fiscal 2017 of 32 percent, meaningfully reducing the annual incentives paid to NEOs.

The annual incentive awards paid out to NEOs in fiscal 2017 ranged from 41% to 56% of their annual incentive award targets. The annual incentive company performance achievement percentage accounts for 80% of our NEOs Annual Incentive Award payout.

FISCAL 2017 PERFORMANCE AGAINST ANNUAL PERFORMANCE GOALS

Annual Company Performance Measure and Weighting	Target	Fiscal 2017 Incentive Performance(1)	Fiscal 2017 Performance Achievement
Organic Net Sales Growth (25%)	Flat	-4.1%	0%
Total Segment Operating Profit Growth on a constant-currency basis (25%)	7.6%	-1.0%	0%
Adjusted Diluted Earnings Per Share Growth on a constant-currency basis (25%)	7.9%	5.8%	74%
Adjusted Return on Average Total Capital Improvement on a constant-currency basis (25%)	+89bps	+35bps	55%
Annual Incentive Company Performance Achievement Percentage			32%
(1)	Incentive performance is measured on a comparable basis and excludes the impact of changes in foreign currency exchange rates and acquisitions and divestitures completed during fiscal 2017, as these items were not included in the annual operating plan or the performance targets approved by the board of directors and compensation committee at the beginning of the year.

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Individual Performance Ratings

NEO Individual Performance Ratings may range from Exceptional to Unsatisfactory. The ratings are based on the achievement of specific annual priorities, which include quantitative business performance measures and qualitative goals such as completion of strategic initiatives, quality of business plans, organizational development progress in important areas such as diversity and employee development, and fulfillment of leadership expectations. The CEO establishes annual priorities for each of the NEOs, and the compensation committee approves the annual priorities for the CEO.

While quantitative business performance measures were generally lower in fiscal 2017, we achieved several qualitative goals, including the introduction of a new global organizational structure and supply chain, which have increased our organizational agility to operate as a truly global food company.

Individual Performance Ratings for our NEOs account for 20% of our NEOs Annual Incentive Award payout. The board approves the rating for the CEO and the compensation committee approves the ratings for all other NEOs.

Company Performance Modifier

The Committee is provided with the discretion at the end of each fiscal year to determine whether a company performance modifier to the annual incentive payout is warranted based on relative performance versus our peers. Based on this assessment, the committee may increase or decrease each NEOs annual incentive payout by 20%. The primary purpose of the company performance modifier is to ensure that annual performance is assessed relative to peer company performance. No company performance modifier was applied for fiscal 2017.

Annual Incentive Award Calculation

The annual incentive award is subject to the terms of our Executive Incentive Plan and calculated according to the formula below for all NEOs. For fiscal 2017, our NEOs received annual incentive awards ranging from 41% to 56% of their annual incentive award targets.

(1)	The Individual Achievement and Business Achievement percentages can range from 0 – 200%.

CEO Annual Incentive Award The annual incentive award granted to our CEO for fiscal 2017 performance is calculated below: 2017 Annual Incentive earned was 41% of the targeted annual incentive award

Long-Term Incentive Award

The long-term incentive program rewards delivery of long-term shareholder value, and is designed to retain key talent. A significant portion of a NEO’s pay opportunity is provided through these awards, which consist of a balance of PSUs, stock options and RSUs.

Stock options and RSUs granted in fiscal 2017 have a four-year cliff vesting period from the grant date. PSUs granted in fiscal 2017 have three-year cliff vesting except for the CEO’s award which has four-year cliff vesting. All long-term awards are subject to our clawback

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policy. PSUs and RSUs earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying units vest. All long-term incentive awards granted in fiscal year 2017 were granted under the 2011 Stock Compensation Plan.

The long-term incentive award is granted according to the formula below for all NEOs.

CEO Long-term Incentive

Our long-term incentive is forward-looking and emphasizes future pay opportunity and retention. The long-term incentive award granted to our CEO at the beginning of fiscal 2017 is summarized below:

Performance Share Units

PSUs are earned based on our future achievement of three-year company performance goals. The compensation committee sets these goals so that they are consistent with our long-range plan for the same period, comparing and adjusting them against actual five-year historical results within our industry peer group. Goals for the entire three-year performance period are set at the beginning of the period rather than at the start of each fiscal year. The PSUs awarded in fiscal 2017 are earned based on the company’s future achievement of three-year goals for average organic net sales growth and cumulative free cash flow.

Payouts can vary from zero to 150 percent of the target number of PSUs, based on results against the goals, a 25 percent payout representing threshold performance, a 100 percent payout representing target performance, and a 150 percent payout representing maximum performance.

Each PSU earned is settled with a share of the company’s common stock following the completion of the three-year performance period, except for the CEO’s PSUs which are settled one year following the completion of the three-year performance period.

PSUs are designed to focus executives on equally weighted top-line and bottom-line operating metrics that drive shareholder value: average organic net sales growth and cumulative free cash flow, which is cash from operating activities less capital expenditures. As PSUs were first granted in fiscal 2015 to Mr. Powell, we have now completed our first three-year performance period. The following table summarizes our company performance against the performance measures for the fiscal 2015 – fiscal 2017 PSUs.

Fiscal 2015 – Fiscal 2017 PSU Measures and Weightings ($ in millions)	Target	Actual Performance(3)	Award Achievement %
Average Organic Net Sales Growth (50%)(1)	3.0%	-1.4%	0%
Cumulative Free Cash Flow (50%)(2)	$6,350	$5,749	54%
Fiscal 2015 – Fiscal 2017 PSU Performance Achievement			27%
(1)	Organic Net Sales Growth: defined as growth in sales for the company excluding any impacts from acquisitions, divestitures, and foreign currency exchange.
(2)	Cumulative Free Cash Flow: cash generation performance measured by cash flow from operations, less capital expenditures.
(3)	Actual Performance: cumulative free cash flow has been adjusted for restructuring projects, acquisitions and divestitures activity not included in original targets.

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Stock Options and Restricted Stock Units

Stock options and RSUs are subject to a four-year cliff vesting period from the grant date. The exercise price per share for stock options equals the closing price of our common stock on the NYSE on the grant date. The stock options generally expire 10 years and one month from the grant date.

Other Elements of Compensation

Retirement and Health Benefits

We provide competitive retirement security and health benefits. Our executives participate in the same benefit plans made available to U.S.-based salaried employees, including medical benefits, disability and life insurance, Pension Plan and Supplemental Retirement Plan (designed to restore contributions that otherwise would be lost because of limits in the Pension Plan), 401(k) Plan and Supplemental Savings Plan (designed to restore contributions that otherwise would be lost because of limits in the 401(k) Plan). See pages 56-58 for further details.

In May 2017, we announced changes to our U.S. and Canadian pension plans. The company will freeze the Pension Plan and Supplemental Retirement Plan for active, non-union employees who are participating in those plans as of December 31, 2027. Beginning January 1, 2028, active employees in the U.S. and Canada will not accrue additional benefits under the Pension Plan or the Supplemental Retirement Plan, but will instead participate in an enhanced defined contribution plan with both a company match and an automatic company contribution. See page 57 for further details.

Perquisites

We provide our executives with limited perquisites in the form of a company automobile and a limited financial counseling benefit. See Perquisites and Other Personal Benefits on page 51.

Severance

We provide a Separation Pay and Benefits Program to attract and retain executives and to promote orderly succession for key roles. We do not have any employment contracts with our NEOs. See page 60 for further details.

The Compensation Process

Determining Executive Compensation

The compensation committee regularly assesses the effectiveness of the executive compensation program in driving performance, and it uses shareholder feedback, regulatory requirements and external trends to inform its decision making. Any changes are typically approved in June for the new fiscal year. For the CEO, the board reviews and approves the committee’s recommendations.

Each June, the board and compensation committee approve compensation for the CEO and the committee approves compensation for his direct reports, based on performance from the most recently completed fiscal year, and establishes goals for the upcoming one- and three-year performance periods. In approving compensation for the most recently completed fiscal year, the committee and the board primarily examine:

•	Company performance as measured by our Annual Company Performance Measures;
•	Competitive market data prepared by the independent compensation consultant;
•	Each director’s written evaluation of the CEO’s performance against his objectives, which were approved by the committee at the beginning of the fiscal year;
•	The recommendations of the CEO for the other executive officers;
•	Feedback from shareholders and the most recent say-on-pay vote;
•	Tally sheets of cumulative earnings and stock awards to provide context for annual actions.

Frederic W. Cook & Co., Inc., the committee’s independent compensation consultant, advises the compensation committee on executive and director compensation, but performed no other services for General Mills in fiscal 2017. The compensation committee actively works with

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the independent compensation consultant to formulate compensation recommendations for our CEO to be approved by the entire board. Management makes recommendations to the committee for the other executive officers, and the independent compensation consultant advises the committee on those recommendations.

The compensation committee has sole authority to retain or replace the independent compensation consultant, and the committee annually evaluates the engagement and assesses the consultant’s independence in accordance with the listing standards of the NYSE. Most recently, the committee determined that the engagement did not raise any conflict of interest. In reaching this conclusion, the compensation committee considered factors relevant to the consultant’s independence from management, including the six factors set forth in the NYSE listing standards.

In order to promote independent decision making on executive compensation matters, the compensation committee meets in executive session without management present after each meeting, often with the participation of the independent compensation consultant.

The Industry Peer Group

The compensation committee, with the assistance of management and the independent compensation consultant, annually evaluates our executive compensation program against similar programs within the consumer packaged goods industry peer group. The compensation committee also annually conducts a comprehensive industry peer group review, with assistance from the independent compensation consultant. We did not have any changes to our industry peer group for fiscal 2017.

The compensation committee used the following selection criteria in determining our industry peer group:

•	Global, publicly traded consumer packaged goods companies within our sub-industries, as identified by the S&P Global Industry Classification System
•	Comparable scale and complexity of operations, as measured primarily by sales, market capitalization, total assets and total employees
•	Direct competitors for business, capital or industry talent
•	Continuous and transparent disclosure of business results and executive compensation
•	Continuity from year to year

OUR INDUSTRY PEER GROUP
Campbell Soup Co.	Dr. Pepper Snapple Group Inc.	Mondelēz International, Inc.
Clorox Co.	The Hershey Co.	Nestlé SA*
The Coca-Cola Co.	The J. M. Smucker Company	PepsiCo, Inc.
Colgate-Palmolive Co.	Kellogg Co.	The Procter & Gamble Co.
ConAgra Foods, Inc.	Kimberly-Clark Corp.	Reckitt Benckiser Group plc*
Danone Inc.*	The Kraft Heinz Company	Unilever NV*
*	Excluded from compensation comparisons due to lack of publicly available pay information.

How We Use Our Industry Peer Group

•	To assess pay levels and pay mix for executive officers
•	To evaluate total direct compensation for executive officers in comparable positions
•	To gauge relative financial performance and TSR
•	To evaluate annual and long-term incentive structure
•	To review governance and terms of incentive awards, including vesting and clawback provisions
•	To compare benefits, perquisites and severance
•	To review overall share usage and run rate

The compensation committee annually compares General Mills’ compensation under various performance scenarios versus industry peer group practices to ensure that our programs are competitive and that pay is commensurate with performance relative to the industry.

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Key Policies – Supplemental Information

Significant Executive Investment in Company Stock

Long-term stock ownership is deeply engrained in our executive culture, and it reflects our executives’ strong commitment to the company’s success. Minimum ownership requirements are ten times salary for the CEO, five times salary for executive vice presidents (“EVPs”) and senior vice presidents (“SVPs”), and three times salary for all other corporate officers. In fact, the Chairman holds company stock worth 40 times his base salary, and the other NEOs hold company stock worth, on average, 9 times their base salaries. Executives must hold 50 percent of net, after-tax shares that they receive pursuant to stock awards until they meet the ownership requirements. Stock ownership includes direct and indirect ownership, deferred stock units, unvested RSUs, and stock held in the 401(k) Plan. Given Mr. Harmening’s recent appointment to CEO, he currently is below the CEO ownership requirement.

STOCK OWNERSHIP FOR ACTIVE NAMED EXECUTIVE OFFICERS

	Required Base		Actual Base Salary
Name	Salary Multiple	Shares Owned	Multiple
K. J. Powell
Chairman	10x	686,720	40x
J. L. Harmening
Chief Executive Officer	10x	135,142	6x
D. L. Mulligan
EVP, Chief Financial Officer	5x	228,178	17x
J. R. Church
EVP, Chief Supply Chain Officer and Global Business Solutions	5x	67,753	6x
R. C. Allendorf
SVP, General Counsel and Secretary	5x	53,584	5x

Robust Clawback Policy

In the event the company is required to restate financial results due to fraud, intentional misconduct, gross negligence or otherwise, the compensation committee may adjust the future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from company officers whose conduct contributed significantly to such financial restatement. Also, the compensation committee may take these actions where it reasonably believes the company’s Employee Code of Conduct or the terms of a separation agreement have been violated.

Restrictions on Hedging or Pledging Company Stock

Executive officers and directors of the company are not permitted to use options, contracts or other arrangements to hedge their holdings of company stock. They are also prohibited from pledging company stock as security for loans.

Compensation that is Tax Deductible by the Company

The Executive Incentive Plan and the 2011 Stock Compensation Plan have been structured so that incentive awards can typically qualify as performance-based compensation, which is tax-deductible by the company under Section 162(m) of the Internal Revenue Code. However, the compensation committee reserves the right to grant awards that are not subject to performance vesting and that are not fully tax-deductible when the committee deems it is in the best interest of the company.

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Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended May 28, 2017.

SUBMITTED BY THE COMPENSATION COMMITTEE

Bradbury H. Anderson, Chair
David M. Cordani
Maria G. Henry
Steve Odland
Jorge A. Uribe

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The following tables and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis. They present compensation for our CEO and CFO and each of the other three most highly-compensated executive officers active at the end of fiscal 2017 and for a former executive officer Christopher D. O’Leary.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value(4) ($)	All Other Compensation(5) ($)	Total ($)
Kendall J. Powell Chairman and CEO	2017	1,236,667	4,086,646	2,703,034	811,253	161,814	165,110	9,164,524
	2016	1,206,500	3,423,719	1,796,295	2,258,568	2,124,905	187,903	10,997,890
	2015	1,200,650	3,416,985	1,858,710	1,681,054	5,124,882	147,780	13,430,061
Jeffrey L. Harmening President, COO	2017	775,000	1,500,029	992,182	317,750	969,256	73,888	4,628,105
	2016	650,000	844,800	419,044	760,500	822,309	78,873	3,575,526
	2015	577,500	741,973	433,604	570,755	589,008	42,322	2,955,162
Donal L. Mulligan EVP, CFO	2017	736,050	1,520,157	1,005,409	301,781	924,174	80,761	4,568,332
	2016	712,300	870,375	419,044	904,621	927,619	97,792	3,931,751
	2015	673,017	1,564,066	433,604	669,840	1,281,765	85,287	4,707,580
John R. Church EVP, Chief Supply Chain Officer and Global Business Solutions	2017	577,767	660,146	436,559	212,618	705,548	57,987	2,650,625
	2016	559,100	521,146	251,423	568,046	738,290	69,955	2,707,960
	2015	513,583	479,165	257,898	397,274	974,814	49,451	2,672,185
Richard C. Allendorf SVP, General Counsel and Secretary	2017	542,500	660,146	436,559	243,040	610,155	46,729	2,539,129
Christopher D. O’Leary Former EVP, COO, International	2017	730,133	950,063	628,382	335,861	851,915	80,687	3,577,041
	2016	712,300	871,601	419,044	833,391	972,781	97,493	3,906,610
	2015	673,017	1,815,220	433,604	674,524	1,391,320	83,302	5,070,987

Footnotes to the Summary Compensation Table:

(1)	2017 amounts reported for stock awards represent the aggregate grant date fair value of RSUs and PSUs awarded to the NEOs in fiscal 2017. RSUs awarded to the NEOs have four-year cliff vesting, and PSUs awarded to the NEOs have a three-year performance period (fiscal 2017-2019) and an additional fourth year of vesting for the CEO. Grant date fair value is calculated in accordance with FASB ASC Topic 718. The grant date fair value of each stock award equals the closing price of our common stock on the NYSE on the grant date ($66.52 for RSUs and $72.02 for PSUs in fiscal 2017, $55.72 for RSUs and $56.96 for PSUs in fiscal 2016, and $53.70 for RSUs and $53.70 for PSUs in fiscal 2015). The values shown have not been adjusted to reflect that these units are subject to forfeiture. The PSU value assumes target performance over the performance period, and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

The following table reflects the value at grant date of the 2017 PSU awards at minimum, threshold, target, and maximum performance levels

GRANT DATE VALUE OF 2017 PERFORMANCE SHARE UNITS

Name	At Minimum 0% ($)	At Threshold 25% ($)	At Target 100% ($)	At Maximum 150% ($)
K. J. Powell	0	510,838	2,043,351	3,065,027
J. L. Harmening	0	187,504	750,016	1,125,024
D. L. Mulligan	0	190,025	760,099	1,140,149
J. R. Church	0	82,535	330,139	495,209
R. C. Allendorf	0	82,536	330,145	495,218
C. D. O’Leary	0	118,761	475,044	712,566
(2)	2017 amounts reported for option awards represent the grant date fair value of options awarded to the NEOs in fiscal 2017. Stock options awarded to the NEOs in fiscal 2017 have four-year cliff vesting. The grant date fair value of options calculated in accordance with FASB ASC Topic 718 equals $8.80 per share (fiscal 2017), $7.24 per share (fiscal 2016), and $7.22 per share (fiscal 2015), based on our Black-Scholes option pricing model. The following assumptions were used in the fiscal 2017 calculation: expected term of 8.5 years; dividend yield of 2.9 percent annually; dividend growth rate of 7.00 percent annually; a risk-free interest rate of 1.7 percent; and expected price volatility of 17.8 percent. Fiscal 2016 and 2015 assumptions are listed in our proxy statements for those years. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

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(3)	As described in the “Annual Incentive Award” section of the Compensation Discussion and Analysis on pages 42-44, the amounts reported reflect annual incentive awards earned for performance under the Executive Incentive Plan for fiscal 2017, 2016 and 2015.

(4)	Includes the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Retirement Plan.

There have been no enhanced pension benefits delivered to our NEOs via a change in plan design over the last three fiscal years. Reasons for the increases relate to additional service, aging and increases in “Final Average Earnings” as defined in the Pension Benefits section.

(5)	All Other Compensation for fiscal 2017 includes the following amounts:

Name	Contributions to Retirement Savings Plans(6) ($)	Perquisites and Other Personal Benefits(7) ($)	Total ($)
K. J. Powell	130,078	35,033	165,111
J. L. Harmening	50,407	23,482	73,889
D. L. Mulligan	58,857	21,904	80,761
J. R. Church	40,259	17,728	57,987
R. C. Allendorf	30,254	16,475	46,729
C .D. O’Leary	56,738	23,949	80,687
(6)	Includes the company’s fixed and variable contributions during fiscal 2017 to the 401(k) Plan, the Supplemental Savings Plan and the Deferred Compensation Plan. Contributions to the Deferred Compensation Plan are made as if these amounts had been contributed to the 401(k) Plan and the Supplemental Savings Plan. For more information on the terms of the contributions, see Other Retirement Savings Plans.

CONTRIBUTIONS TO RETIREMENT SAVINGS PLANS

Name	Matching Contributions to Deferred Compensation ($)	Matching Contributions to 401(k) Plan ($)	Contributions to Supplemental Savings Plan ($)	Total ($)
K. J. Powell	—	8,100	121,978	130,078
J. L. Harmening	—	8,100	42,307	50,407
D. L. Mulligan	—	8,100	50,757	58,857
J. R. Church	—	9,395	30,864	40,259
R. C. Allendorf	—	9,638	20,616	30,254
C. D. O’Leary	8,975	4,586	43,177	56,738
(7)	Includes the following perquisites and other personal benefits for fiscal 2017:

PERQUISITES AND OTHER PERSONAL BENEFITS

Name	Personal Use of Executive Car(8) ($)	Financial Counseling ($)	Total ($)
K. J. Powell	20,033	15,000	35,033
J. L. Harmening	12,182	11,300	23,482
D. L. Mulligan	14,904	7,000	21,904
J. R. Church	15,708	2,020	17,728
R. C. Allendorf	12,675	3,800	16,475
C. D. O’Leary	15,949	8,000	23,949
(8)	Includes the annual taxable value of the vehicle according to Internal Revenue Service regulations plus the applicable Internal Revenue Service rate per mile to cover fuel and maintenance charges.

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Grants of Plan-Based Awards for Fiscal 2017

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair
Name	Grant Date		Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	or Base Price of Option Awards ($/Sh)	Value of Stock and Option Awards ($)
K. J. Powell	—		Cash(1)	494,667	1,978,667	3,957,334	—	—	—	—	—	—	—
	6/21/2016	(2)	RSU	—	—	—	—	—	—	30,717	—	—	2,043,295
	7/15/2016	(3)	PSU	—	—	—	7,093	28,372	42,558	—	—		2,043,351
	6/21/2016	(4)	Options	—	—	—	—	—	—	—	307,163	66.52	2,703,034
J. L. Harmening	—		Cash(1)	193,750	775,000	1,550,000	—	—	—	—	—	—	—
	6/21/2016	(2)	RSU	—	—	—	—	—	—	11,275	—	—	750,013
	7/15/2016	(3)	PSU	—	—	—	2,604	10,414	15,621	—	—	—	750,016
	6/21/2016	(4)	Options	—	—	—	—	—	—	—	112,748	66.52	992,182
D. L. Mulligan	—		Cash(1)	184,013	736,050	1,472,100	—	—	—	—	—	—	—
	6/21/2016	(2)	RSU	—	—	—	—	—	—	11,426	—	—	760,058
	7/15/2016	(3)	PSU	—	—	—	2,639	10,554	15,831	—	—	—	760,099
	6/21/2016	(4)	Options	—	—	—	—	—	—	—	114,251	66.52	1,005,409
J. R. Church	—		Cash(1)	115,553	462,214	924,428	—	—	—	—	—	—	—
	6/21/2016	(2)	RSU	—	—	—	—	—	—	4,961	—	—	330,006
	7/15/2016	(3)	PSU	—	—	—	1,146	4,584	6,876	—	—	—	330,140
	6/21/2016	(4)	Options	—	—	—	—	—	—	—	46,609	66.52	436,559
R. C. Allendorf	—		Cash(1)	108,500	434,000	868,000	—	—	—	—	—	—	—
	6/21/2016	(2)	RSU	—	—	—	—	—	—	4,961	—	—	330,006
	7/15/2016	(3)	PSU	—	—	—	1,146	4,584	6,876	—	—	—	330,140
	6/21/2016	(4)	Options	—	—	—	—	—	—	—	49,609	66.52	436,559
C. D. O’Leary	—		Cash(1)	182,533	730,133	1,460,266	—	—	—	—	—	—	—
	6/21/2016	(2)	RSU	—	—	—	—	—	—	7,141	—	—	475,019
	7/15/2016	(3)	PSU	—	—	—	1,649	6,596	9,894	—	—	—	475,044
	6/21/2016	(4)	Options	—	—	—	—	—	—	—	71,407	66.52	628,382

(1)	Annual Incentive Awards for Fiscal 2017 Performance: Cash. Includes the potential range of 2017 annual incentive awards as described in the Compensation Discussion and Analysis. The actual amount earned for fiscal 2017 performance is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	Long-Term Incentive Awards: Restricted Stock Units. Includes RSUs granted in fiscal 2017 under the 2011 Stock Compensation Plan.

(3)	Long-Term Incentive Awards: Performance Share Units. Includes PSUs that will be paid out based on a fiscal 2017-2019 performance period and an additional fourth year of vesting for the CEO under the 2011 Stock Compensation Plan as described in the Compensation Discussion & Analysis.

(4)	Long-Term Incentive Awards: Options. Includes options granted in fiscal 2017 under the 2011 Stock Compensation Plan.

Information on the terms of these awards are described under “Elements of Total Direct Compensation” in the Compensation Discussion and Analysis. See Potential Payments Upon Termination or Change in Control for a discussion of how equity awards are treated under various termination scenarios.

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The following table summarizes the outstanding equity awards as of May 28, 2017 for each of the NEOs.

Outstanding Equity Awards at 2017 Fiscal Year-End

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Vesting Date(1)		Exercisable	Unexercisable			Vested (#)	Vested(2) ($)	Vested(3) (#)	Vested(2) ($)
K. J. Powell	6/25/2017		—	—	—	—	58,986	3,381,078	—	—
	6/25/2017		—	—	—	—	14,212	814,632	—	—
	6/24/2018		—	—	—	—	25,744	1,475,646	—	—
	6/24/2018		—	—	—	—	7,953	455,866	—	—
	6/24/2018		—	—	—	—	8,082	463,260	—	—
	6/30/2019		—	—	—	—	32,595	1,868,346	—	—
	6/30/2019		—	—	—	—	—	—	28,222	1,617,685
	6/21/2020		—	—	—	—	30,717	1,760,698	—	—
	7/15/2020		—	—	—	—	—	—	28,372	1,626,283
	6/23/2012		483,788	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		536,612	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		457,340	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		357,525	—	37.21	7/28/2021	—	—	—	—
	6/26/2016		320,249	—	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	294,926	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	257,439	53.70	7/24/2024	—	—	—	—
	6/30/2019		—	248,107	55.72	7/30/2025	—	—	—	—
	6/21/2020		—	307,163	66.52	7/21/2026	—	—	—	—
J. L.	7/16/2017	*	—	—	—	—	15,000	859,800	—	—
Harmening	6/25/2017		—	—	—	—	7,580	434,486	—	—
	6/25/2017		—	—	—	—	1,013	58,065	—	—
	6/24/2018		—	—	—	—	12,012	688,528	—	—
	6/24/2018		—	—	—	—	1,805	103,463	—	—
	6/30/2019		—	—	—	—	8,760	502,123	—	—
	6/30/2019		—	—	—	—	—	—	6,584	377,395
	7/15/2019		—	—	—	—	—	—	10,414	596,930
	6/21/2020		—	—	—	—	11,275	646,283	—	—
	6/23/2012		55,260	—	31.70	7/23/2018	—		—	—
	6/29/2013		61,294	—	27.92	7/29/2019	—		—	—
	6/28/2014		45,397	—	37.40	7/28/2020	—		—	—
	6/28/2015		44,147	—	37.21	7/28/2021	—		—	—
	6/26/2016		47,306	—	38.15	7/26/2022	—		—	—
	6/25/2017		—	37,895	48.33	7/25/2023	—		—	—
	6/24/2018		—	60,056	53.70	7/24/2024	—		—	—
	6/30/2019		—	57,879	55.72	7/30/2025	—
	6/21/2020		—	112,748	66.52	7/21/2026	—		—	—

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			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Vesting Date(1)		Exercisable	Unexercisable			Vested (#)	Vested(2) ($)	Vested(3) (#)	Vested(2) ($)
D. L. Mulligan	6/25/2017		—	—	—	—	16,295	934,029	—	—
	6/25/2017		—	—	—	—	5,778	331,195	—	—
	6/24/2019	*	—	—	—	—	13,967	800,588	—	—
	6/24/2018		—	—	—	—	12,012	688,528	—	—
	6/24/2018		—	—	—	—	3,147	180,386	—	—
	6/30/2019		—	—	—	—	8,890	509,575	—	—
	6/30/2019		—	—	—	—	—	—	6,584	377,395
	7/15/2019		—	—	—	—	—	—	10,554	604,955
	6/21/2020		—	—	—	—	11,426	654,938	—	—
	6/23/2012		108,840	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		120,722	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		126,337	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		98,764	—	37.21	7/28/2021	—	—	—	—
	6/26/2016		88,467	—	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	81,471	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	60,056	53.70	7/24/2024	—	—	—	—
	6/30/2019		—	57,879	55.72	7/30/2025	—	—	—	—
	6/21/2020		—	114,251	66.52	7/21/2026	—	—	—	—
J. R. Church	6/25/2017		—	—	—	—	8,714	499,486	—	—
	6/25/2017		—	—	—	—	2,737	156,885	—	—
	6/24/2018		—	—	—	—	7,144	409,494	—	—
	6/24/2018		—	—	—	—	1,779	101,972	—	—
	6/30/2019		—	—	—	—	5,313	304,541	—	—
	6/30/2019		—	—	—	—	—	—	3,952	226,529
	7/15/2019		—	—	—	—	—	—	4,584	262,755
	6/21/2020		—	—	—	—	4,961	284,365	—	—
	6/28/2015		52,812	—	37.21	7/28/2021	—	—	—	—
	6/26/2016		47,306	—	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	43,565	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	35,720	53.70	7/24/2024	—	—	—	—
	6/30/2019		—	34,727	55.72	7/30/2025	—	—	—	—
	6/21/2020		—	49,609	66.52	7/21/2016	—	—	—	—
R. C. Allendorf	6/25/2017		—	—	—	—	2,751	157,688	—	—
	6/24/2018		—	—	—	—	2,359	135,218	—	—
	6/30/2019		—	—	—	—	4,104	235,241	—	—
	6/30/2019		—	—	—	—	—	—	3,522	201,881
	7/15/2019		—	—	—	—	—	—	4,584	262,755
	6/21/2020		—	—	—	—	4,961	284,365	—	—
	6/25/2011		8,710	—	29.40	7/25/2017	—	—	—	—
	6/23/2012		4,558	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		5,054	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		13,897	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		10,864	—	37.21	7/28/2021	—	—	—	—
	6/26/2016		9,731	—	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	8,962	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	8,408	53.70	7/24/2024	—	—	—	—
	6/30/2019		—	30,950	55.72	7/30/2025	—	—	—	—
	6/21/2020		—	49,609	66.52	7/21/2026	—	—	—	—

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			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Vesting Date(1)		Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested(2) ($)	Vested(3) (#)	Vested(2) ($)
C. D.	6/25/2017		—	—	—	—	16,295	934,029	—	—
O’Leary	6/25/2017		—	—	—	—	5,701	326,781	—	—
	6/24/2019	*	—	—	—	—	18,622	1,067,413	—	—
	6/24/2018		—	—	—	—	12,012	688,528	—	—
	6/24/2018		—	—	—	—	3,169	181,647	—	—
	6/30/2019		—	—	—	—	8,912	510,836	—	—
	6/30/2019		—	—	—	—	—	—	6,584	377,395
	7/15/2019		—	—	—	—	—	—	6,596	378,083
	6/21/2020		—	—	—	—	7,141	409,322	—	—
	6/25,2011		195,000	—	29.40	7/25/2017	—	—	—	—
	6/23/2012		126,976	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		140,840	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		126,337	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		98,764	—	37.21	7/28/2021	—	—	—	—
	6/26/2016		88,467	—	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	81,471	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	60,056	53.70	7/24/2024	—	—	—	—
	6/30/2019		—	57,879	55.72	7/30/2025	—	—	—	—
	6/21/2020		—	71,407	66.52	7/21/2026	—	—	—	—
(1)	Options and RSUs vest 100 percent four years after the grant date, except that the asterisked awards (*) vest 100 percent five years after the grant date, subject to a three-year minimum active service requirement. PSUs vest three years after the grant date, to the extent they are earned based on a three-year performance period. PSUs for the CEO vest four years after the grant date, to the extent they are earned based on a three-year performance period.

(2)	Market value of unvested RSUs and PSUs equals the closing price of our common stock on the NYSE at fiscal year-end ($57.32) multiplied by the number of units.

(3)	Includes PSUs for the fiscal 2016-2018 performance period and fiscal 2017-2019 performance period for all NEOs. All PSUs are valued at the target award level.

The following table summarizes the option awards exercised and RSUs vested during fiscal 2017 for each of the NEOs.

Option Exercises and Stock Vested for Fiscal 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
K. J. Powell	481,250	17,204,500	75,652	5,003,623
J. L. Harmening	33,150	1,381,195	11,459	757,898
D. L. Mulligan	—	—	22,127	1,463,480
J. R. Church	67,557	2,281,400	11,633	769,407
R. C. Allendorf	8,376	387,893	2,725	180,232
C. D. O’Leary	—	—	22,217	1,469,432
(1)	Value realized equals the closing price of our common stock on the NYSE at exercise, less the exercise price, multiplied by the number of shares exercised.

(2)	Value realized equals the closing price of our common stock on the NYSE on the vesting date multiplied by the number of shares vested.

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Pension Benefits

The company maintains two defined benefit pension plans that include NEOs:

•	The General Mills Pension Plan (“Pension Plan”) is a tax-qualified plan available generally to non-union employees in the United States that provides benefits based on a formula that yields an annual amount payable over the participant’s life.
•	The Supplemental Retirement Plan of General Mills, Inc. (“Supplemental Retirement Plan”) provides benefits based on the Pension Plan formula in excess of the Internal Revenue Code limits placed on annual benefit amounts and annual compensation under the Pension Plan. The Supplemental Retirement Plan also provides benefits based on the Pension Plan formula that is attributable to deferred compensation.

The following table shows present value of accumulated benefits that NEOs are entitled to under the Pension Plan and Supplemental Retirement Plan.

		Number of Years	Present Value of	Payments During
		Credited Service(1)	Accumulated Benefit(2)	Last Fiscal Year(3)
Name	Plan Name	(#)	($)	($)
K. J. Powell(4)	Pension Plan	37.7823	1,724,993	—
	Supplemental Retirement Plan	37.7823	27,793,157	—
J. L. Harmening(5)	Pension Plan	22.8710	870,373	—
	Supplemental Retirement Plan	22.8710	3,136,938	—
D. L. Mulligan(4)	Pension Plan	18.7500	900,102	—
	Supplemental Retirement Plan	18.7500	5,732,824	—
J. R. Church(5)	Pension Plan	28.8334	1,117,880	—
	Supplemental Retirement Plan	28.8334	4,024,033	—
R. C. Allendorf(4)	Pension Plan	18.4785	892,554	—
	Supplemental Retirement Plan	18.4785	1,312,328	—
C. D. O’Leary(4)	Pension Plan	19.5000	983,822	—
	Supplemental Retirement Plan	19.5000	6,277,477	—
(1)	Number of years of credited service equals number of years of actual service.
(2)	Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board, including:
	•	Discount rate equal to a weighted average of 4.11 percent as of the end of fiscal 2017;
	•	Mortality rates based on the RP2014 Mortality Table with White Collar adjustment and MP2016 generational projection;
	•	Single life annuity payments;
	•	Age 62 (unreduced benefit retirement age), discounted to current age; and
	•	No pre-retirement decrements or future increases in pay, service or legislated limits.
(3)	In accordance with Section 409A of the Internal Revenue Code, “specified employees,” including the NEOs, must wait six months from their termination date to begin payment of any Supplemental Retirement Plan benefit accrued after December 31, 2004 and to receive a distribution of their Supplemental Savings Plan account.
(4)	NEO is eligible for early retirement under both the Pension Plan and the Supplemental Retirement Plan.
(5)	NEO is not eligible for early retirement but currently qualifies for enhanced early retirement reductions under the “Rule of 70,” as described in this section, under both the Pension Plan and the Supplemental Retirement Plan.

The Pension Plan and Supplemental Retirement Plan formulas provide an annual benefit amount equal to 50 percent of Final Average Earnings less 50 percent of the Social Security benefit, prorated for benefit service of less than 30 years, as discussed in this section. Final Average Earnings are the greater of (a) average of the highest five full calendar years of compensation recognized under the Plans, and (b) amount in (a) increased by compensation in the partial year of termination and decreased by the same ratio of compensation for lowest year in average. The Supplemental Retirement Plan formula replaces (b) with the final 60 months of compensation. Final Average Earnings generally approximate the salary and non-equity incentive plan compensation reported in the Summary Compensation Table.

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Early retirement benefits are available after attaining age 55 and five years of eligibility service. The Final Average Earnings portion of the benefit calculation is reduced by 2 percent per year for the first three years and by 4 percent per year for each year thereafter by which commencement precedes age 62. The Social Security offset portion of the benefit calculation is reduced by 5/9 of a percent for each of the first 36 months by which commencement precedes age 65. In addition, a temporary early retirement supplement equal to the reduced social security benefit is payable to age 62. This social security supplement is not available to those hired after January 1, 2005 or to those under the age of 50 as of June 1, 2012.

Employees hired prior to January 1, 2005 that terminate prior to early retirement eligibility and whose age plus years of eligibility service is greater than or equal to 70 at termination (“Rule of 70”), can commence retirement benefits as early as age 55 with early commencement reductions that are somewhat less favorable than those eligible for early retirement. Other terminations that occur prior to early retirement or Rule of 70 eligibility are eligible to commence benefits as early as age 55 with reductions that are closer to actuarial equivalence.

The Supplemental Retirement Plan provides additional supplemental pension benefits to involuntarily terminated participants in the Executive Incentive Plan if the sum of their current age and years of service equals or exceeds 75 and they are not retirement eligible. They receive a supplemental retirement benefit equal to the difference between their vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan.

All distributions under the Pension Plan and Supplemental Retirement Plan are payable in cash. There are no provisions in either Plan that allow for additional years of service above the service actually earned by a participant.

The normal form of payment under the Pension Plan for unmarried participants is a “Single Life Pension,” which provides for monthly payments for the participant’s lifetime, and for married participants, a “Joint and 50 percent to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 50 percent of the amount. Additional forms of payment are a “Joint and 75 percent to Survivor Pension” and a “Joint and 100% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 75 percent or 100 percent of the same amount, respectively, and a “Life Annuity with Ten Year Certain,” which provides for a pension payable for the participant’s lifetime, provided that if the participant dies before 120 monthly pension payments have been made, monthly payments will continue to the participant’s beneficiary until a total of 120 payments have been made.

The normal form of payment under the Supplemental Retirement Plan for unmarried participants is a “Single Life Pension,” and for married participants, a “Joint and 100% to Survivor Pension.” A “Joint and 50% to Survivor Pension” is also available.

Other Retirement Savings Plans

In addition to the Pension Plan and Supplemental Retirement Plan (both defined benefit plans), the company also offers the General Mills 401(k) Plan (“401(k) Plan”), a qualified plan available generally to employees in the United States, and the Supplemental Savings Plan of General Mills, Inc. (“Supplemental Savings Plan”), a non-qualified plan. The 401(k) Plan provides for participant contributions, together with a company match. Company contributions that cannot be deposited in the 401(k) Plan due to deferred compensation or federal limitations on contributions to qualified plans are credited to the Supplemental Savings Plan for eligible participants.

For the NEOs and other U.S. salaried employees hired before June 1, 2013, participant contributions to the 401(k) Plan can be matched up to 6 percent of earnable compensation subject to Internal Revenue Code limits. The company match has fixed and variable components. The fixed match is 50 percent on the first 6 percent of pay. In addition, the company at its discretion may add up to another 50 percent on the first 6 percent of pay after the close of each fiscal year, as an annual variable match.

U.S. salaried employees hired on or after June 1, 2013 receive enhanced retirement benefits through the 401(k) Plan and the Supplemental Savings Plan, instead of participating in the Pension Plan and Supplemental Retirement Plan. This enhanced plan will also be provided to all non-union employees effective January 1, 2028, after the pension freeze has become effective. This program is made up of two parts – company match and an annual company contribution. The company match is

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100 percent on the first 4 percent of pay and 50 percent on the next four percent of pay. This program does not have a discretionary variable match. In addition to the company match, there is an annual company contribution up to 5 percent of pay based on age plus service points.

The contributions to the 401(k) Plan and Supplemental Savings Plan for the NEOs for fiscal 2017 are reported in the Summary Compensation Table and reflect 50 percent of the maximum annual contribution available. This contribution was granted to eligible 401(k) Plan participants in light of the company’s fiscal 2017 performance. Distributions from the 401(k) Plan are permitted upon the earlier of termination or age 59.5. Distributions from the Supplemental Savings Plan are made in the calendar year following termination.

Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides most of our executives, including the NEOs, with the opportunity to defer up to 50 percent of base salary, 90 percent of annual incentive awards and 100 percent of RSUs. The CEO can defer up to 100 percent of his base salary, less tax withholding.

Participants’ deferred cash accounts earn a daily rate of return that tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. Here are the investment funds that were available for the full fiscal year and their rates of return for fiscal 2017: Stable Value Fund (1.6%); Core Bond Fund (1.5%); Diversified U.S. Equity Fund (18.3%); Growth Equity Fund (18.8%); S&P 500 Index Fund (17.3%); Small & Midcap Fund (19.6%); Value Equity Fund (18.5%); Company Stock Fund (-7.0%); International Developed Markets Fund (14.3%); International Emerging Markets Fund (26.0%); and Multi-Asset Class Fund (12.7%).

Participants are able to change their investment mix on a daily basis. RSUs in participants’ deferred stock accounts earn dividend equivalents equal to regular dividends paid on our common stock. These dividend equivalents are credited to the accounts or paid to the participants. Dividend equivalents credited to each account are used to “purchase” additional stock units for the account at a price equal to the closing price of our common stock on the NYSE on the dividend payment date.

We credit deferred accounts equal to the value of the contributions that we would have otherwise made to the participants’ 401(k) Plan and Supplemental Savings Plan accounts if the participants had not deferred compensation.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants must start receiving distributions from deferred accounts no later than age 70. Furthermore, in the case of deferred cash, participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out. In the case of deferred equity awards, participants may not receive shares of common stock in place of stock units for at least one year following the vesting date of the award. Participants may elect to receive distributions in a single payment or up to ten annual installments.

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate	Withdrawals/	Aggregate Balance
	in Last FY(1)	in Last FY(2)	Earnings in Last FY	Distributions(3)	at Last FYE
Name	($)	($)	($)	($)	($)
K. J. Powell	424,031	—	302,933	—	2,776,336
J. L. Harmening	380,250	—	87,049	—	3,045,930
D. L. Mulligan	884,677	4,932	1,204,153	1,792,633	8,008,797
J. R. Church	—	—	—	—	—
R. C. Allendorf	—	—	2,419	—	158,805
C. D. O’Leary	2,357,053	13,904	399,138	1,847,014	6,633,991
(1)	Non-equity incentive plan awards reported in the Summary Compensation Table are deferred after fiscal year end and do not appear in this column until the following year.
(2)	All of the company’s fixed contributions for the NEOs are included in their fiscal 2017 compensation in the Summary Compensation Table.
(3)	Includes dividends distributed on deferred stock units, in addition to any other withdrawals and distributions.

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Potential Payments Upon Termination or Change in Control

Payments and benefits received by the NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2017. The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the company.

Pension Plan and Supplemental Retirement Plan

NEOs who are terminated for any reason receive their vested benefits under the Pension Plan and Supplemental Retirement Plan as outlined in the Pension Benefits section.

Deferred Compensation Plan

NEOs who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section. Amounts are paid in accordance with the distribution date and form of distribution elected by the NEO at time of deferral.

Executive Survivor Income Plan

In the event that an NEO dies, his or her surviving spouse, or dependents if there is no surviving spouse, receive a monthly benefit equal to a percentage of the NEO’s final average earnings under the Pension Plan (1/12 of 25% for spouses or 1/12 of 12.5% divided equally among dependents) less benefits that are payable from the company’s retirement plans. Benefits continue until the spouse’s death or until the dependents no longer satisfy certain eligibility requirements. The benefit valuation at the end of this section assumes the NEO dies at the end of the fiscal year and payments are made to a surviving spouse. No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000.

Stock Compensation Plans

Unvested equity awards granted to the NEOs are generally treated as follows:

Nature of Termination	RSUs	PSUs	Stock Options
Voluntary	Forfeit	Forfeit	Forfeit
Involuntary for Cause	Forfeit	Forfeit	Forfeit
Involuntary without Cause where Age + Years of Service < 70 years	Fully vest	Within 12 months of grant: pro rata vest. After 12 months: fully vest	Fully vest, exercisable for shorter of remainder of option term or one year
Involuntary without Cause where Age + Years of Service ≥ 70 years	Fully vest	Within 12 months of grant: pro rata vest. After 12 months: fully vest	Normal vesting continues, exercisable for remainder of option term
Retirement — Normal and Early	Fully vest	Within 12 months of grant: pro rata vest. After 12 months: fully vest	Normal vesting continues, exercisable for remainder of option term
Death	Fully vest	Fully vest	Fully vest, exercisable for remainder of option term
Change in Control	Double-trigger vesting	Double-trigger vesting	Subject to double-trigger vesting and then exercisable for shorter of remainder of option term or one year

For double-trigger vesting: (1) the change in control must be consummated and (2) the participant must be involuntarily terminated other than for cause, or must voluntarily terminate with good reason, within two years of the change in control.

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Health Benefits

The NEOs qualify for retiree medical benefits available to the rest of our salaried employees in the United States. If an NEO is involuntarily terminated or terminated in connection with a change in control, he or she can receive medical coverage for up to two years under the Severance Plan described below. This coverage is the same as all other salaried employees would receive if involuntarily terminated.

Executive Separation Pay and Benefits Program

The General Mills Separation Pay and Benefits Program for Officers (“Severance Plan”) establishes the severance payments and benefits for all corporate executives, including the NEOs. The Severance Plan is intended to attract and retain NEOs and to promote orderly succession for key roles, particularly during the critical period surrounding a change in control when they are needed to minimize disruption to the business and to reassure shareholders and other stakeholders. This Plan is in lieu of employment contracts, which we do not have with any NEO.

For the NEOs, the Severance Plan provides a two-year continuation of base salary, average bonus, health benefits, life insurance and outplacement assistance following an involuntary termination other than for cause, death or disability. The Severance Plan also provides for a pro-rated bonus in the year of termination based on actual results for the year. Base salary and bonus continuation payments are made monthly over two years. Medical and dental benefits are maintained by the company for two years.

In the event of a change in control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change in control, select senior executives, including each NEO, will receive a lump sum payment equal to two years of base salary and average bonus payable within 30 days of termination, in addition to the other benefits described above. Average bonus includes bonus paid for each of the last three full fiscal years, or for such lesser number of years of employment.

Executives who are eligible for change in control payments will not receive excise tax gross-ups on those payments to the extent they are subject to excise taxes under Internal Revenue Code Section 4999. Instead, change in control payments will be subject to a “net best” provision, whereby the NEOs will receive either the original amount of the payment or a reduced amount, depending on which will provide them a greater after-tax benefit.

As a condition of receiving benefits under the Severance Plan, the NEOs are required to sign a separation agreement containing a general release and confidentiality, cooperation with litigation, non-disparagement, non-competition and non-solicitation provisions.

For the purposes of the Severance Plan, “change in control” includes:

•	Certain acquisitions of 20 percent or more of the voting power of securities entitled to vote in the election of directors;
•	Changes in a majority of the incumbent directors (incumbent directors include directors approved by a majority of the incumbents);
•	Certain reorganizations, mergers, asset sales or other transactions that result in existing shareholders owning less than 60 percent of the company’s outstanding voting securities; or
•	A complete liquidation of the company.

“Cause” includes:

•	Conviction of, or plea of guilty or no contest with respect to, a felony;
•	Improper disclosure of proprietary information or trade secrets of the company and its affiliates;
•	Willful failure to perform, or negligent performance of, employment duties;
•	Falsification of any records or documents of the company and its affiliates;
•	Willful misconduct, misappropriation, breach of fiduciary duty, fraud, or embezzlement with regard to the company and its affiliates;
•	Violation of any employment rules, policies or procedures of the company and its affiliates; or
•	Intentional or gross misconduct that injures the business or reputation of the company and its affiliates.

“Good reason” includes:

•	Material diminishment of the executive’s position, authority, duties or responsibilities;
•	Decrease in base salary, annual bonus or long-term incentive opportunity;
•	Certain required relocations; or
•	Failure to bind successors to the Severance Plan.

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Payments and Benefits as of the Last Business Day of Fiscal 2017

The payments and benefits for the NEOs under each termination scenario are outlined below. Perquisites and other personal benefits are valued on the basis of their aggregate incremental cost to the company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

Involuntary Not For
Benefit or Payment	Retirement	Cause Termination	Death	Change in Control
Prorated Bonus	Yes	Yes	Yes	Yes
Accrued Vacation Pay	Yes	Yes	Yes	Yes
Deferred Compensation Plan Contributions and Earnings	Yes	Yes	Yes	Yes
Vested Benefits in the Pension Plan and Supplemental Retirement Plan(1)	Yes	Yes	Yes	Yes
Vesting of Unvested RSUs(2)	Immediate	Immediate	Immediate	Double Trigger
Vesting of Unvested PSUs(3)	Performance Period (+ 1 year for CEO)	Performance Period (+ 1 year for CEO)	Immediate	Double Trigger
Vesting of Unvested Stock Options(4)	Continued	Continued	Immediate	Double Trigger
Medical and Life Insurance Benefits(5)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Spouse/Dependent Medical Benefits(5)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Pay Continuance(5)	No	2 Years’ Salary & Bonus	No	2 Years’ Salary & Bonus
Additional Pension Benefit(6)	No	Rule of 75/Age 55+	No	Rule of 75/Age 55+
Outplacement Assistance	No	Yes	No	Yes
Financial Counseling(7)	Yes	No	Yes	No
Company Car Purchase Option	Yes	Yes	No	No
Executive Survivor Income Plan(8)	No	No	Yes	No
(1)	Messrs Powell, Mulligan, Allendorf and O’Leary were eligible for early retirement as of the last business day of fiscal 2017.
(2)	For vesting of unvested RSUs, the values included in the table at the end of this section are based on the number of RSUs that would have vested if termination occurred on the last business day of fiscal 2017, multiplied by the closing price of our common stock on the NYSE as of that date ($57.32).
(3)	For vesting of unvested PSUs, the values included in the table at the end of this section are based on the number of PSUs that would have vested if termination occurred on the last business day of fiscal 2017, assuming target performance, multiplied by the closing price of our common stock on the NYSE as of that date ($57.32).
(4)	For vesting of unvested stock options, the values included in the table at the end of this section are based on the number of options that would have vested if termination occurred on the last business day of fiscal 2017, multiplied by the difference between the exercise price and the closing price of our common stock on the NYSE as of that date ($57.32).
(5)	The NEOs qualify for retiree medical benefits available to the rest of our salaried employees in the United States. Executives receive up to two years continued pay and medical and life insurance benefits if they are involuntarily terminated or terminated in connection with a change in control.
(6)	Under the Rule of 75, if the sum of an NEO’s age and years of service is equal to or exceeds 75 and the officer is involuntarily terminated before early retirement eligibility, he or she receives a supplemental retirement benefit equal to the difference between the officer’s vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan. Mr. Church was eligible for this benefit.
(7)	One year of financial counseling is available if the NEO is retirement eligible. Messrs Powell, Mulligan, Allendorf and O’Leary qualified as of the last business day of fiscal 2017. One year of financial counseling is also available to a NEO’s spouse upon the officer’s death, whether or not the officer was retirement eligible.
(8)	No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000. Mr. Powell and Mr. O’Leary participate in the Plan, but because the executives are early retirement eligible with long service, they have de minimis benefits under this Plan.

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The following table outlines the value of payments and benefits that the NEOs would receive under various termination scenarios as of the last business day of fiscal 2017, excluding any prorated bonus, accrued vacation pay, Deferred Compensation Plan contributions and earnings, and vested benefits in the Pension Plan and Supplemental Retirement Plan:

		Involuntary Not For		Change
	Retirement	Cause Termination	Death	in Control
Name	($)	($)	($)	($)
K. J. Powell	10,638,326	16,931,681	19,872,001	26,165,356
J. L. Harmening	—	6,250,776	5,268,588	7,920,246
D. L. Mulligan	4,217,380	7,281,353	6,287,051	9,342,797
J. R. Church	—	4,898,897	3,006,371	5,984,184
R. C. Allendorf	825,934	2,168,617	1,520,169	2,811,860
C. D. O’Leary	4,506,977	7,506,836	6,336,116	9,335,709

PROPOSAL NUMBER 4	ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The board of directors unanimously recommends a vote FOR holding the advisory vote to approve executive compensation EVERY YEAR.

In addition to the advisory vote to approve executive compensation, we are also seeking a nonbinding, advisory vote on how often the advisory vote to approve executive compensation should be held in the future. When this advisory vote was last held in 2011, shareholders indicated a preference to hold the advisory vote to approve executive compensation each year and the board implemented this standard.

The board continues to believe that an annual advisory vote to approve executive compensation is the most appropriate policy for our shareholders and the company at this time. Although we recognize the potential benefits of having less frequent advisory votes to approve executive compensation, we understand that an annual advisory vote is currently the standard desired by many shareholders. Regardless of the frequency of the advisory vote to approve executive compensation, the compensation committee will remain committed to considering feedback from shareholders as it continues to refine and evaluate the company’s compensation programs.

While the board recommends an annual advisory vote to approve executive compensation, shareholders may vote to hold the advisory vote each year, every two years or every three years. Shareholders may also abstain from voting on this proposal.

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PROPOSAL NUMBER 5	RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2018.

The audit committee is responsible for the selection, retention, oversight, evaluation and compensation of the independent auditor. The audit committee has appointed KPMG LLP (“KPMG”) to serve as our independent auditor for fiscal 2018. KPMG has served as the company’s independent auditor since 1928.

The audit committee annually reviews KPMG’s qualifications, performance, independence and fees in making its decision whether to engage KPMG. The focus of the process is to select and retain the most qualified firm to perform the annual audit. During the review and selection process, the audit committee considers a number of factors, including:

•	Recent and historical audit performance, including the results of a management survey concerning KPMG’s service;
•	The relevant experience, expertise and capabilities of KPMG and the audit engagement team in relation to the nature and complexity of our business;
•	A review of the firm’s independence and internal quality controls;
•	Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent auditor, including reports, findings and recommendations of the Public Company Accounting Oversight Board (“PCAOB”);
•	The appropriateness of KPMG’s fees for audit and non-audit services; and
•	The length of time that KPMG has served as our independent auditor, the benefits of maintaining a long-term relationship and controls and policies for ensuring that KPMG remains independent.

In accordance with SEC rules and company policies, our lead engagement partner is limited to a maximum of five years of service in that capacity. In order to select the lead engagement partner, management meets with each candidate for the role and then reviews and discusses the candidates with the chair of the audit committee, who meets with selected candidates. Based on recommendations from management and the chair, the full committee reviews and approves the lead engagement partner.

Based on its annual review, the audit committee believes that the retention of KPMG as our independent auditor is in the best interests of the company and its shareholders. We are asking shareholders to ratify the appointment of KPMG for fiscal 2018. If shareholders do not ratify the appointment of KPMG, the audit committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent auditor.

Representatives from KPMG will attend the 2017 Annual Meeting and will have the opportunity to make a statement and answer questions.

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees paid to KPMG during the fiscal years ended May 28, 2017 and May 29, 2016.

	Fiscal Year
(In thousands)	2017	2016
Audit Fees	$7,387	$6,940
Audit-Related Fees(1)	440	664
Tax Fees(2)	1,600	1,734
All Other Fees	—	—
TOTAL FEES	$9,427	$9,338
(1)	Includes primarily audit services for benefit plans and the General Mills Foundation.
(2)	Includes tax structure services, transfer pricing studies and planning and compliance filings.

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The audit committee has determined that performance of the services described in the table is compatible with maintaining the independence of KPMG.

Auditor Services Pre-approval Policy. The audit committee has a formal policy concerning approval of all services to be provided by KPMG, including audit, audit-related, tax and other services. The policy requires that all services KPMG may provide to us be pre-approved by the audit committee. The chair of the audit committee has the authority to pre-approve permitted services that require action between regular audit committee meetings, provided the chair reports to the full audit committee at the next regular meeting. The audit committee approved all services provided by KPMG during fiscal years 2016 and 2017.

Audit Committee Report

The Audit Committee. The audit committee of the board of directors consists of the five non-employee directors named below this report. Each member of the audit committee is an independent director under our guidelines and as defined by NYSE listing standards and SEC regulations for audit committee membership.

In addition, the board of directors has unanimously determined that Mr. Cordani, Ms. Henry, Ms. Miller, Mr. Ryan and Mr. Sprunk qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of NYSE listing standards. The board of directors has also unanimously determined that all audit committee members are financially literate within the meaning of the NYSE listing standards.

The audit committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls; assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm; approving the independent registered public accounting firm’s services and fees; reviewing our risk assessment process and ethical, legal and regulatory compliance programs; and reviewing and approving our annual audited financial statements before issuance, subject to the board of directors’ approval. The audit committee’s charter may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Audit Committee Report. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended May 28, 2017.

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended May 28, 2017 with management and KPMG, with and without management present. In connection with that review, the audit committee considered and discussed the quality of the company’s financial reporting and disclosures, management’s assessment of the company’s internal control over financial reporting and KPMG’s evaluation of the company’s internal control over financial reporting.

The audit committee has reviewed with KPMG the matters required to be presented and communicated to the audit committee by Auditing Standard No. 1301, as adopted by the PCAOB. This review included a discussion with management and the independent auditor of the quality, and not just the acceptability, of the company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has discussed with KPMG its independence from management and the company, as well as the matters in the written disclosures and the letter received from KPMG required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence. In addition, the audit committee has reviewed all fees paid to KPMG during the fiscal year and has considered the compatibility of KPMG’s performance of non-audit services, including the tax planning services described above, with the maintenance of KPMG’s independence as the company’s independent auditor.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended May 28, 2017 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Heidi G. Miller, Chair
David M. Cordani

Maria G. Henry

Robert L. Ryan

Eric D. Sprunk

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GENERAL INFORMATION

Other Business

We do not know of any other matters to be presented at the 2017 Annual Meeting. If any other matter is properly presented for a vote at the 2017 Annual Meeting, proxies other than the one for 401(k) Plan shares will be voted in the sole discretion of the proxy holders.

Questions and Answers About the 2017 Annual Meeting and Voting

Q.	How do I attend the 2017 Annual Meeting? What do I need to bring?

A.	To attend the 2017 Annual Meeting, you must have been a shareholder at the close of business on the record date July 28, 2017, and you will need to bring an admission ticket. You may be asked to provide valid photo identification. Please note that seating is limited, and admission is on a first-come, first-served basis.

You must print an admission ticket at www.proxyvote.com. You will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card. For questions about admission to the Annual Meeting, please contact us at 1-800-245-5703.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	How do I receive a printed copy of proxy materials?

A.	To request a printed copy of the proxy materials, please call 800-579-1639, e-mail sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

Q.	Who is entitled to vote?

A.	Record holders of General Mills common stock at the close of business on July 28, 2017 may vote at the 2017 Annual Meeting. On July 28, 2017, 573,314,712 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?

A.	If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

• You may complete and mail a voting instruction form to your broker or nominee.
• If your broker allows, you may submit voting instructions by telephone or the Internet.
• You may use a mobile device, scanning the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.
• You may also cast your vote in person at the 2017 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered shareholder, you may vote using any of the following methods:

• By going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 16-digit control number printed therein. You may also access instructions for telephone voting on the website.
• By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.
• If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the United States or Canada, by dialing 1-800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail. You will need the 16-digit control number printed on your proxy card.
• By casting your vote in person at the 2017 Annual Meeting.

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Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Daylight Time on Monday, September 25, 2017, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Friday, September 22, 2017.

We will vote your shares as you direct. You have three choices on each director nominee and other matters to be voted upon. Except on Proposal Number 4, you may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN. On Proposal Number 4, you have four choices on the frequency of future advisory votes to approve executive compensation. You may vote (or abstain) by choosing ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN.

If you return a proxy card but do not specify how you want to vote your shares, we will vote them FOR the election of the 13 director nominees set forth in this Proxy Statement, FOR the approval of the 2017 Stock Compensation Plan, FOR the compensation paid to our named executive officers, FOR ONE YEAR on the frequency of future advisory votes to approve executive compensation and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Q.	What if I change my mind after I vote my shares?

A.	You can revoke or change your proxy at any time before it is voted at the 2017 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you may revoke or change your vote:

• Via telephone or Internet, using the voting directions provided by your broker or nominee; or
• By casting your vote in person at the 2017 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered shareholder, you may revoke or change your vote by:

• Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;
• Sending written notice to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;
• Submitting a properly signed proxy card with a later date; or
• Voting in person at the 2017 Annual Meeting.

Q.	How will my General Mills 401(k) Plan shares be voted?

A.	If you hold your shares through the General Mills 401(k) Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote your shares. For shares that are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Friday, September 22, 2017. Any instruction received by State Street regarding your vote shall be confidential.

Q.	What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

A.	It means you have multiple accounts at the transfer agent or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact Wells Fargo Shareowner Services at 800-670-4763.

Q.	What will happen if I do not return a proxy card or voter instruction form?

A.	If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote (Proposal Number 5 to ratify the appointment of KPMG LLP as our independent auditor). Otherwise, your shares will not be voted.

Q.	How many shares must be present to hold the 2017 Annual Meeting?

A.	At least one-half of General Mills’ outstanding common shares as of the record date must be represented at the 2017 Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

• Are present and vote in person at the Annual Meeting;
• Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or
• Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 5.

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Q.	How many votes are needed to approve each item?

A.	Except for Proposal Number 2 and Proposal Number 4, all proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2017 Annual Meeting in person or by proxy. Proposal Number 2 requires the affirmative vote of a majority of votes cast (including abstentions), pursuant to NYSE voting standards. Proposal Number 4 requires the affirmative vote of a plurality of votes cast.

If an incumbent director is not re-elected by a majority of votes cast, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results.

Q.	How will voting on any other business be conducted?

A.	We do not know of any business to be considered at the 2017 Annual Meeting of Shareholders other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy card (other than for 401(k) Plan shares) gives authority to Jeffrey L. Harmening and Richard C. Allendorf to vote on such matters in their discretion.

Q.	How are the votes counted?

A.	You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions are counted as present at the 2017 Annual Meeting for purposes of determining whether there is a quorum under our By-laws, they are not treated as votes cast on any proposal except for Proposal Number 2, and they will not have an effect on the vote. For Proposal Number 2, abstentions will have the same effect of votes against the Proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may not vote your shares on any proposal except Proposal Number 5 at the 2017 Annual Meeting. In this situation, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Broker non-votes effectively reduce the number of votes needed to approve the proposal. NYSE rules permit brokers discretionary authority to vote on Proposal Number 5 at the 2017 Annual Meeting if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote shares that are held for you in street name, your broker has authority to vote on your behalf with regard to Proposal Number 5.

We have a policy of confidential voting that applies to all shareholders, including our employee-shareholders. Broadridge Investor Communications Solutions will tabulate the votes received.

Q.	Where do I find the voting results of the meeting?

A.	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2017 Annual Meeting. You can also go to our website at www.generalmills.com to access the Form 8-K.

Q.	How do I submit a shareholder proposal?

A.	If you wish to submit a proposal other than a director nomination for inclusion in our next Proxy Statement, we must receive the proposal on or before the close of business on April 16, 2018. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

If you wish to use proxy access to submit a director nomination for inclusion in our next Proxy Statement:

• You, or a group of up to 20 shareholders, must have continuously owned for three years at least three percent of our outstanding common stock.
• We must receive the nomination no earlier than the close of business on March 16, 2018 and no later than the close of business on April 16, 2018. The notice must contain the information required by the By-laws.
• Proxy access nominees appearing in the Proxy Statement generally may number up to the greater of two directors or 20 percent of the number of directors in office as of April 16, 2018. If there are a greater number submitted, the By-laws specify how the company will select which proxy access nominees to include in the Proxy Statement.
• Shareholder(s) and nominee(s) must satisfy the additional requirements specified in the By-laws.

Under our By-laws, if you wish to nominate a director or bring other business before the shareholders at our 2018 Annual Meeting without including your proposal in our Proxy Statement:

• You must notify the Corporate Secretary of General Mills in writing no earlier than the close of business on May 29, 2018 and no later than the close of business on June 28, 2018; and
• Your notice must contain the specific information required in our By-laws.

Our By-laws may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

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Solicitation of Proxies

We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged D.F. King & Co. to help us solicit proxies from shareholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses.

In addition to D.F. King, our directors, officers and employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.icsdelivery.com/gis to register your consent to receive our annual report and this Proxy Statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee-shareholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095.

Annual Reports

Our 2017 Annual Report to Shareholders, which includes our consolidated financial statements for the fiscal year ended May 28, 2017, is available on our website at www.generalmills.com in the Investors section. Otherwise, please call 800-245-5703 and a copy will be sent to you without charge. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended May 28, 2017 by writing to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at corporate.secretary@genmills.com.

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Your Vote is Important!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

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APPENDIX A	NON-GAAP FINANCIAL MEASURES

We have included in this proxy statement measures of financial performance that are not defined by generally accepted accounting principles (“GAAP”). Each of the measures is used in reporting to our executive management and several are used as components of the board of director’s measurement of our performance for incentive compensation purposes.

For each of these non-GAAP financial measures, we are providing below a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

Please see page 44 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2017 for the tax impact of after-tax items used in the reconciliations below.

ORGANIC NET SALES GROWTH

	Fiscal 2017
Net Sales Growth as Reported	(6)%
Acquisitions and Divestitures	(1	)pt
Impact of Foreign Currency Exchange	(1	)pt
Organic Net Sales Growth	(4)%

TOTAL SEGMENT OPERATING PROFIT

($ in Millions)	Fiscal 2017	Fiscal 2016	Change
Total Segment Operating Profit	$2,952.6	$2,999.5	(2)%
Unallocated Corporate Items	190.1	288.9
Divestitures loss (gain)	13.5	(148.2)
Restructuring, Impairment and Other Exit Costs	182.6	151.4
Operating Profit	$2,566.4	$2,707.4	(5)%

TOTAL SEGMENT OPERATING PROFIT GROWTH ON A CONSTANT CURRENCY BASIS

	Fiscal 2017
Percentage Change in Total Segment Operating Profit as Reported	(2)%
Impact of Foreign Currency Exchange	(1	)pt
Percentage Change in Total Segment Operating Profit on Constant-Currency Basis	(1)%

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ADJUSTED DILUTED EARNINGS PER SHARE GROWTH, EXCLUDING CERTAIN ITEMS AFFECTING COMPARABILITY ON A

CONSTANT-CURRENCY BASIS

	Fiscal 2017	Fiscal 2016	Change
Diluted Earnings per Share, as Reported	$2.77	$2.77	Flat
Mark-to-market Effects(a)	(0.01)	(0.07)
Divestitures loss (gain), net(b)	0.01	(0.10)
Restructuring Costs(c)	0.26	0.26
Project-related Costs(c)	0.05	0.06
Diluted Earnings per Share, Excluding Certain Items Affecting Comparability	$3.08	$2.92	5%
Foreign Currency Exchange Impact			(1	)pt
Diluted Earnings per Share Growth, Excluding Certain Items Affecting Comparability, on a Constant-currency Basis			6%

(a)	See Note 7 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2017.

(b)	See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2017.

(c)	See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2017.

FREE CASH FLOW CONVERSION

	Fiscal Year
($ in Millions)	2017	2016	2015
Net Earnings, Including Earnings Attributable to Redeemable and Noncontrolling Interests	$1,701.1	$1,736.8	$1,259.4
Mark-to-market, Net of Tax(a)	(8.8)	(39.6)	56.5
Divestitures Loss (Gain), Net of Tax(b)	9.2	(66.0)	—
Tax Related Item(c)	—	—	78.6
Acquisition Integration Costs, Net of Tax(b)	—	—	10.4
Venezuela Currency Devaluation, Net of Tax(a)	—	—	8.0
Restructuring Costs, Net of Tax(d)	153.9	160.8	217.7
Project-related Costs, Net of Tax(d)	28.2	36.8	8.3
Intangible Asset Impairment, Net of Tax(e)	—	—	176.9
Adjusted Earnings, Including Earnings Attributable to Redeemable and Noncontrolling Interests	$1,883.6	$1,828.8	$1,815.8
Net Cash Provided by Operating Activities, as Reported	$2,313.3	$2,629.8	$2,542.8
Purchases of Land, Buildings, and Equipment	(684.4)	(729.3)	(712.4)
Free Cash Flow	1,628.9	1,900.5	1,830.4
Adjusted Earnings, Including Earnings Attributable to Redeemable and Noncontrolling Interests, Rolling 3-Years	$5,528.2
Free Cash Flow, Rolling 3-Years	5,359.8
Free Cash Flow Conversion, Rolling 3-Years	97%

(a)	See Note 7 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2017.

(b)	See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2017.

(c)	The fiscal 2015 tax item is related to the one-time repatriation of foreign earnings in fiscal 2015.

(d)	See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2017.

(e)	See Note 6 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2017.

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APPENDIX B	2017 STOCK COMPENSATION PLAN

GENERAL MILLS, INC.
2017 STOCK COMPENSATION PLAN

1.	PURPOSE OF THE PLAN

The purpose of the General Mills, Inc. 2017 Stock Compensation Plan (as may be amended from time to time, the “Plan”) is to attract and retain qualified individuals by rewarding employees and non-employee directors of General Mills, Inc., its subsidiaries and affiliates (defined as entities in which General Mills, Inc. has a significant equity or other interest, collectively, the “Company”) and to align the interests of employees and non-employee directors with those of the shareholders of the Company by providing that a portion of compensation will be linked directly to increases in shareholder value. The Company shall include any successors to General Mills, Inc. or any future parent corporations or similar entities.

2.	EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall become effective as of September 26, 2017, subject to the approval of the shareholders of the Company at the Annual Meeting of Shareholders on that date (the “Effective Date”). Awards may be made under the Plan until September 30, 2027 or such earlier date as determined by the Board of Directors of General Mills, Inc. (the “Board”) or the Compensation Committee of the Board (the “Committee”). As of the Effective Date, no further Awards shall be granted under the General Mills, Inc. 2011 Stock Compensation Plan or the 2016 Compensation Plan for Non-Employee Directors.

3.	ELIGIBLE PERSONS

Employees of the Company shall be eligible to become “Employee Participants” under the Plan, and non-employee directors of the Board shall be eligible to become “Non-Employee Director Participants” under the Plan. The term “Participant(s)” shall mean both Employee Participants and Non-Employee Director Participants. The Committee shall exercise the discretionary authority to determine from time to time the employees of the Company who are eligible to participate in this Plan. Individuals who are not classified by the Company as employees on its corporate books, records and systems are not eligible to become Employee Participants even if any such individual is later reclassified (by the Company, any court, any government agency or otherwise) as an employee of the Company as of any date in particular.

4.	AWARD TYPES

Employee Participants shall be eligible to receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units and Performance Units. Non-Employee Director Participants shall be eligible to receive grants of Restricted Stock and Restricted Stock Units, and, for Non-Employee Director Participants who elect to receive Common Stock in lieu of cash for their cash retainer, Unrestricted Stock.

(a)	Stock Options. The Committee may award Employee Participants stock options (“Stock Options”) to purchase a fixed number of shares of common stock ($.10 par value) of the Company (“Common Stock”). The grant of a Stock Option entitles the Employee Participant to purchase shares of Common Stock at an “Exercise Price” established by the Committee which, unless the Stock Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Award to be exempt from Code Section 409A), shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and may exceed the Fair Market Value on the grant date, at the Committee’s discretion. “Fair Market Value” shall equal the closing price on the New York Stock Exchange of the Company’s Common Stock on the applicable date.

(b)	Stock Appreciation Rights. The Committee may award Employee Participants stock appreciation rights (“Stock Appreciation Rights”). A Stock Appreciation Right is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Common Stock, or a combination thereof in the

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complete discretion of the Committee, equal to or less than the difference between the Fair Market Value of one share of Common Stock as of the date of exercise and the Fair Market Value of one share of Common Stock on the date of grant, unless the Stock Appreciation Right was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition, or other transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Award to be exempt from Section 409A (as defined below)).

(c)	Restricted Stock and Restricted Stock Units. The Committee may grant Employee Participants and Non-Employee Director Participants, subject to certain restrictions, shares of Common Stock (“Restricted Stock”) or the right to receive shares of Common Stock or cash (“Restricted Stock Units”).

(d)	Performance Share Units and Performance Units. The Committee may grant to Employee Participants a right to receive either the value of a number of shares of Common Stock (“Performance Share Units”) or a monetary amount, which could be settled in such shares or in cash or a combination thereof (“Performance Units”), determined based on the extent to which applicable performance goals are achieved.

(e)	Common Stock. Only available to Non-Employee Director Participants who affirmatively elect to receive all or a specified percentage of any cash retainer or fees received in shares of Common Stock (“Unrestricted Stock”), which, if elected, will be issued within 10 Business Days after the end of each of the Company’s fiscal quarters. The aggregate grant date Fair Market Value of any Unrestricted Stock issued pursuant to this Section 4(e) is intended to be equivalent to the value of the foregone cash fees. A “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, and Performance Units are sometimes referred to herein as “Awards”. To the extent any Award is subject to section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the terms and administration of such Award shall comply therewith and IRS guidance thereunder. If any provision of the Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict. Further, for purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Plan shall be treated as a separate payment of compensation for purposes of applying the Section 409A deferral election rules and the exclusion from Section 409A for certain short-term deferral amounts.

5.	COMMON STOCK SUBJECT TO THE PLAN

(a)	Maximum Shares Available for Delivery. Subject to Section 5(d), the maximum number of shares of Common Stock available for Awards to Employee Participants and Non-Employee Director Participants under the Plan shall be 35,000,000, provided that this number will be increased by any shares of Common Stock that become available as a result of performance goals not being achieved for any Performance Share Units or Performance Units issued under the General Mills, Inc. 2011 Stock Compensation Plan. Stock Options and Stock Appreciation Rights awarded shall reduce the number of shares available for Awards by one share for every one share granted. Awards of Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, and Unrestricted Stock settled in shares of Common Stock shall reduce the number of shares available for Awards by one share for every one share delivered, up to 33 percent of the total number of shares available; beyond that, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, and Unrestricted Stock settled in shares of Common Stock shall reduce the number of shares available for Awards by 6 shares for every one share delivered. Any Awards settled only in cash shall not reduce the number of shares available for Awards.

In addition, any Common Stock covered by a Stock Option or Stock Appreciation Right granted under the Plan which is forfeited, or which expires or otherwise terminates without being exercised, shall be deemed not to be granted for purposes of determining the maximum number of shares of Common Stock available for Awards under the Plan. In the event a Stock Option or Stock Appreciation Right is settled for cash, the number of shares deducted against the maximum number of shares provided in Section 5(a) shall be restored and again be available for Awards. However, if (i) any Stock Option or Stock Appreciation Right is exercised through the delivery of Common Stock in satisfaction of the Exercise Price,

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(ii) withholding tax requirements arising upon exercise of any Stock Option or Stock Appreciation Right are satisfied through the withholding of Common Stock otherwise deliverable in connection with such exercise, or (iii) any shares of Common Stock are repurchased with proceeds received from the exercise of a Stock Option issued under this Plan or any prior plans, the full number of shares of Common Stock underlying any such Stock Option or Stock Appreciation Right, or portion thereof being so issued shall count against the maximum number of shares available for grants under the Plan and not be available for reissuance under the Plan. Additionally, if withholding tax requirements are satisfied through the withholding of Common Stock otherwise deliverable in connection with the vesting of any Restricted Stock, Restricted Stock Unit, Performance Share Unit, or Performance Unit any shares so withheld shall count against the maximum number of shares available for grants under the Plan and not be available for reissuance under the Plan.

Upon forfeiture, termination, or expiration of any Awards prior to the vesting or earning/settlement date, the shares of Common Stock subject thereto shall again be available for Awards under the Plan and added back to the maximum number of shares of Common Stock available for Awards under the Plan in the same multiple as they were awarded pursuant to the first paragraph of this Section 5(a).

(b)	Individual Limits for Employee Participants. The number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights or shares of Common Stock available for Restricted Stock, Restricted Stock Units, Performance Share Units and stock-denominated Performance Units granted under the Plan to any single Employee Participant shall not exceed, in the aggregate, 2,000,000 shares and/or units per fiscal year. The maximum dollar value of cash-denominated Performance Units payable to any single Employee Participant shall be $20,000,000 per fiscal year. These per-Employee Participant limits shall be construed and applied consistently with Code section 162(m) (“Section 162(m)”) and the regulations thereunder.

(c)	Individual Limits for Non-Employee Director Participants. The aggregate fair market value of all compensation granted for Board service rendered during any Board Year to any Non-Employee Director Participant under the Plan and any other compensatory plan or arrangement of the Company shall not exceed $800,000 during any Board Year; provided, however, that compensation paid to any Non-Employee Director Participant designated as chair of the Board shall not be subject to the foregoing limitation, but instead is subject to the limits set forth in Section 5(b). For purposes of calculating the value of non-cash compensation paid to a Non-Employee Director Participant, all stock-based awards shall be valued at the grant date fair value as determined by the Company for financial statement purposes and all other non-cash compensation shall be valued at fair market value as reasonably determined by the Committee. A “Board Year” shall mean the time period beginning the day of each annual shareholders’ meeting and ending the day before the succeeding annual shareholders’ meeting.

(d)	Adjustments for Corporate Transactions. If a corporate transaction has occurred affecting the Common Stock such that an adjustment to outstanding Awards is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant, then in such manner as the Committee deems equitable, an appropriate adjustment shall be made to (i) the number and kind of shares which may be awarded under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the number of shares credited to an account; (iv) the individual limits imposed under the Plan; (v) the performance conditions applicable to outstanding Awards; and, if applicable; (vi) the Exercise Price of outstanding Options and Stock Appreciation Rights provided that the number of shares of Common Stock subject to any Stock Option or Stock Appreciation Right denominated in Common Stock shall always be a whole number. Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan. For purposes of this paragraph a corporate transaction includes, but is not limited to, any dividend (other than a cash dividend that is not an extraordinary cash dividend) or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock

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or other securities of the Company, or other similar corporate transaction. Notwithstanding anything in this paragraph to the contrary, an adjustment to a Stock Option or Stock Appreciation Right under this paragraph shall be made in a manner that will not result in the grant of a new Stock Option or Stock Appreciation Right under Section 409A or cause the Stock Option or Stock Appreciation Right to fail to be exempt from Section 409A.

(e)	Limits on Distribution. Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:

(i) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

(ii) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(f)	Other Restrictions. The Committee may also determine whether any shares issued upon exercise of a Stock Option or Stock Appreciation Right, or attainment of any performance goal, shall be restricted in any manner.

6.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS TERMS AND TYPE

(a)	General. Stock Options granted under the Plan shall be non-qualified Stock Options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”). The term of any Stock Option and Stock Appreciation Right granted under the Plan shall be determined by the Committee, provided that said term shall not exceed 10 years and one month.

(b)	No Reload Rights. Neither Stock Options nor Stock Appreciation Rights granted under this Plan shall contain any provision entitling the optionee or right-holder to the automatic grant of additional options or rights in connection with any exercise of the original option or right.

(c)	No Repricing. Subject to Section 5(d) and absent shareholder approval, the Exercise Price of an outstanding Stock Option may not be decreased after the grant date; the value of Common Stock used to determine the amount paid upon the exercise of a Stock Appreciation Right (i.e., the equivalent of an option’s exercise price) may not be decreased after the date of grant; no outstanding Stock Options or Stock Appreciation Rights may be surrendered to the Company as consideration or otherwise for the grant of a new Award with a lower exercise price; the Company cannot purchase, replace, or exchange for another Award any Stock Option or Stock Appreciation Right that has an Exercise Price or Common Stock value (i.e. the equivalent of an option’s exercise price) greater than the current market price of the underlying Common Stock with cash or any other consideration; and no other modifications to any outstanding Stock Options or Stock Appreciation Rights may be made that would be treated as a “repricing” under the then applicable rules or listing requirements adopted by the New York Stock Exchange.

(d)	Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid or accrued on any Stock Options or Stock Appreciation Rights granted under this Plan.

7.	GRANT, EXERCISE AND VESTING OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a)	Grant. Subject to the limits otherwise imposed by the terms of this Plan, the Committee has discretionary authority to determine the size of a Stock Option or Stock Appreciation Right Award, which may be tied to meeting performance-based requirements.

(b)	Exercise. Except as provided in Section 11 (Change of Control), each Stock Option or Stock Appreciation Right may be exercised only in accordance with the terms and conditions of the Stock Option or Stock Appreciation Right grant agreement and during the periods as may be established by the Committee.

(c)	Vesting. Stock Options and Stock Appreciation Rights shall not be exercisable unless vested. Subject to Section 11 Stock Options and Stock Appreciation Rights shall be fully vested only after at least three years of the Employee Participant’s continued service with the Company following the date of the grant. No portion of any Stock Option or Stock Appreciation Right shall have a vesting period that is less than one year from the date of the grant. Notwithstanding

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any other provision of this Plan to the contrary, the Committee may in its discretion award up to five percent of the shares authorized under this Plan with vesting or restricted periods less than three years for Employee Participants and less than one year for Non-Employee Director Participants, subject to the limits of Sections 5(b) and 5(c). For the avoidance of doubt, the prior sentence shall not be construed to limit the Committee’s discretion to provide for accelerated exercisability or vesting of an Award, including, but not limited to, in cases of death, disability, retirement or a Change of Control.

(d)	Payment of Exercise Price. The Exercise Price for Stock Options shall be paid to the Company at the time of such exercise, subject to any applicable rule adopted by the Committee:

	(i)	in cash (including check, draft, money order or wire transfer made payable to the order of the Company);

	(ii)	through the tender of shares of Common Stock owned by the Employee Participant (by either actual delivery or attestation) or the withholding of shares of Common Stock by the Company;

	(iii)	by a combination of (i) and (ii) above; or

	(iv)	by authorizing a third party broker to sell a sufficient number of shares of Common Stock acquired upon exercise of the Stock Option and remit to the Company such sales proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise.

For determining the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock and Restricted Stock Units may be awarded on either a discretionary or performance-based method to Employee Participants, and on an annual basis to Non-Employee Director Participants. Each Participant who is awarded Restricted Stock Units that are settled in shares of Common Stock shall be eligible to receive, at the expiration of the applicable restricted period (or such later time as provided herein), one share of Common Stock for each Restricted Stock Unit awarded, and the Company shall issue to each such Participant that number of shares of Common Stock. Each Participant who is awarded Restricted Stock Units that are settled in cash shall receive an amount equal to the Fair Market Value of a share of Common Stock on the date the applicable restricted period ends, multiplied by the number of Restricted Stock Units awarded. No portion of any Restricted Stock or Restricted Stock Unit shall have a vesting period that is less than one year from the date of grant.

(a)	Discretionary Awards for Employee Participants. With respect to discretionary Awards of Restricted Stock and Restricted Stock Units, the Committee shall:

	(i)	Select Employee Participants to whom Awards will be made;

	(ii)	Subject to the otherwise applicable Plan limits, determine the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded to an Employee Participant;

	(iii)	Determine the length of the restricted period, which, for full vesting shall be no less than three years, provided no portion of any Restricted Stock or Restricted Stock Units shall have a restricted period that is less than one year from the date of the grant;

	(iv)	Determine the purchase price, if any, to be paid by the Employee Participant for Restricted Stock or Restricted Stock Units;

	(v)	Determine whether Restricted Stock Unit Awards will be settled in shares of Common Stock, cash or a combination thereof; and

	(vi)	Determine any restrictions other than those set forth in this Section.

(b)	Performance-Based for Employee Participants. With respect to Awards of performance-based Restricted Stock and Restricted Stock Units, the intent is to grant such Awards so as to satisfy the requirements for “qualified performance-based compensation” under Section 162(m). Performance-based Awards are subject to the following:

	(i)	The Committee has exclusive authority to determine which Employee Participants may be awarded performance-based Restricted Stock and Restricted Stock Units and whether any Restricted Stock Unit Awards will be settled in shares of Common Stock, cash, or a combination thereof.

	(ii)	In order for any Employee Participant to be awarded Restricted Stock or Restricted Stock Units for a Performance Period (defined below), the net earnings from continuing operations excluding items identified and disclosed by the Company as non-recurring or special costs and after taxes (“Net Earnings”) of the Company for such Performance Period must be greater than zero.

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	(iii)	At the end of the Performance Period, if the Committee determines that the requirement of Section 8(b)(ii) has been met, each Employee Participant eligible for a performance-based Restricted Stock or Restricted Stock Unit Award shall be deemed to have earned an amount equal in value to the Maximum Amount (as defined below), or such lesser amount as the Committee shall determine in its discretion to be appropriate. The Committee may base this determination on performance-based criteria and in no case shall this have the effect of increasing an Award payable to any other Employee Participant. For purposes of computing the value of any such Awards, each Restricted Stock or Restricted Stock Unit shall be deemed to have a value equivalent to the Fair Market Value of one share of Common Stock on the date the Award is granted.

	(iv)	The total value and/or number of shares or units of the performance-based Restricted Stock or Restricted Stock Unit Award granted to any Employee Participant for any one Performance Period shall not exceed the lesser of 0.5 percent of the Company’s Net Earnings for that Performance Period, or the individual grant limits set forth in Section 5(b) hereof (the “Maximum Amount”).

	(v)	The Committee shall determine the length of the restricted period which, other than as expressly allowed under the Plan, shall be no less than three years.

	(vi)	“Performance Period” means a fiscal year of the Company, or such other period as the Committee may from time to time establish, which in no case shall be less than one year.

(c)	Annual Awards for Non-Employee Director Participants. On the effective date of the Plan (or, if a Non-Employee Director Participant is first elected after the effective date of the Plan, then on the date the Non-Employee Director Participant first attends a Board meeting) and at the close of business on each successive annual shareholders’ meeting, each Non-Employee Director Participant who is re-elected to the Board shall be awarded Restricted Stock or Restricted Stock Units in an amount determined from time to time by the Board or its delegate. The restricted period for any such awards granted under this Section 8(c) shall be no less than one year.

(d)	Dividends, Dividend Equivalents and Voting. Subject to the restrictions set forth in this Section, each Participant who receives Restricted Stock shall have certain rights as a shareholder with respect to such shares, as set forth in the applicable Award Agreement. Participants who receive Restricted Stock Units shall have no rights as shareholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participants (if applicable). At the discretion of the Committee, Restricted Stock and Restricted Stock Units may be credited with amounts equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock. Notwithstanding the previous sentence, any dividends, dividend equivalents or other distributions so credited shall be distributed (in either cash or shares of Common Stock, with or without interest or other earnings, as provided in the Award Agreement at the discretion of the Committee) to the Participant only if, when, and to the extent the conditions imposed on the attendant Restricted Stock and Restricted Stock Units are satisfied, and in an amount equal to the sum of all quarterly dividends and other distributions paid by the Company during the applicable restricted period on the equivalent number of shares of Common Stock which become unrestricted. Such dividends, dividend equivalents or other distributions shall be payable at the same time as the attendant Restricted Stock and Restricted Stock Units to which they relate vest, as provided under the applicable terms of the Plan and Award Agreement(s). Dividends, dividend equivalents, and other distributions that are not so vested shall be forfeited.

Notwithstanding any other provision of this Plan to the contrary, the Committee may in its discretion award up to five percent of the shares authorized under this Plan with vesting or restricted periods less than three years for Employee Participants and less than one year for Non-Employee Director Participants, subject to the limits of Sections 5(b) and 5(c). For the avoidance of doubt, the prior sentence shall not be construed to limit the Committee’s discretion to provide for accelerated exercisability or vesting of an Award, including, but not limited to, in cases of death, disability, retirement or a Change of Control.

The Committee may in its discretion permit a Participant to defer receipt of any Common Stock or cash issuable upon the lapse of any restriction of Restricted Stock Units, subject to such rules and procedures as it may establish. In particular, the Committee shall establish rules relating to such deferrals intended to comply with the requirements of Code section 409A, including without limitation, the time when a deferral election can be made, the period of the deferral, and the events that would result in payment of the deferred amount.

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9.	PERFORMANCE SHARE UNITS AND PERFORMANCE UNITS

(a)	Grant. The Committee may grant performance awards to Employee Participants which may be denominated in shares of Common Stock (“Performance Share Units”) or notionally represented by a monetary value, and which may be settled in shares of Common Stock, paid in cash, or a combination thereof (“Performance Units”).

(b)	Performance Goal. In order for any Employee Participant to be granted Performance Share Units or Performance Units for a Performance Period, the net earnings from continuing operations excluding items identified and disclosed by the Company as non-recurring or special costs and after taxes (“Net Earnings”) of the Company for such Performance Period must be greater than zero.

(c)	Grant Size. At the end of the Performance Period, if the Committee determines that the requirement of Section 9(b) has been met, each Employee Participant eligible for Performance Share Units or Performance Units shall be deemed to be granted an Award equal in value to the Maximum Amount, or such lesser amount as the Committee determines in its discretion to be appropriate. The Committee may base this determination on additional performance-based criteria and in no case shall this have the effect of increasing an Award payable to any other Employee Participant. For purposes of computing the grant value of any such Awards, each Performance Share Unit or Performance Unit denominated in shares of Common Stock (whether or not share settled) shall be deemed to have a value equivalent to the Fair Market Value of one share of Common Stock on the date such Award is granted.

(d)	Additional Performance Conditions and Vesting. Awards granted under this Section 9 shall be subject to such other terms and conditions as the Committee, in its discretion, imposes in the relevant Award Agreement. These conditions may include service and/or performance requirements and goals over periods of one or more years that could result in the future forfeiture of all or part of the Awards granted under this Section 9 in the event of the Employee’s termination with the Company prior to the expiration of any service conditions, and/or said performance criteria or other conditions are not met in whole or in part within the designated period of time. This designated period of time shall be referred to as the “Additional Performance Period”. Except as provided in Sections 11(b) and (c), Awards granted under this Section 9 shall not be paid other than on the date specified in the relevant Award Agreement after the end of the Additional Performance Period. No portion of any Performance Share Units or Performance Units shall have a vesting period that is less than one year from the date of the grant. Notwithstanding any other provision of this Plan to the contrary, the Committee may in its discretion award up to five percent of the shares authorized under this Plan with vesting or restricted periods less than three years for Employee Participants and less than one year for Non-Employee Director Participants, subject to the limits of Sections 5(b) and 5(c). For the avoidance of doubt, the prior sentence shall not be construed to limit the Committee’s discretion to provide for accelerated exercisability or vesting of an Award, including, but not limited to, in cases of death, disability, retirement or a Change of Control.

(e)	Maximum Amount. The total value of Awards granted to any Employee Participant for any one Performance Period shall not exceed the Maximum Amount.

(f)	Dividend Equivalents and Voting. At the discretion of the Committee, Performance Share Units may be credited with amounts equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock. Notwithstanding the previous sentence, any dividend equivalents or other distributions so credited shall be distributed (in either cash or shares of Common Stock, with or without interest or other earnings, as provided in the Award Agreement at the discretion of the Committee) to the Participant only if, when, and to the extent the conditions imposed on the attendant Performance Share Units are satisfied, and in an amount equal to the sum of all quarterly dividends and other distributions paid by the Company during the relevant Performance Period and/or Additional Performance Period on the equivalent number of shares of Common Stock which become payable. Such dividend equivalents or other distributions shall be payable at the same time as the attendant Performance Share Units to which they relate, as provided under the applicable terms of the Plan and Award Agreement. Dividend equivalents and other distributions that are not so vested shall be forfeited. Dividend equivalents shall not be credited in respect to Performance Units. Participants who receive either Performance Share Units or Performance Units shall have no rights as shareholders and in particular shall have no voting rights.

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(g)	Off-Cycle Grants. Subject to the limits of Section 5(b), the Committee may determine in its discretion to grant Employee Participants Performance Share Units or Performance Units outside of the requirements of Sections 9(b) and 9(c). For purposes of computing the grant value of any such Awards, each Performance Share Unit or Performance Unit denominated in shares of Common Stock (whether or not share settled) shall be deemed to have a value equivalent to the Fair Market Value of one share of Common Stock on the date such Award is granted.

The Committee may in its discretion permit Employee Participants to defer receipt of any Common Stock or cash issuable under a Performance Award subject to such rules and procedures as it may establish. In particular, the Committee shall establish rules relating to such deferrals intended to comply with the requirements of Code section 409A, including without limitation, the time when a deferral election can be made, the period of the deferral, and the events that would result in payment of the deferred amount.

10.	TAXES

The Company has the right to withhold amounts from Awards to satisfy required tax obligations as it deems appropriate. Whenever the Company issues Common Stock under the Plan, unless it decides to satisfy the withholding obligations through additional withholding on salary or other wages, it may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state, local or foreign tax withholding requirements prior to the delivery of such Common Stock, or the Company may in its discretion withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

11.	CHANGE OF CONTROL

(a)	Each of the following (i) through (iv) constitutes a “Change of Control”:

	(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Exchange Act”)), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Exchange Act, as amended) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Voting Securities; or

	(ii)	Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

	(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”); excluding however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of,

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respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Securities, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

	(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b)	Notwithstanding any other provision of this Plan to the contrary, if, within two years after a Change of Control an Employee Participant experiences an involuntary separation from service initiated by the Company for reasons other than “cause” (for this purpose cause shall have the same meaning as that term has in Section 4.2(b)(ii) of Plan B of the General Mills Separation Pay and Benefits Program for Officers), or a separation from service for “good reason” actually entitling the employee to certain separation benefits under Section 4.2(a)(ii) of Plan B of the General Mills Separation Pay and Benefits Program for Officers, the following applies unless otherwise provided in the applicable Award Agreement:

	(i)	All of his or her then outstanding and unvested Stock Options and Stock Appreciation Rights shall fully vest immediately and remain exercisable for the one-year period beginning on the date of his or her separation from service or, if earlier, the end of the term of the Stock Option and Stock Appreciation Right.

	(ii)	All shares of Restricted Stock and Restricted Stock Units shall fully vest and be settled immediately (subject to a proper deferral election made with respect to the Award).

	(iii)	All Performance Awards shall fully vest immediately and shall be considered to be earned in full “at target” as if the applicable performance goals established for the Additional Performance Period have been achieved, and paid immediately (subject to a proper deferral election made with respect to the Award).

	(iv)	If Awards are replaced pursuant to subsection (d) below, the protections and rights granted under this subsection (b) shall transfer and apply to such replacement awards.

Notwithstanding the above, any Restricted Stock Units or Performance Awards subject to Section 409A (not subject to a proper deferral election) shall be settled on the Employee Participant’s separation from service (within the meaning of Section 409A) or in the case of an Employee Participant who is a “specified employee” (within the meaning of Section 409A) on the first day of the seventh month following the month of the Employee Participant’s separation from service.

(c)	Notwithstanding any other provision of this Plan to the contrary, if a Change of Control occurs and a Non-Employee Director Participant, at the request of the Company or its shareholders, resigns or is otherwise replaced, removed or dismissed from the Board, then all awards held by the Non-Employee Director Participant shall fully and immediately vest, and for Options, shall be exercisable and, for Stock Units, shall be paid immediately if the Non-Employee Director Participant experiences a “separation from service” under Section 409A, pursuant to the terms of the Plan that are otherwise applicable.

(d)	Notwithstanding any other provision of this Plan to the contrary, if, in the event of a Change of Control, and to the extent outstanding Awards are not assumed by a successor corporation (or affiliate thereto) or other successor entity or person, or replaced with an award or grant that solely in the discretionary judgment of the Committee, which shall be reasonable, preserves the existing value of outstanding Awards at the time of the Change of Control, then the following shall

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occur unless otherwise provided in the applicable Award Agreement:

	(i)	Subject to the other provisions of this subsection (c), All Stock Options and Stock Appreciation Rights shall vest and become exercisable immediately upon the Change of Control event.

	(ii)	The restrictions on all shares of Restricted Stock shall lapse and Restricted Stock Units shall vest immediately.

	(iii)	All Performance Awards shall fully vest immediately and shall be considered to be earned in full “at target” as if the applicable performance goals established for the Additional Performance Period have been achieved.

	(iv)	To the extent Code Section 409A applies, if the Change of Control constitutes a “change in control” event as described in IRS regulations or other guidance under Code section 409A(a) (2)(A)(v), Employee and Non-Employee Director Participants’ Restricted Stock Units and Performance Awards shall be settled and paid upon the Change of Control in accordance with the requirements of Code Section 409A.

	(v)	If the Change of Control does not constitute a “change in control” event as described in IRS regulations or other guidance under Code section 409A(a)(2)(A)(v), Restricted Stock Units and Performance Awards that are not otherwise subject to Section 409A, and on which a deferral election was not made, shall be settled and paid upon the Change of Control. However, Performance Awards otherwise subject to Section 409A, or such Awards for which a proper deferral election was made, shall be settled in cash equal to either the Award’s Fair Market Value at the time of the Change of Control, or its monetary value provided for above in (iii), as applicable, plus interest at a rate of Prime plus 1% from the Change of Control to the date of payment, which shall be the time the original restriction period would have closed, the Performance Award would have been originally payable, or the date elected pursuant to the proper deferral election, as applicable.

In the discretion of the Committee and notwithstanding subsection (c)(i) above or any other Plan provision, outstanding Stock Options and Stock Appreciation Rights (both exercisable and unexercisable) may be cancelled at the time of the Change of Control in exchange for cash, property, or a combination thereof that is determined by the Committee to be at least equal to the excess (if any) of the value of the consideration that would be received in such Change of Control by the holders of Common Stock, over the exercise price for such Awards. For purposes of clarification, by operation of this provision Stock Options and Stock Appreciation Rights that would not yield a gain at the time of the Change of Control under the aforementioned equation would not be eligible to be exchanged for any consideration and are subject to cancellation without consideration. Furthermore, the Committee is under no obligation to treat Awards and/or Employee Participants uniformly and has the discretionary authority to treat Awards and Employee Participants disparately.

(e)	If in the event of a Change of Control and to the extent outstanding Awards are assumed by any successor corporation, affiliate thereof, person or other entity, or are replaced with awards that, solely in the discretionary judgment of the Committee preserve the existing value of outstanding Awards at the time of the Change of Control and provide for vesting payout terms, and performance goals, as applicable, that are at least as favorable to Participants as vesting, payout terms and Performance Goals applicable to Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms, subject to Subsection 11(b) hereof.

12.	ADMINISTRATION OF THE PLAN

(a)	Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section.

(b)	Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more outside, disinterested members of the Board who, in the judgment of the Board, are qualified to administer the Plan as contemplated by Rule 16b-3 of the 1934 Exchange Act, Section 162(m) and the regulations thereunder (or any successors thereto), and any rules and regulations of a stock exchange on which Common Stock is traded.

(c)	Powers of Committee. The authority to manage and control the operations and administration of the Plan shall be vested in the Committee, subject to the following:

(i) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the eligible Company employees those persons who shall receive

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Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares or amounts covered by the Awards, to establish the terms, conditions, performance criteria, performance period, restrictions, and other provisions of such Awards, to specify that the Participant’s rights, payments, and benefits with respect to Awards shall be subject to adjustment, acceleration (notwithstanding any default minimum vesting requirements set forth in the Plan), reduction, cancellation, forfeiture, or recoupment under certain circumstances, and (subject to the restrictions imposed by Section 12) to cancel or suspend Awards. In making such determinations, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant. Such terms and conditions may be evidenced by an agreement (“Award Agreement”), which need not require execution by the Participant, in which case acceptance of the Award shall constitute agreement by the Participant with all its terms, conditions, limitations and forfeiture provisions.

	(ii)	The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

	(iii)	The Committee will have the authority and discretion to interpret the Plan, Award Agreements, and any other documents ancillary thereto, to establish, modify, and rescind any rules relating to the Plan, to determine the terms and provisions of any Award Agreements made pursuant to the Plan, to correct any technical defect(s) or omission(s) in connection with the Plan, Award Agreement, and any other documents ancillary thereto, reconcile any technical inconsistencies in connection with the Plan, Award Agreement, and any other documents ancillary thereto, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

	(iv)	Any interpretation of the Plan, Award Agreements, and any other documents ancillary thereto, by the Committee and any decision made by it under the Plan, Award Agreements, and any other documents ancillary thereto, is final and binding. There is no obligation for uniformity or consistency of treatment of Participants or Awards under the Plan.

	(v)	The Committee will have exclusive authority and discretion to decide how outstanding Awards will be treated, and is empowered to make all elections among possible options, consistent with Sections 11(c) and (d).

(d)	Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(e)	Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. Such form may establish other rules as the Committee deems appropriate. If no beneficiary has been designated by a deceased Participant, or if all the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

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13.	AMENDMENTS OF THE PLAN

The Committee may from time to time prescribe, amend and rescind rules relating to the Plan. Subject to the approval of the Board of Directors, where required, the Committee may at any time terminate, amend, or suspend the operation of the Plan, provided that no action shall be taken by the Board of Directors or the Committee without the approval of the shareholders which would:

(a)	except as provided in Section 5(d), materially increase the number of shares which may be issued under the Plan;

(b)	permit granting of Stock Options or Stock Appreciation Rights at less than Fair Market Value;

(c)	except as provided in Section 5(d), permit the repricing (as described in Section 6(c)) of outstanding Stock Options or Stock Appreciation Rights; or

(d)	amend the individual limits on awards set forth in Sections 5(b) or 5(c) which may be granted to any single Employee or Non-Employee Director Participant.

No termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any Participant pursuant to an outstanding Award, in any material respect, without the consent of the Participant. There is no obligation for uniformity of treatment of Participants or Awards under the Plan.

14.	FOREIGN JURISDICTIONS

Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan and/or to comply with provisions of the laws in countries outside the United Sates in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Persons (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish sub-plans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.

15.	TRANSFERABILITY OF AWARDS

Except as otherwise provided by rules of the Committee, no Stock Options or Stock Appreciation Right shall be transferable by a Participant otherwise than (i) by the Participant’s last will and testament or (ii) by the applicable laws of descent and distribution, and such Stock Options or Stock Appreciation Right shall be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. Except as otherwise provided in Sections 8 or 9, no shares of Restricted Stock, no Restricted Stock Units and no Performance Awards shall be sold, exchanged, transferred, pledged or otherwise disposed of during the restricted period. The Committee shall not permit, and an Award Agreement shall not provide for, any outstanding Award to be transferred or transferable to a third party for value or consideration.

16.	NON-ALIENATION OF RIGHTS AND BENEFITS

Subject to Sections 15 and 19, and the rights of the Company and the Committee established under the Plan’s terms, no right or benefit under the Plan shall be subject to alienation, sale, assignment, pledge, or encumbrance and any attempt to do so shall be void. No right or benefit under the Plan be subject to the debts, contracts, liabilities or torts of the person entitled to such rights or benefits.

17.	LIMITATION OF LIABILITY OR OBLIGATION OF THE COMPANY

Nothing in the Plan shall be construed

(a)	to give any employee of the Company any right to be granted any Award other than at the sole discretion of the Committee;

(b)	to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

(c)	to limit in any way the right of the Company or any Subsidiary to terminate, change or modify, with or without cause, the employment of any Participant at any time; or

(d)	to be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other benefit plan, contract or similar arrangement provided by the Company or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement.

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18.	NO LOANS

The Company shall not lend money to any Participant to finance a transaction under this Plan.

19.	CLAWBACK POLICY

Awards are specifically made subject to the Company’s Executive Compensation Clawback Policy, as it is amended from time to time, to the full extent said Policy is applicable.

20.	NOTICES

All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to:

Attention: Corporate Compensation

General Mills, Inc.

Number One General Mills Boulevard

Minneapolis, MN 55426

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2017 ANNUAL MEETING INFORMATION

For more information about the annual meeting and voting, as well as answers to many frequently asked questions, please see “Questions and Answers About the 2017 Annual Meeting and Voting” beginning on page 65.

DATE AND LOCATION

Radisson Blu Hotel in downtown Minneapolis at 35 South Seventh Street, Minneapolis, Minnesota 55402

8:30 a.m., Central Daylight Time Tuesday, September 26, 2017 (No pre-meeting reception)

VOTING

All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2017 Annual Meeting in person or by proxy, except that Proposal Number 2 requires the affirmative vote of a majority of votes cast (including abstentions) and Proposal Number 4 requires the affirmative vote of a plurality of votes cast.

Record holders of General Mills common stock at the close of business on July 28, 2017, may vote at the 2017 Annual Meeting.

If you are a registered shareholder, you may vote using any of the following methods:

By Internet using your computer	Go to the website www.proxyvote.com and follow the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail.

By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.

By telephone	If you reside in the United States or Canada, dial 800-690-6903 and follow the instructions for telephone voting on the proxy card that you received in the mail.

By mailing your proxy card	If you received a printed copy of the proxy materials, complete and mail your proxy card.

By casting your vote in person	Cast your ballot at the 2017 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

By Internet using your computer	If your broker allows, you may submit voting instructions by the Internet.

By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.

By telephone	If your broker allows, you may submit voting instructions by telephone.

By mailing your VIF	Complete and mail a voting instruction form to your broker or nominee.

By casting your vote in person	Cast your ballot at the 2017 Annual Meeting, but you must request a legal proxy from your broker or nominee.

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